Exhibit 10.2

SALE AND SERVICING AGREEMENT
Dated as of December 1, 2004

among

INDYMAC BANK, F.S.B.
(Seller and Servicer)

INDYMAC ABS, INC.
(Depositor)

INDYMAC RESIDENTIAL ASSET-BACKED TRUST, SERIES 2004-LH1
(Trust)

and

DEUTSCHE BANK NATIONAL TRUST COMPANY
(Indenture Trustee and Auction Paying Agent)

(continued)

ARTICLE I.
DEFINITIONS

ARTICLE II.
CONVEYANCE OF THE MORTGAGE LOANS

ARTICLE III.
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

(continued)

ARTICLE IV.
INSURER

Section 4.01	Claims upon the Note Policy	78

Section 4.02	Effect of Payments by the Insurer; Subrogation	79

Section 4.03	Replacement Note Policy	79

ARTICLE V.
PRIORITY OF DISTRIBUTIONS; STATEMENTS TO CLASS A NOTEHOLDERS; RIGHTS OF CLASS A NOTEHOLDERS

(continued)

		Page

Section 5.10	Indenture Trustee Fees and Indemnification Expenses	94

Section 5.11	Auction Proceeds Account	94

ARTICLE VI.
THE SELLER, THE SERVICER AND THE DEPOSITOR

ARTICLE VII.
SERVICING TERMINATION

Section 7.01	Events of Servicing Termination	99

Section 7.02	Indenture Trustee to Act; Appointment of Successor	101

Section 7.03	Waiver of Defaults	102

Section 7.04	Notification to Class A Noteholders	103

ARTICLE VIII.
TERMINATION

Section 8.01	Termination	104

ARTICLE IX.
[RESERVED]

ARTICLE X.
THE INDENTURE TRUSTEE

Section 10.01	[Reserved]	108

Section 10.02	[Reserved]	108

Section 10.03	Indenture Trustee Not Liable for Class A Notes or Mortgage Loans	108

Section 10.04	Indenture Trustee May Own Class A Notes	108

Section 10.05	Indenture Trustee’s Fees and Expenses	108

Section 10.06	[Reserved]	109

Section 10.07	[Reserved]	109

(continued)

		Page

Section 10.08	[Reserved]	109

Section 10.09	[Reserved]	109

Section 10.10	[Reserved]	109

Section 10.11	[Reserved]	109

Section 10.12	Determination of LIBOR	109

ARTICLE XI.
MISCELLANEOUS PROVISIONS

(continued)

Page
EXHIBITS

EXHIBIT A	Mortgage Loan Schedule

EXHIBIT B	List of Servicing Officers

EXHIBIT C	Form of Annual Officer’s Certificate

EXHIBIT D	[Reserved]

EXHIBIT E	Form of Mortgage Note

EXHIBIT F	Form of Mortgage

EXHIBIT G	Specimen of the Note Policy

EXHIBIT H	Form of Lost Certificate Affidavit

EXHIBIT I	Form of Indenture Trustee Certification

EXHIBIT J	Form of Request for Release

EXHIBIT K	Form of Initial Certification

EXHIBIT L	Form of Final Certification

EXHIBIT M	[Reserved]

EXHIBIT N	Form of Subsequent Transfer Agreement

EXHIBIT O	Form of Withdrawal Certificate

EXHIBIT P	Description of Mortgage Loans

EXHIBIT Q	Originators’ Appraisal Matrix

     This Sale and Servicing Agreement (the “Agreement”) is entered into effective as of December 1, 2004, among INDYMAC BANK, F.S.B., a federal savings bank, as seller (in such capacity, the “Seller”), and as servicer (in such capacity, the “Servicer”), INDYMAC ABS, INC., a Delaware corporation, as the depositor (the “Depositor”), INDYMAC RESIDENTIAL ASSET-BACKED TRUST, SERIES 2004-LH1, a Delaware statutory trust (the “Trust”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as Indenture Trustee on behalf of the Class A Noteholders (in such capacity, the “Indenture Trustee”)

PRELIMINARY STATEMENT

     In consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

     Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Servicing Practices: The Servicer’s normal servicing practices in servicing and administering revolving home equity line of credit mortgage loans and residential lot loans, as applicable, for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account, mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Account: Any of the Payment Account, the Collection Account, the Revolving Period Funding Account or the Reinvestment Account.

     Accountant’s Opinion: A written opinion of the Servicer’s internal accountants, delivered and acceptable to the Indenture Trustee.

     Accrual Period: With respect to each Mortgage Loan and Due Date, the period from and including the preceding Due Date to but not including such Due Date.

     Addition Notice: The notice given pursuant to Section 2.09(b)(i) with respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to such Section.

     Additional Balance: As to any HELOC and day, the aggregate amount of all Draws conveyed to the Trust pursuant to Section 2.01(a).

     Advance: As to any Residential Lot Loan or related REO Property, any advance made by the Servicer in respect of any Payment Date pursuant to Section 3.19 hereof.

     Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

     Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

     Amortization Date: The earlier of the Payment Date in December 2006 and the Payment Date following the occurrence of a Rapid Amortization Event.

     Appraised Value: The appraised value of a Mortgaged Property based upon the appraisal made by or for the originator, in compliance with the Servicer’s underwriting criteria (which criteria may permit an electronic appraisal or other abbreviated appraisal process), in each case at the time of the origination of the related Mortgage Loan or, if new appraisals are obtained, the appraised value based upon the most recent appraisal.

     Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to effect the sale of the Mortgage to the Indenture Trustee, on behalf of the Trust, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

     Auction Administration Agreement: The Auction Administration Agreement, dated December 22, 2004, among the Trust, the Auction Administrator, the Auction Paying Agent and the Indenture Trustee.

     Auction Administrator: Lehman Brothers Inc., a Delaware corporation, and its successors and assigns.

     Auction Paying Agent: The Indenture Trustee as auction paying agent pursuant to the Auction Administration Agreement.

     Auction Proceeds Account: The auction proceeds account established pursuant to Section 5.12 hereof.

     Auction Rate: As defined in the Auction Administration Agreement.

     Base O/C Amount: With respect to any Payment Date, is the product of the Base O/C Percentage and the Cut-Off Date Pool Principal Balance.

     Base O/C Percentage: 3.70%.

     Book-Entry Note: Any Class A Note registered in the name of the Depository or its nominee, ownership of a security entitlement with respect to which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of New York or California or the city in which the Corporate Trust Office or the office of the Insurer is located are required or authorized by law to be closed.

     Certificate Principal Balance: The Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance or the Class O Certificate Principal Balance, as applicable.

     Certificate Register and Certificate Registrar: The register which provides for the registration of the Certificates and the registration of transfers of Certificates, which shall be maintained by the Indenture Trustee, as Certificate Registrar.

     Certificateholders: The holders of the Class B Certificates, the Class O Certificates or the Transferor Certificate.

     Certificates: The Class B Certificates, the Class O Certificates and the Transferor Certificates.

     Charge-Off Amount: With respect to any Charged-Off HELOC and Payment Date, the amount by which the related Principal Balance was written down during the related Due Period on the Servicer’s servicing system in accordance with Accepted Servicing Practices. In the case of any second lien HELOC that is 180 or more days Delinquent, the Charge-Off Amount shall be 100% of the outstanding Principal Balance of such HELOC.

     Charged-Off HELOC: As to any Payment Date, (i) any HELOC in respect of which the Servicer has written down all or a portion of the Principal Balance on the Servicer’s servicing system, in accordance with Accepted Servicing Practices and (ii) any second lien HELOC that is more than 180 days Delinquent (without duplication).

     Class: Collectively, Certificates or Notes which have the same priority of payment and bear the same Class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     Class A Interest Carryover Shortfall: With respect to any Payment Date and the Class A Notes, the amount by which the Class A Monthly Interest Distributable Amount for the preceding Payment Date exceeded the amount of interest that was actually paid to the Class A Noteholders on such preceding Payment Date.

     Class A Interest Payment Amount: With respect to any Payment Date and the Class A Notes, the sum of (a) the Class A Monthly Interest Distributable Amount for such Class A Notes for such Payment Date, and (b) any Class A Outstanding Interest Carryover Shortfall for such Class A Notes for such Payment Date.

     Class A Monthly Interest Distributable Amount: As to any Payment Date and the Class A Notes, interest at the Class A Note Rate that accrued, on the basis of the actual number of days in the Interest Period and a 360 day year, during the related Interest Period on the Class A Note Principal Balance thereof immediately prior to such Payment Date, reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to the Class A Notes as set forth in Section 1.04 hereof.

     Class A Note: Any Class A Note executed and authenticated by the Indenture Trustee substantially in the form set forth in the Indenture.

     Class A Note Owner: The Person who is the beneficial owner of a Book-Entry Note.

     Class A Note Principal Balance: With respect to any date of determination, (a) the Original Class A Note Principal Balance less (b) the aggregate of amounts previously paid as principal to the Class A Noteholders.

     Class A Note Rate: For any Interest Period and the Class A Notes, (a) prior to and including the Re-Set Date or following a Rapid Amortization Event that occurs prior to the Re-Set Date, the lesser of (i) LIBOR plus 0.17% and (ii) the Maximum Rate; and (b) following the Re-Set Date, the least of (i) the Auction Rate, (ii) the Fail Rate and (iii) the Maximum Rate.

     Class A Noteholder: The owner of the Class A Notes, as shown on the Note Register.

     Class A Outstanding Interest Carryover Shortfall: With respect to any Payment Date and the Class A Notes, the amount of related Class A Interest Carryover Shortfall for such Payment Date, plus one month’s interest thereon at the Class A Note Rate for the related Interest Period based on the actual number of days in such Interest Period, to the extent permitted by law.

     Class A Principal Distribution Amount: With respect to any Payment Date and the Class A Notes, (a) during the Revolving Period, zero, (b) on the Re-Set Date, or if a Rapid Amortization Event occurs before the Re-Set Date, on the Payment Date immediately following the occurrence of such Rapid Amortization Event, the amount on deposit in the Revolving Period Funding Account and (c) during the Rapid Amortization Period, an amount (which shall not be zero) equal to Principal Collections received during the related Due Period minus the Excess O/C Amount for such Payment Date.

     Class B Certificate: Any Class B-1 Certificate or Class B-2 Certificate.

     Class B-1 Certificate: Any Class B-1 Certificate executed by the Owner Trustee on behalf of the Trust and authenticated by the Certificate Registrar substantially in the form set forth in the Trust Agreement.

     Class B-1 Certificate Principal Balance: With respect to any date of determination, (a) the Original Class B-1 Certificate Principal Balance minus (b) the aggregate of amounts previously distributed as principal to the Class B-1 Certificateholders minus (c) any Realized Loss allocated to the Class B-1 Certificates on prior Payment Dates pursuant to Section 3.21 minus (d) any Investor Charge-Off Amounts allocated to the Class B-1 Certificates on prior Payment Dates pursuant to Section 5.01(f).

     Class B-1 Certificate Rate: For any Interest Period and the Class B-1 Certificates, the lesser of (i) LIBOR + 3.80% and (ii) the Weighted Average Loan Rate Cap.

     Class B-1 Certificateholder or Holder: The owner of any Class B-1 Certificate, as shown on the Certificate Register.

     Class B-1 Deferred Interest Amount: With respect to any Payment Date and the Class B-1 Certificates, the sum of (a) the aggregate amount of interest accrued at the Class B-1 Certificate Rate during the related Interest Period on the Class B-1 Principal Deficiency Amount, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remains unpaid and (c) interest accrued during the Interest Period related to such Payment Date on the amount in clause (b) at the Class B-1 Certificate Rate.

     Class B-1 Interest Carryover Shortfall: With respect to any Payment Date and the Class-1 B Certificates, the amount by which the Class B-1 Monthly Interest Distributable Amount for the preceding Payment Date exceeded the amount of interest that was actually distributed to such Certificates on such preceding Payment Date.

     Class B-1 Interest Distribution Amount: With respect to any Payment Date and the Class B-1 Certificates, the sum of (a) the Class B-1 Monthly Interest Distributable Amount for such

Payment Date, and (b) any related Class B-1 Outstanding Interest Carryover Shortfall for such Class B-1 Certificates for such Payment Date.

     Class B-1 Monthly Interest Distributable Amount: As to any Payment Date and the Class B-1 Certificates, interest at the Class B-1 Certificate Rate that accrued, on the basis of the actual number of days in the Interest Period and a 360-day year, during the related Interest Period on the Class B-1 Certificate Principal Balance thereof immediately prior to such Payment Date, reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to the Class B-1 Certificates.

     Class B-1 Outstanding Interest Carryover Shortfall: With respect to any Payment Date and the Class B-1 Certificates, the amount of related Class B-1 Interest Carryover Shortfall for such Payment Date and such Class of Certificates, plus one month’s interest thereon at the Class B-1 Certificate Rate for the related Interest Period based on the actual number of days in such Interest Period, to the extent permitted by law.

     Class B-1 Principal Carryover Shortfall: With respect to any Payment Date and the Class B-1 Certificates, the excess, if any, of (i) the sum of (x) the amount of the reduction in the Class B Certificate Principal Balance on such Payment Date pursuant to Section 5.01(f) and (y) the amount of such reductions contemplated by clause (x) above on prior Payment Dates over (ii) the aggregate amount distributed pursuant to Section 5.01(a)(I)(xv) in respect of such reductions of principal on prior Payment Dates.

     Class B-1 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the Class O Principal Deficiency Amount, in each case for that Payment Date and (b) the sum of the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance immediately prior to that Payment Date.

     Class B-1 Principal Distribution Amount: With respect to any Payment Date prior to the Step-Down Date, zero, and with respect to any Payment Date on or after the Step-Down Date, the lesser of (A) the sum of (i) the Class B-1 Certificate Principal Balance outstanding as of the prior Payment Date, (ii) the Class B-1 Principal Carryover Shortfall, and (iii) the Class B-1 Outstanding Interest Carryover Shortfall, and (B) an amount by which, after distribution of such amount is effected on such Payment Date, the Class B-1 Certificate Principal Balance shall equal no more than 2.20% of the Invested Amount; provided that, the payment of the Class B-1 Principal Distribution Amount shall be made solely from the Excess O/C Amount, if any, in the order of priority pursuant to Section 5.01(a).II.

     Class B-2 Certificate: Any Class B-2 Certificate executed by the Owner Trustee on behalf of the Trust and authenticated by the Certificate Registrar substantially in the form set forth in the Trust Agreement.

     Class B-2 Certificate Principal Balance: With respect to any date of determination, (a) the Original Class B-2 Certificate Principal Balance minus (b) the aggregate of amounts previously distributed as principal to the Class B-2 Certificateholders minus (c) any Realized Losses allocated to the Class B-2 Certificates on prior Payment Dates pursuant to Section 3.21 minus (d) any Investor Charge-Off Amounts allocated to the Class B-2 Certificates on prior Payment Dates pursuant to Section 5.01(f).

     Class B-2 Certificate Rate: For any Interest Period and the Class B-2 Certificates, the lesser of (i) LIBOR + 7.50% and (ii) the Weighted Average Loan Rate Cap.

     Class B-2 Certificateholder or Holder: The owner of any Class B-2 Certificate, as shown on the Certificate Register.

     Class B-2 Deferred Interest Amount: With respect to any Payment Date and the Class B-2 Certificates, the sum of (a) the aggregate amount of interest accrued at the Class B-2 Certificate Rate during the related Interest Period on the Class B-2 Principal Deficiency Amount, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remains unpaid and (c) interest accrued during the Interest Period related to such Payment Date on the amount in clause (b) at the Class B-2 Certificate Rate.

     Class B-2 Interest Carryover Shortfall: With respect to any Payment Date and the Class B-2 Certificates, the amount by which the Class B-2 Monthly Interest Distributable Amount for the preceding Payment Date exceeded the amount of interest that was actually distributed to such Certificates on such preceding Payment Date.

     Class B-2 Interest Distribution Amount: With respect to any Payment Date and the Class B-2 Certificates, the sum of (a) the Class B-2 Monthly Interest Distributable Amount for such Payment Date, and (b) any related Class B-2 Outstanding Interest Carryover Shortfall for such Class B-2 Certificates for such Payment Date.

     Class B-2 Monthly Interest Distributable Amount: As to any Payment Date and the Class B-2 Certificates, interest at the Class B-2 Certificate Rate that accrued, on the basis of the actual number of days in the Interest Period and a 360-day year, during the related Interest Period on the Class B-2 Certificate Principal Balance thereof immediately prior to such Payment Date, reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to the Class B-2 Certificates as set forth in Section 1.04 hereof.

     Class B-2 Outstanding Interest Carryover Shortfall: With respect to any Payment Date and the Class B-2 Certificates, the amount of related Class B-2 Interest Carryover Shortfall for such Payment Date and such Class of Certificates, plus one month’s interest thereon at the Class B-2 Certificate Rate for the related Interest Period based on the actual number of days in such Interest Period, to the extent permitted by law.

     Class B-2 Principal Carryover Shortfall: With respect to any Payment Date and the Class B-2 Certificates, the excess, if any, of (i) the sum of (x) the amount of the reduction in the Class B-2 Certificate Principal Balance on such Payment Date pursuant to Section 5.01(f) and (y) the amount of such reductions contemplated by clause (x) above on prior Payment Dates over (ii) the aggregate amount distributed pursuant to Section 5.01(a)(I)(xiv) in respect of such reductions of principal on prior Payment Dates.

     Class B-2 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the Class O Principal Deficiency Amount, in each case for that Payment Date and (b) the Class B-2 Certificate Principal Balance immediately prior to that Payment Date.

     Class B-2 Principal Distribution Amount: With respect to any Payment Date prior to the Step-Down Date, zero, and with respect to any Payment Date on or after the Step-Down Date, the lesser of (A) the sum of (i) the Class B-2 Certificate Principal Balance outstanding as of the prior Payment Date, (ii) the Class B-2 Principal Carryover Shortfall, and (iii) the Class B-2 Outstanding Interest Carryover Shortfall, and (B) an amount by which, after distribution of such amount is effected on such Payment Date, the Class B-2 Certificate Principal Balance shall equal no more than 5.20% of the Invested Amount; provided that the payment of the Class B-2 Principal Distribution Amount shall be made solely from the Excess O/C Amount, if any, in the order of priority pursuant to Section 5.01(a).II.

     Class O Certificate: Any Class O Certificate executed by the Owner Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit D.

     Class O Certificate Principal Balance: With respect to any Payment Date, the amount by which the Invested Amount for such Payment Date exceeds the sum of Class A Note Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance in each case after giving effect to distributions of principal on such Payment Date.

     Class O Certificateholder or Holder: The owner of the Class O Certificates, as shown on the Certificate Register.

     Class O Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the Total Principal Deficiency Amount for that Payment Date and (b) the Class O Certificate Principal Balance immediately prior to such Payment Date.

     Class O Principal Distribution Amount: With respect to any Payment Date prior to the Step-Down Date, zero, and with respect to any Payment Date on or after the Step-Down Date, the Excess O/C Amount remaining after distributions to the Class B-1 Certificates and the Class B-2 Certificates are made on such Payment Date.

     Close of Business: With respect to any Business Day, 5:00 p.m. (New York time).

     Closing Date: December 22, 2004.

     Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     Collection Account: The custodial account or accounts created and maintained for the benefit of the Class A Noteholders, the Certificateholders, the Transferor Interest and the Insurer pursuant to Section 3.02(b).

     Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the Credit Limit of such Mortgage Loan at the time such Mortgage Loan was originated or at the time such Mortgage Loan is modified pursuant to Section 3.01(h) and the outstanding principal balance of any Senior Liens as of the date of origination of the Mortgage Loan, divided by the Appraised Value.

     Commission: The Securities and Exchange Commission.

     Compensating Interest: As defined in Section 3.20 hereof.

     Conveyed Assets: As defined in Section 2.01(a).

     Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at 1761 East Saint Andrew Place, Santa Ana, California 92705-4934, Attention: IN04L2.

     Credit Limit: As to any Mortgage Loan, the maximum principal balance permitted under the terms of the related Mortgage Note.

     Cumulative Charge-Off Step Down Test: A test that is satisfied if, with respect to any Payment Date, cumulative Net Charge-Off Amounts through the end of the related Due Period as a percentage of the Cut-Off Date Pool Principal Balance is equal to or less than the applicable percentage specified below:

Months Following the	Cumulative Net Charge-Off Amounts as a % of the
Cut-Off Date	Cut-Off Date Pool Principal Balance
31-47	1.75%
48-59	2.50%
60 and greater	3.00%

     Cut-Off Date: As to any HELOC, the close of business on November 30, 2004, and as to any Residential Lot Loan, December 1, 2004, and as to any Subsequent Mortgage Loan, the close of business on the last day of the month prior to the month in which such Mortgage Loan becomes a Subsequent Mortgage Loan.

     Cut-Off Date Pool Principal Balance: $519,234,505.07.

     Cut-Off Date Principal Balance: With respect to any HELOC, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan pursuant to Section 2.02 or 2.05) and with respect to any Residential Lot Loan, the related Stated Principal Balance as of the Cut-Off Date.

     Cut-Off Date Weighted Average Fully Indexed Margin: 2.648%

     Defective Mortgage Loan: Any Mortgage Loan subject to repurchase or substitution by the Seller pursuant to Section 2.02 or 2.05.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     Definitive Notes: As defined in the Indenture.

     Delinquency Step-Down Test: A test that is satisfied if, with respect to any Payment Date, the most recent Six Month Rolling Average of 60+ Day Delinquent Mortgage Loans is equal to or less than 3.50% of the average of the Pool Principal Balance over the same six month period.

     Delinquent Mortgage Loan and Delinquent: (A) With respect to HELOCs, a HELOC is Delinquent or is a Delinquent Mortgage Loan if the Monthly Payment due thereon is not received by the close of business on the Due Date in accordance with the related Mortgage Note and until such delinquency is subsequently cured and (B) with respect to Residential Lot Loans, a Residential Lot Loan is Delinquent or is a Delinquent Mortgage Loan if any Monthly Payment due on a Due Date is not made by the Close of Business on the next scheduled Due Date for such Residential Lot Loan.

     Deposit Event: Either (i) the short-term debt obligations of the Servicer not being rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s or (ii) the occurrence of an Event of Servicing Termination.

     Depositor: IndyMac ABS Inc., a Delaware corporation.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC of the State of New York.

     Depository Agreement: The agreement dated as of December 22, 2004, among the Indenture Trustee, acting on behalf of the Trust, and The Depository Trust Company, as the initial Depository, relating to the Book-Entry Notes.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Maturity: With respect to any LIBOR Determination Date, one month; provided, that LIBOR for the Interest Period with respect to the first Payment Date will be determined by straight-line interpolation, based on the actual number of days in such Interest Period, between two rates determined in accordance with the definition of LIBOR, one of which will be determined for a Designated Maturity of one month and the other of which will be determined for a Designated Maturity of two months.

     Determination Date: With respect to any Payment Date, the fifteenth day of the calendar month in which such Payment Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

     Distributable Excess Spread: As to any Payment Date, the lesser of (i) the Excess Spread for such Payment Date or (ii) the excess, if any, of the Specified O/C Amount for such Payment Date over the O/C Amount on such date after giving effect to the payment of the Class A Principal Distribution Amount and the amount to be paid pursuant to Sections 5.01(a)(I)(v) and (vi).

     Draw: With respect to any Mortgage Loan, an additional borrowing by the related Mortgagor subsequent to the Cut-Off Date in accordance with the related Mortgage Note.

     Draw Period: With respect to any Mortgage Loan, the period during which the related Mortgagor is permitted to make Draws.

     Due Date: With respect to any Mortgage Loan and any Monthly Payment, the date on which such Monthly Payment is due from the related Mortgagor.

     Due Period: For each Payment Date and with respect to HELOCs, the prior calendar month, and, for each Payment Date and with respect to Residential Lot Loans, the period commencing on the second day of the month preceding the month in which each such Payment Date occurs and ending on the first day of the month in which each such Payment Date occurs.

     Eligible Account: An account maintained at an Eligible Institution.

     Eligible Institution: Shall mean (1) any depository institution (which may be the Indenture Trustee) organized under the laws of the United States or any one of the States thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has a short-term unsecured debt rating of “P-1” by Moody’s, (b) has a short-term unsecured debt rating of “A-1” by Standard & Poor’s and (c) has its accounts fully insured by the FDIC or maintains trust accounts in a fiduciary capacity, or (2) any other institution that is acceptable to each Rating Agency; provided, however, that if such other institution does not satisfy the rating criteria set forth in clause (1), such other institution shall also be acceptable to the Insurer. If so qualified, the Indenture Trustee or the Servicer may be considered an Eligible Institution for the purposes of this definition.

     Eligible Investments: Investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

     Eligible Substitute Mortgage Loan: With respect to HELOCs, a HELOC substituted by the Seller for a HELOC that constitutes a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), that is approximately equal to the Principal Balance of such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate Cap based on the Index, determined in accordance with then current underwriting standards; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 1% higher than the Margin for the Defective Mortgage Loan; (v) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (vi) have a maturity not later than the Final Payment Date; (vii) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); and (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan.

     With respect to Residential Lot Loans, a Residential Lot Loan substituted for a Residential Lot Loan that constitutes a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one Residential Lot Loan, an aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the substituted Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Defective mortgage Loan, (iii) if the Defective Mortgage Loan is an Adjustable Rate Residential Lot Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Defective Mortgage Loan, (iv) if the Defective Mortgage Loan is an Adjustable Rate Residential Lot Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Defective Mortgage Loan, (v) if the Defective Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage Loan, (vi) if the Defective Mortgage Loan is an Adjustable Rate Residential Lot Loan, have at the next Adjustment Date not more than two months later than the next Adjustment Date on the Defective Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (viii) be Delinquent not more than 30 days as of the date of substitution, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, (x) have the same Due Date as that of the Defective Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Defective Mortgage Loan. In the event that one or more Residential Lot Loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such Residential Lot Loan have a remaining term to maturity longer than the Defective Mortgage Loan), the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such Residential Lot Loan and, except otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each substituted Residential Lot Loan or in the aggregate, as the case may be.

     More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

     ERISA: Employee Retirement Income Security Act of 1974, as amended.

     ERISA-Restricted Certificate: Any Class B Certificate, Class O Certificate or the Transferor Certificate.

     Errors and Omissions Insurance Policy: As defined in Section 3.06.

     Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, fire and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Residential Lot Loan.

     Event of Servicing Termination: As defined in Section 7.01.

     Excess O/C Amount: For each Payment Date, the amount by which the O/C Amount, assuming the full Investor Principal Payment Amount was paid on the Class A Notes for such Payment Date exceeds the Specified O/C Amount; provided, however, that following the occurrence of a Rapid Amortization Event, the Excess O/C Amount shall be zero.

     Excess Spread: With respect to any Payment Date, the excess, if any, of (a) Investor Interest Amounts for such Payment Date over (b) the aggregate of amounts required to be paid pursuant to subclauses (i) through (vii) of Section 5.01(a)I herein on such Payment Date.

     Excess Spread Annualized Three Month Rolling Average: With respect to any Payment Date, the product of (i) the Excess Spread Three Month Rolling Average for such Payment Date and (ii) 12.

     Excess Spread Step-Up Test: A test that is satisfied if, with respect to any Payment Date, the Excess Spread Annualized Three Month Rolling Average is less than 2.25%.

     Excess Spread Three Month Rolling Average: With respect to any Payment Date beginning on the Payment Date in December 2004 and Excess Spread, the average of the amounts of Excess Spread on the current and each of the two immediately preceding Payment Dates divided by the average of the Invested Amounts at the beginning of each related Due Period.

     Expense Fee Rate: A per annum rate equal to the sum of (i) the Servicing Fee Rate, (ii) the per annum rate represented by the Indenture Trustee Fee and (iii) the per annum rate represented by the Premium Amount.

     Fail Rate: As defined in the Auction Administration Agreement.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     Fidelity Bond: As defined in Section 3.06.

     Final Payment Date: The Payment Date in January 2037.

     Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Servicer pursuant to or as contemplated by Sections 2.02, 2.04, 2.05, 3.07 or 8.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

     Floating Allocation Percentage: With respect to any Payment Date, the percentage equivalent of a fraction the numerator of which is the Invested Amount at the end of the previous Due Period and the denominator of which is the Pool Principal Balance at the end of the previous Due Period or, in the case of the first Payment Date, the Cut-Off Date Pool Principal Balance; provided such percentage shall not be greater than 100%.

     Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the related aggregate Net Recoveries exceed (ii) the related Principal Balance (without giving effect to any reduction thereto in respect of any prior Charge-Off Amounts) immediately prior to receipt of the final Recoveries plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Recoveries.

     Guaranteed Principal Payment Amount: (A) with respect to any Payment Date on and after the Amortization Date other than the Final Payment Date, the amount, if any, by which the Class A Note Principal Balance (after giving effect to all payments of principal on such Class A Notes on such Payment Date pursuant to Section 5.01(a), without giving effect to payment under the Note Policy to be made on such Payment Date) exceeds the Invested Amount as of the end of the related Due Period and (b) with respect to the Final Payment Date, the outstanding Class A Note Principal Balance (after giving effect to all payments of principal on the Class A Notes on such Final Payment Date pursuant to Section 5.01(a)).

     HELOC: Each of the home equity line of credit mortgage loans that is transferred and assigned to the Trust pursuant to Sections 2.01, 2.05 and 2.09, together with the Related Documents, exclusive of (i) home equity line of credit mortgage loans that are transferred to the Seller, from time to time pursuant to Sections 2.02 and 2.05 and (ii) home equity line of credit mortgage loans that constitute Charged-Off HELOCs with respect to which the Charged-Off Amount is equal to the Principal Balance of such Charged-Off HELOC immediately prior to such charge-off, as from time to time are held as a part of the Trust, such home equity line of credit mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered on the Closing Date and thereafter on the Mortgage Loan Schedule as amended or supplemented pursuant to the terms hereof.

     HELOC Pool Principal Balance: With respect to any Payment Date, the aggregate of the Principal Balance of all HELOCs as of the opening of business on the first day of the month in which such Payment Date occurs.

     Holders: The holders of the Class A Notes, the Class B Certificates, the Class O Certificates or the Transferor Certificate.

     Indenture Trustee: Deutsche Bank National Trust Company, a national banking association, as Indenture Trustee under this Agreement, or any successor Indenture Trustee appointed in accordance with this agreement.

     Indenture Trustee Certification: As defined in Section 3.14 hereof.

     Indenture Trustee Fee: An amount as agreed upon between the Indenture Trustee and the Seller and Servicer, pursuant to a side letter dated as of August 30, 2004.

     Index: With respect to each Interest Rate Adjustment Date for a Mortgage Loan, the highest Prime Rate as published in the Wall Street Journal. If no such index is available, a comparable index selected by the Servicer.

     IndyMac Affiliated Group: The affiliated group (as defined in Section 1504 of the Code) of corporations, the common parent of which is IndyMac Bancorp, Inc., that files a consolidated federal income tax return.

     Insurance and Indemnity Agreement: The Insurance and Indemnity Agreement dated as of December 22, 2004 among the Indenture Trustee, the Insurer and the other parties thereto, including any amendments and supplements thereto in accordance with the terms thereof.

     Insurance Proceeds: Proceeds of any title policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     Insured Amount: The meaning set forth in the Note Policy.

     Insurer: Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, or any successor thereto.

     Insurer Default: The occurrence and continuance of any of (i) the failure by the Insurer to make a payment required under the Note Policy in accordance with the terms thereof, (ii) the voluntary or involuntary filing of a petition or other invocation of the process of any court or governmental authority for the purpose of commencing or sustaining a case under any federal or state bankruptcy, insolvency or similar law against the Insurer or (iii) the appointing of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Insurer.

     Interest Collections: (A) with respect to each Payment Date and HELOCs, the sum of (i) the amount collected during the related Due Period in respect of such HELOCs and allocated to interest in accordance with the related Mortgage Note including any portion thereof included in any Purchase Price or Substitution Adjustment Amount paid during the related Due Period and (ii) Net Recoveries received during the related Due Period less certain foreclosure profits and any nonrecoverable servicing advances reimbursed to the Servicer pursuant to Section 3.03 hereof and, (B) with respect to each Payment Date and Residential Lot Loans, the amount of interest collected or advanced at the applicable Loan Rate during the related Due Period, reduced by the amount of any Net Prepayment Interest Shortfalls.

     Interest Period: With respect to each Payment Date other than the first Payment Date and the Class A Notes and the Class B Certificates, the period from the Payment Date in the month preceding the month of such Payment Date through and including the day before such Payment Date, and with respect to the first Payment Date the period from the Closing Date through and including January 26, 2005.

     Interest Rate Adjustment Date: With respect to each Mortgage Loan, the date on which the related Loan Rate is adjusted in accordance with the terms of the related Mortgage Note.

     Invested Amount: With respect to any Payment Date, the Original Invested Amount, (x) minus (a) the aggregate of the Class A Principal Distribution Amounts as of the end of the previous Due Period and on the related Payment Date and (b) the aggregate of Investor Charge-Off Amounts since the Cut-Off Date, including the Investor Charge-Off Amount for such Payment Date, and (y) plus the sum of (a) Additional Balances and the Principal Balance of Subsequent Mortgage Loans purchased by the Trust with amounts previously on deposit in the Reinvestment Account pursuant to Section 5.01(a)(I)(viii)(A) acquired since the Cut-off Date and (b) if during the Revolving Period, any amounts held in the Revolving Period Funding Account.

     Investor Charge-Off Amount: For any Payment Date, the Floating Allocation Percentage of the Charge-Off Amounts incurred during the related Due Period.

     Investor Interest Amounts: For any Payment Date, the Floating Allocation Percentage of Interest Collections for the related Due Period.

     Late Collections: With respect to any Residential Lot Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Subsequent Recoveries, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but not delinquent on a contractual basis for such Due Period and not previously recovered.

     Late Payment Rate: For any Payment Date, the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Class A Notes and (b) as determined by the Insurer, the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     LIBOR: For any LIBOR Determination Date, the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00

a.m., London time on that date. If the rate does not appear on Telerate Page 3750, the rate for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of the Designated Maturity. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by the Reference Banks, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity.

     LIBOR Business Day: Any day other than (i) a Saturday or a Sunday and (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     LIBOR Determination Date: With respect to any Interest Period, the second LIBOR Business Day preceding the first day of such Interest Period.

     LIBOR Interest Carryover Amount: With respect to any Payment Date and the Class A Notes, the excess of the amount of interest that would have been due to Class A Noteholders on such Payment Date if interest for such Payment Date had been calculated pursuant to the Class A Note Rate (without giving effect to the Maximum Rate) over the amount of interest calculated at the Maximum Rate.

     LIBOR Interest Carryover Shortfall: With respect to any Payment Date and the Class A Notes, the amount of LIBOR Interest Carryover Amounts for prior Payment Dates that remain unpaid, plus accrued interest thereon at the Class A Note Rate.

     Lien: Any lien, charge, mortgage, claim, participation interest, equity, pledge or security interest of any nature, encumbrances or right of others.

     Liquidated Mortgage Loan: Any Mortgage Loan as to which the Servicer has determined that all Recoveries which it expects to recover in connection with the disposition of such Mortgage Loan or related REO Property have been recovered.

     Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Sections 2.02, 2.04, 2.05 3.07 or 8.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Sections 3.07(a) or 8.01.

     Liquidation Proceeds: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i)

the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Sections 2.02, 2.04, 2.05, 3.07 or 8.01.

     Loan Rate: With respect to any Mortgage Loan as of any day, the variable interest rate applicable under the related Mortgage Note.

     Loan Rate Cap: With respect to any Mortgage Loan, the lesser of (i) the maximum Loan Rate permitted by the related Mortgage Note over the life of the Mortgage Loan, and (ii) the applicable state usury ceiling.

     Lost Certificate Affidavit: An affidavit in the form of Exhibit H.

     Majority Holder: For so long as the Class A Notes are outstanding, the Holder or Holders of Class A Notes representing at least 51% of the aggregate Class A Note Principal Balance; thereafter, the Holder or Holders of Class B Certificates representing at least 51% of the aggregate Class B Certificate Principal Balance.

     Mandatory Auction Payment Date: The Payment Date in November 2006.

     Margin: With respect to each Mortgage Loan, the spread over the applicable Index, as specified in the related Mortgage Note on a fully indexed basis.

     Material Adverse Change: As defined in the Insurance and Indemnity Agreement.

     Maximum Rate: With respect to any Payment Date, the average of the Net Loan Rates applicable to the accrual of interest to be paid on the Due Date in the related Due Period, weighted on the basis of the Principal Balance of each Mortgage Loan on the first day of the related Due Period adjusted to a rate calculated on an actual/360 basis.

     Modified Residential Lot Loan: As defined in Section 3.07(c) hereof.

     Monthly Payment: With respect to a Mortgage Loan, the scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on such Mortgage Loan.

     Moody’s: Moody’s Investors Service, Inc., or any successor thereto.

     Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Mortgage Loan.

     Mortgage File: The mortgage documents listed in Section 2.01(b)(i) and (ii), pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loan: Either a HELOC or a Residential Lot Loan.

     Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement, dated as of December 1, 2004, between the Seller and the Depositor, relating to the sale of the Mortgage Loans from the Seller to the Depositor and the sale of the Mortgage Loans from the Depositor to the Depositor.

     Mortgage Loan Schedule: With respect to the Cut-Off Date, the schedule of Mortgage Loans constituting assets of the Trust and thereafter as amended or supplemented pursuant to the terms hereof. The Mortgage Loan Schedule is the schedule set forth herein as Exhibit A, which schedule sets forth as to each HELOC: (i) the Cut-Off Date Principal Balance, (ii) the loan number, (iii) the Credit Limit, (iv) the CLTV as of the date of the origination of the related Mortgage Loan, (v) occupancy and loan purpose, (vi) the Loan Rate as of the Cut-Off Date, (vii) the Margin, (viii) the type of property, (ix) the debt-to-income ratio, (x) the credit score, (xi) the Originator and (xii) the Loan Rate Cap. With respect to each Residential Lot Loan, the Mortgage Loan Schedule sets forth the following information: (1) the Residential Lot Loan identifying number, (2) the state and zip code of the Mortgaged Property, (3) the original months to maturity, (4) the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule, (5) the Loan-to-Value Ratio at origination, (6) the Loan Rate in effect immediately following the Cut-off Date, (7) the date on which the first Monthly Payment was due on the Residential Lot Loan; (8) the stated maturity date, (9) the amount of the Monthly Payment at origination, (10) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date, (11) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance, (12) the original principal amount of the Mortgage Loan, (13) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date, (14) purpose for the Residential Lot Loan (i.e., purchase financing, rate and term refinancing or cash-out refinancing), (15) the Loan Rate at origination, (16) a code indicating the documentation program (i.e., full documentation, reduced documentation or no ratio documentation program), (17) the Appraised Value, (18) the sale price of the Mortgaged Property, if applicable and (19) the actual unpaid Stated Principal Balance of the Mortgage Loan as of the Cut-off Date.

     Mortgage Note: With respect to a HELOC, the related credit line account agreement executed by the related Mortgager and any amendment or modification thereof and with respect to a Residential Lot Loan, the original executed note or other evidence of the indebtedness executed by the related Mortgagor.

     Mortgaged Property: With respect to each Residential Lot Loan, a fee simple estate in a parcel of improved, residential real property which does not have improvements thereon for the Mortgagor’s occupancy at the time of origination and with respect to each HELOC, the underlying real property, including improvements thereon.

     Mortgagee: With respect to any Mortgage Loan as of any date of determination, the holder of the related Mortgage Note and any related Mortgage as of such date.

     Mortgagor: With respect to any Mortgage Loan, the obligor or obligors under the related Mortgage Note.

     Net Charge-Off Amount: With respect to any HELOC, the Charge-Off Amount, less any Net Recoveries with respect to such HELOC and, with respect to any Residential Lot Loan, the amount of any Realized Loss.

     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

     Net Loan Rate: With respect to any Mortgage Loan on any day, the Loan Rate less the Expense Fee Rate.

     Net Mortgage Rate: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, the Loan Rate minus the Servicing Fee Rate.

     Net Prepayment Interest Shortfall: With respect to any Payment Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

     Net Recoveries: With respect to any Charged-Off HELOC, Recoveries net of unreimbursed Servicing Fees with respect thereto.

     Nonrecoverable Advance: With respect to any Mortgage Loan, any portion of a Servicing Advance previously made or proposed to be made by the Servicer and with respect to any Residential Lot Loan, any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer as certified in writing, will not be ultimately recoverable by the Servicer from the related Mortgagor, from Recoveries or otherwise from proceeds or collections on the related Mortgage Loan.

     Note Policy: The financial guaranty insurance policy (No. AB0851BE) with respect to the Class A Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Insurer for the benefit of the Holders of the Class A Notes, a copy of which is attached hereto as Exhibit G.

     Note Register and Note Registrar: The register which provides for the registration of the Class A Notes and the registration of transfers of the Class A Notes, which shall be maintained by the Indenture Trustee, as Note Registrar.

     O/C Amount: As to any Payment Date, the excess, if any, of (a) the Invested Amount as of the close of business on the last day of the related Due Period over (b) the Class A Note Principal Balance (after giving effect to the payment of (x) the Class A Principal Distribution Amount and (y) amounts pursuant to Section 5.01(a)I(v) and (vi) for such Payment Date).

     O/C Floor: For any Payment Date, an amount equal to 0.50% of the Cut-off Date Pool Principal Balance.

     Officer’s Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant

Treasurer, Cashier, Assistant Cashier, Controller or Assistant Controller of the Servicer, Seller or the Depositor, as the case may be, and delivered to the Indenture Trustee and the Insurer.

     Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer (or its affiliate), the Depositor (or its affiliate), the Seller (or its affiliate) or the Depositor (or its affiliate) (except that any opinion pursuant to Section 2.01 or 6.04 or relating to taxation or otherwise as required by the Insurer must be an opinion of independent outside counsel) and who, in the case of opinions delivered to the Insurer, the Indenture Trustee and the Rating Agency, is reasonably acceptable to each of them.

     Original Class A Note Principal Balance: $500,000,000.

     Original Class B-1 Certificate Principal Balance: $5,711,000.

     Original Class B-2 Certificate Principal Balance: $13,523,505.07.

     Original Invested Amount: $519,234,505.07.

     Originator: With respect to each Mortgage Loan sold by the Seller, the originator of such Mortgage Loan as specified in the Mortgage Loan Schedule.

     Owner Trustee: Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor owner trustee under the Trust Agreement appointed in accordance with the terms thereof.

     Par Price: The price equal to 100% of the outstanding Class A Note Principal Balance.

     Payment Account: The segregated non-interest bearing trust account established by the Indenture Trustee pursuant to Section 5.05.

     Payment Date: The 27th day of each month or, if such day is not a Business Day, then the next Business Day, beginning in January 2005.

     Permitted Activities: The activities allowed under Paragraph 35 of SFAS 140.

     Percentage Interest: As to any Class A Note and Class of Certificates and any date of determination, the percentage obtained by dividing the principal denomination of such Class A Note or Certificate, as applicable, by the aggregate of the principal denominations of all Class A Notes or Certificates of such Class, as applicable.

     Person: Any individual, corporation, partnership, joint venture, limited partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

     Pool Factor: With respect to the Class A Notes and the Class B Certificates and any Payment Date, the percentage, carried to six places, obtained by dividing the Class A Note Principal Balance and the Class B Certificate Principal Balance for such Payment Date by the Original Class A Note Principal Balance and the Original Class B Certificate Principal Balance, respectively.

     Pool Principal Balance: With respect to any Payment Date, the sum of the HELOC Pool Principal Balance and the Residential Lot Loan Pool Principal Balance.

     Preference Event: As defined in Section 4.01(c).

     Premium Amount: The premium payable to the Insurer for the Note Policy pursuant to the Insurance and Indemnity Agreement.

     Prepayment Interest Excess: With respect to any Payment Date, for each Residential Lot Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the Determination Date of the calendar month in which such Payment Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Payment Date occurs and ending on the date on which such prepayment is so applied.

     Prepayment Interest Shortfall: With respect to any Payment Date, for each Residential Lot Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Payment Date occurs, an amount equal to one month’s interest on the Residential Lot Loan less any interest payments made by the Mortgagor. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.20.

     Prepayment Period: With respect to any Payment Date, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Payment Date occurs (or, in the case of the first Payment Date, commencing on the Cut-Off Date) and ending on the Determination Date of the calendar month in which such Payment Date occurs.

     Principal Balance: As to any HELOC and any date of determination, the related Cut-Off Date Principal Balance, plus any Additional Balances in respect of such Mortgage Loan, minus all collections credited against the Principal Balance of such HELOC in accordance with the related Mortgage Note and minus all prior related Charge-Off Amounts. As to any Residential Lot Loan, the related Cut-Off Date Principal Balance, minus all collections or advances credited against the Principal Balance of such Mortgage Loan in accordance with the related Mortgage Note.

     Principal Collections: With respect to each Payment Date, the amount collected or advanced by the Servicer during the related Due Period in respect of Mortgage Loans and allocated to principal in accordance with the terms of the related Mortgage Notes, including any portion thereof included in any Purchase Price or Substitution Adjustment Amount paid during the related Due Period, but excluding any portion of Recoveries.

     Principal Prepayment: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     Purchase Price: As to any Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04, an amount equal to the sum of (i) the unpaid Principal Balance thereof, (ii) the greater of (a) all unpaid accrued interest thereon to the end of the Due Period preceding the Payment Date on which such Purchase Price is included in Available Funds and (b) 30 days’ interest thereon, computed at the applicable Loan Rate; provided, however, that if at the time of repurchase the related Seller is the Servicer, the amount described in clause (ii) shall be computed at the Loan Rate net of the Servicing Fee Rate, (iii) (x) if the Servicer is not the related Seller, any unreimbursed Servicing Advances with respect to such Mortgage Loan and (y) expenses reasonably incurred or to be incurred by the Servicer or the Indenture Trustee in respect of the breach or defect giving rise to the purchase obligation and (iv) the amount of any penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses incurred by or imposed on the Depositor, the Indenture Trustee, the Insurer or the Trust or with respect to which any of them are liable arising from a breach by the related Seller of its representations and warranties in Section 2.04 (including any costs and damages incurred by the Indenture Trustee and the Trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law).

     Purchaser: The Depositor, as purchasers of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

     Qualifying SPE: As set forth in SFAS 140.

     Rapid Amortization Event: As defined in Section 5.09.

     Rapid Amortization Period: The period commencing on the day immediately following the end of the Revolving Period and continuing until the termination of the Trust pursuant to Section 8.01.

     Rating Agency: Any statistical credit rating agency, or its successor, that rated the Class A Notes at the request of the Depositor at the time of the initial issuance of the Class A Notes. If such agency or a successor is no longer in existence, “Rating Agency” shall be such statistical credit rating agency, or other comparable Person, designated by the Servicer and the Insurer, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean “A-1+” or better in the case of Standard & Poor’s and “P-1” or better in the case of Moody’s and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s and “Aaa” in the case of Moody’s and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

     Ratings: The ratings initially assigned to the Class A Notes and the Class B Certificates by the Rating Agencies, as evidenced by letters from the Rating Agencies.

     Realized Loss: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal payments on any Payment Date.

     Record Date: With respect to any Payment Date and the Class A Notes, the Business Day immediately preceding such Payment Date. With respect to any Payment Date and the Class B Certificates, the Class O Certificates, the Transferor Interest and any Class A Note that becomes a Definitive Note, the last Business Day of the month immediately preceding the month in which the related Payment Date occurs.

     Recoveries: With respect to a Charged-Off HELOC, the proceeds (including Released Mortgaged Property Proceeds but not including amounts drawn under the Note Policy) received by the Servicer in connection with such Charged-Off HELOC minus related Servicing Advances and any amount due the holder of any Senior Lien that has not been previously paid.

     Reference Banks: Three major banks that are engaged in the London interbank market, selected by the Servicer and identified in writing to the Indenture Trustee.

     Reinvestment Account: The segregated non-interest bearing trust account established with the Indenture Trustee pursuant to Section 5.06.

     Reinvestment Amount: With respect to any Payment Date (a) prior to the Amortization Date, the sum of (i) any Principal Collections reduced by any Excess O/C Amount for such Payment Date and (ii) amounts deposited in the Reinvestment Account pursuant to Section 5.01(a)(I)(v), (vi) and (viii) and (b) for any subsequent Payment Date, zero.

     Related Documents: With respect to each Mortgage Loan, the documents listed in Section 2.01(b)(ii)(B) through (F).

     Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with (i) applicable law, (ii) mortgage servicing standards employed by the Servicer in servicing home equity line of credit mortgage loans for its own account and (iii) this Agreement.

     Relief Act: The Servicemembers Civil Relief Act.

     Relief Act Interest Shortfall: With respect to any Payment Date, for any Residential Lot Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period or (without duplication) any earlier Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Residential Lot Loan during each such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Residential Lot Loan at the Loan Rate for such Residential Lot Loan before giving effect to the application of the Relief Act.

     Remittance Report: As defined in Section 3.19.

     REO Account: The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.07.

     REO Disposition: The sale or other disposition of an REO Property on behalf of the Trust.

     REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Payment Date in such calendar month.

     REO Principal Amortization: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 8.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.07 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.07 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

     REO Property: A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

     Re-Set Date: The Payment Date in November 2006.

     Re-Set Rate: As defined in the Auction Administration Agreement.

     Residential Lot Loan: Each of the mortgage loans secured by a residential lot that is transferred and assigned to the Trust pursuant to Sections 2.01 and 2.05 and identified in the Mortgage Loan Schedule delivered on the Closing Date, together with the Related Documents, exclusive of any mortgage loan that is transferred to the Seller, from time to time pursuant to Sections 2.02 and 2.05.

     Residential Lot Loan Pool Principal Balance: With respect to any Payment Date, the aggregate of the Principal Balance of all Residential Lot Loans as of the opening of business on the first day of the month in which such Payment Date occurs.

     Responsible Officer: With respect to the Indenture Trustee and any officer assigned to the corporate trust group (or any successor thereto), including any vice president, Managing Director, Director, associate assistant vice president, trust officer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, in each case, having direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to a Seller, the Depositor or the Servicer, the Chief Executive Officer or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Cashier, Assistant Cashier or any Secretary or Assistant Secretary.

     Revolving Period: The period from the Cut-Off Date to the earlier of (a) the Re-Set Date (including such Payment Date) and (b) the occurrence of a Rapid Amortization Event.

     Revolving Period Funding Account: An Eligible Account established by the Indenture Trustee pursuant to Section 5.06.

     Seller: IndyMac Bank, F.S.B., a federal savings bank, as seller under the Mortgage Loan Purchase Agreement.

     Senior Class: While the Class A Notes are outstanding, the Senior Class shall be the Class A Notes; thereafter, the Senior Class shall be the Class B Certificates.

     Senior Lien: With respect to any Mortgage Loan that is not a first priority lien, the mortgage loan or mortgage loans relating to the corresponding Mortgaged Property having priority senior to that of such Mortgage Loan.

     Servicer: IndyMac Bank, F.S.B., a federal savings bank, as Servicer, or any successor hereunder appointed in accordance with the terms hereof.

     Servicer Employees: As defined in Section 3.06.

     Servicer Remittance Date: With respect to any Payment Date, the Business Day prior to such Payment Date.

     Servicing Account: As defined in Section 3.18.

     Servicing Advances: All reasonable and customary unanticipated “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) compliance with the obligations under Sections 3.04, 3.07 or 3.17 hereunder; provided however, that such obligation with respect to any related Mortgage Loan shall cease if the Servicer determines, in its sole discretion, that Servicing Advances with respect to such Mortgage Loan are Nonrecoverable Advances.

     Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer in the form agreed to by the Servicer and the Indenture Trustee.

     Servicing Fee: (A) With respect to any Payment Date and HELOCs, the product of (i) the applicable Servicing Fee Rate and (ii) the aggregate Principal Balance of HELOCs as of the opening of business on the first day of the related Due Period (or at the Cut-Off Date with respect to the first Payment Date) and (B) with respect to Residential Lot Loans and for any calendar month, an amount equal to on month’s interest (or in the event of a payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest ) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Residential Lot Loans accrued for such calendar month, in each case of (A) and (B), a portion of such Servicing Fee may be retained by a Sub-Servicer as its servicing compensation.

     Servicing Fee Rate: 0.50% per annum, with respect to HELOCs and 0.25% per annum, with respect to Residential Lot Loans.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Insurer) by the Servicer on the Closing Date, as such list may be amended from time to time, initially set forth in Exhibit B.

     SFAS 140: Statement of Financial Accounting Standards No. 140 of the Financial Accounting Standards Board, as in effect on the date hereof.

     Six Month Rolling Average: With respect to any Payment Date on and after the sixth Payment Date, the average of the Principal Balances of 60+ Day Delinquent Mortgage Loans for the related Due Period and the five preceding Due Periods divided by the Pool Principal Balance, in each case on the last day of those Due Periods, respectively.

     60+ Day Delinquent Mortgage Loan: For any Due Period, any Mortgage Loan that is (i) more than 60 days Delinquent, (ii) for which the related borrower has filed for bankruptcy protection, (iii) that is in foreclosure, or (iv) with respect to which the related Mortgaged Property is characterized as REO Property as of the end of such Due Period.

     Specified O/C Amount: With respect to any Payment Date occurring (a) prior to the Step Down Date (x) if the Excess Spread Step-Up Test has not been satisfied, an amount equal to 5.35% multiplied by the Cut-Off Date Pool Principal Balance plus the Target O/C Amount, if any, or (y) if the Excess Spread Step-Up Test has been satisfied, 8.00% of the Cut-Off Date Pool Principal Balance plus the Target O/C Amount, if any, and, (b) with respect to any Payment Date occurring on or after the Step Down Date

     (1) if the Excess Spread Step-Up Test has not been satisfied,

      (i) if the Step Down Tests have been satisfied, an amount equal to the lesser of (i) 5.35% multiplied by the Cut-Off Date Pool Principal Balance and (ii) the sum of (x) 22.00% of the Residential Lot Loan Pool Principal Balance and (y) 6.50% of the portion of the Invested Amount related to the HELOC Pool Principal Balance; provided that in no event will the Specified O/C Amount be less than the O/C Floor;

      (ii) if the Step Down Tests have not been satisfied, an amount equal to 5.35% multiplied by the Cut-Off Date Pool Principal Balance; or

     (2) if the Excess Spread Step-Up Test has been satisfied,

      (i) if the Step-Down Tests have been satisfied, an amount equal to the Step-Up Base O/C Amount; or

      (ii) if the Step-Down Tests have not been satisfied, an amount equal to 8.00% multiplied by the Cut-Off Date Pool Principal Balance.

     provided, however, that (i) on the Payment Date in January 2006 and in January 2007 (or, in each case, the following Payment Date if the Servicer has not received the direction as set forth in the following clause by such dates), the Specified O/C Amount will be adjusted if directed by the Rating Agencies and the Insurer based upon pool statistics on the Mortgage Loans as of December 1st of the immediately preceding year and (ii) with respect to any Payment Date occurring on or after the Step Down Date, the Insurer may reduce the Specified O/C Amount so long as such reduction will not result in a downgrade, qualification or withdrawal of the then current Ratings, without regard to the Note Policy, as evidenced in writing by each Rating Agency.

     Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     Stated Principal Balance: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding Stated Principal Balance of such Mortgage Loan as of the Cut-Off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, to the extent received from the Mortgagor or advanced by the Servicer and paid on or before such date of determination, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent paid pursuant to Section 5.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent paid pursuant to Section 5.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Payment Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be paid, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a

Liquidation Event with respect to such REO Property would be paid, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent paid pursuant to Section 5.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Payment on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be paid, zero.

     Statement to Class A Noteholders: As defined in Section 5.03(a) hereof.

     Step-Down Date: The later of (i) the Payment Date in July 2007 and (ii) the Payment Date following the date upon which the O/C Amount is equal to or greater than an amount equal to the weighted average of 22.00% of the Residential Lot Loan Principal Balance and 6.50% of the HELOC Pool Principal Balance.

     Step-Down Test: With respect to any Payment Date either the Delinquency Step-Down Test or the Cumulative Charge-Off Step-Down Test.

     Step-Up Base O/C Amount: With respect to any Payment Date, the lesser of (i) 8.00% of the Cut-Off Date Pool Principal Balance or (ii) the sum of (X) 33.00% of the Residential Lot Loan Pool Principal Balance and (Y) 9.75% of the HELOC Pool Principal Balance; provided that, this amount will not be less than 1.00% of the Cut-Off Date Pool Principal Balance.

     Subsequent Mortgage Loan Schedule: As of any date of determination, the schedule that is identified as the schedule of Subsequent Mortgage Loans and is attached to the Subsequent Transfer Agreement.

     Subsequent Mortgage Loans: The HELOCs identified on the Subsequent Mortgage Loan Schedule.

     Subsequent Recoveries: As of any Payment Date, amounts received by the Servicer (net of any related expenses permitted to be reimbursed to the Servicer) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

     Subsequent Transfer Agreement: A Subsequent Transfer Agreement entered into among the Seller, the Depositor and the Indenture Trustee, substantially in the form attached as Exhibit N.

     Subsequent Transfer Date: Each date during the Revolving Period on which Subsequent Mortgage Loans are sold to the Trust.

     Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 3.01(a) in respect of the qualification of a Subservicer.

     Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in

Section 3.01, a copy of which shall be delivered, along with any modifications thereto, to the Indenture Trustee and the Insurer.

     Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.05, the sum of (a) the excess of (i) the aggregate Principal Balances of all Defective Mortgage Loans to be replaced by Eligible Substitute Mortgage Loans (after application of principal payments received on or before the date of substitution of any Eligible Substitute Mortgage Loans as of the date of substitution) over (ii) the Principal Balance of such Eligible Substitute Mortgage Loans and (b) the greater of (x) accrued and unpaid interest (accruing at the Loan Rate for such Defective Mortgage Loan) on such excess through the Due Period relating to the Payment Date for which such Substitution Adjustment will be included as part of Available Funds and (y) 30 days’ interest on such excess calculated on a 360-day year in each case at the Loan Rate (or Loan Rate net of the Servicing Fee Rate if the related Seller is the Servicer) and (c) if the Servicer is not the related Seller the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Mortgage Loan and (d) the amounts referred to in clauses (iii)(y) and (iv) of the definition of Purchase Price in respect of such Defective Mortgage Loan.

     Substitution Date: As defined in Section 2.05(b).

     Supplemental Mortgage Loan Schedule: As defined in Section 2.05(b).

     Target O/C Amount: On any Determination Date, if the amount on deposit in the Revolving Period Funding Account (i) is less than 1.00% of the Pool Principal Balance, then zero, (ii) is equal to or greater than 1.00% but less than 5.00% of the Pool Principal Balance, then 0.40% of the Pool Principal Balance, (iii) is equal to or greater than 5.00% but less than or equal to 10.00% of the Pool Principal Balance, then 0.70% of the Pool Principal Balance or (iv) is greater than 10.00% but less than 15.00% of the Pool Principal Balance, then 1.20% of the Pool Principal Balance.

     Telerate Page 3750: The display designated as page 3750 on the Moneyline Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

     Termination Price: As defined in Section 8.01(b).

     Total Principal Deficiency Amount: With respect to any Payment Date, the excess, if any, of (a) the sum of the Class A Note Principal Balance, the Class B Certificate Principal Balance and the Class O Certificate Principal Balance immediately prior to such Payment Date over (b) the Invested Amount as of the last day of the related Due Period.

     Transaction Documents: This Agreement, the Mortgage Loan Purchase Agreement and the Insurance and Indemnity Agreement.

     Transferor: The owner of the Transferor Interest as shown on the Certificate Register. The initial owner of the Transferor Interest as shown on the Certificate Register is IndyMac ABS, Inc.

     Transferor Certificate: Any Transferor Certificate executed and authenticated by the Indenture Trustee substantially in the form as set forth in the Trust Agreement.

     Transferor Interest: The beneficial ownership interest in the assets of the Trust not represented by the Class B-1 Certificates, the Class B-2 Certificates and the Class O Certificates and is evidenced by the Transferor Certificate.

     Transferor Interest Collections: With respect to any Payment Date, Interest Collections in respect of HELOCs and Available Funds allocable to interest in respect of Residential Lot Loans, in each case, for the related Due Period, minus Investor Interest Amounts for such Payment Date.

     Transferor Interest Principal Balance: With respect to any Payment Date, the amount by which the Pool Principal Balance exceeds the Invested Amount, in each case at the end of the related Due Period.

     Transferor Percentage: For any Payment Date, 100% minus the Floating Allocation Percentage for such Payment Date.

     Trigger Event: As defined in Section 5.01 of the Insurance and Indemnity Agreement.

     Trust or Trust Fund: IndyMac Residential Asset-Backed Trust, Series 2004-LH1, a Delaware statutory trust, established pursuant to the Trust Agreement, the corpus of which consists of the Mortgage Loans and Mortgage Files, such other assets as shall from time to time be identified as deposited in the Collection Account, the Payment Account, the Reinvestment Account and the Revolving Period Funding Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO Property, the interest of the Seller in certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of HELOCs, the Depositor’s rights under the Mortgage Loan Purchase Agreement, the Depositor’s rights under each of the Subsequent Transfer Agreements and all proceeds of the foregoing.

     Trust Agreement: The Trust Agreement, dated as of December 14, 2004, among the Seller, the Depositor and the Owner Trustee, as amended and restated as of December 22, 2004, among the Seller, the Depositor and the Owner Trustee.

     UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     Uninsured Cause: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the insurance policies required to be maintained pursuant to Section 3.04 hereof.

     Utilization Rate: As of any date, the percentage of the line of credit relating to a HELOC that has been drawn upon.

     Weighted Average Loan Rate Cap: With respect to any Payment Date, the average of the Loan Rate Caps, weighted on the basis of the Principal Balance of each Mortgage Loan on the first day of the related Due Period.

     Withdrawal Certificate: As set forth as Exhibit O hereto.

     Section 1.02        Other Definitional Provisions.

      (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Trust Agreement, as applicable.

      (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

      (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

      (d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

      (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such terms.

      (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

     Section 1.03        Interest Calculations.

     All calculations of interest that are made in respect of the Principal Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year and the actual number of days elapsed. All calculations of interest, including the Class A Monthly Interest Distributable Amount and the Class B Monthly Interest Distributable Amount, shall be calculated on the basis of a 360 day year and the actual number of days elapsed in the related Interest Period. The calculation of the Premium Amount, the Servicing Fee and the Indenture Trustee Fee shall be made on the basis of 30 days in each Due Period divided by 360. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up. The Class O Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

     Section 1.04        Allocation of Certain Interest Shortfalls.

     For purposes of calculating the amount of the Interest Collections for any Payment Date, (1) the aggregate amount of any Relief Act Interest Shortfalls incurred for any Payment Date shall be allocated among the Class A Notes and the Class B Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Class A Note Rate, the Class B-1 Certificate Rate and the Class B-2 Certificate Rate on the Class A Note Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance of each such Class A Note, the Class B-1 Certificate and the Class B-2 Certificate, respectively, and (2) the aggregate amount of any Net Prepayment Interest Shortfalls incurred in respect of Residential Lot Loans for any Payment Date shall be allocated first, to the Class O Certificates, to the extent of any amount distributable to the Class O Certificates pursuant to Section 5.01 (a)I.(xvii), second, among the Class B Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Class B-1 Certificate Rate and the Class B-2 Certificate Rate on the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance of each such Certificate, and third, to the Class A Monthly Interest Distributable Amount.

ARTICLE II.

CONVEYANCE OF THE MORTGAGE LOANS

     Section 2.01        Conveyance of the Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Indenture Trustee, for the benefit of the Trust, without recourse (subject to Sections 2.02 and 2.04) all of its right, title and interest in and to (i) each Mortgage Loan listed on the Mortgage Loan Schedule on the Closing Date and the related Mortgage File (including the related Mortgage Note and Mortgage), including its Cut-Off Date Principal Balance (including all rights of the Depositor pursuant to the Mortgage Loan Purchase Agreement to purchase Additional Balances resulting from Draws made pursuant to the related Mortgage Note prior to the termination of this Agreement) and all related collections in respect of interest and principal received after the Cut-Off Date; (ii) related property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its rights under any related insurance policies maintained in respect of the Mortgage Loans (including any hazard, flood or title insurance proceeds); (iv) the Collection Account, the Payment Account, the Reinvestment Account, the Revolving Period Funding Account and all funds and other property on deposit from time to time therein; (v) all other assets included or to be included in the Trust for the benefit of the Class A Noteholders, the Transferor and the Insurer (provided, however, that neither the Indenture Trustee nor the Trust assumes any obligation under any Mortgage Note for the funding of future Draws to the Mortgagor thereunder, and neither the Indenture Trustee nor the Trust will be obligated or permitted to fund any such future Draws); and (vii) any and all proceeds of the foregoing (collectively, the “Conveyed Assets”). Additional Balances shall be included in the related Principal Balance transferred to the Trust pursuant to this Section 2.01 and therefore will be part of the corpus of the Trust.

     The Indenture Trustee, by its execution and delivery of this Agreement, acknowledges its acceptance of all right, title and interest in and to the Conveyed Assets and declares that the Indenture Trustee holds and will hold such right, title and interest on behalf of the Trust for the benefit of all then present and future Class A Noteholders, upon the terms set forth in this Agreement. The Trust created hereby shall be constituted solely for the purpose of acquiring the Conveyed Assets and issuing the Class A Notes, as provided for herein. In addition, on or prior to the Closing Date, the Depositor shall cause the Insurer to deliver the Note Policy to the Indenture Trustee.

     The Seller, the Depositor and the Indenture Trustee agree to take or cause to be taken such actions (including without limitation the filing of the UCC-1 financing statements in the States of California, in the case of the Seller, and the State of Delaware, in the case of the Depositor (which shall have been filed on or before the Closing Date) describing the Cut-Off Date Principal Balances and Additional Balances related to the Mortgage Loans, and naming the Seller as debtor and the Depositor as secured party, in the case of the Seller, and naming the Depositor as debtor and the Indenture Trustee as secured party, in the case of the Depositor, and any amendments to such UCC-1 financing statements required to reflect a change in the name or corporate structure of the Seller, the Depositor, or the Indenture Trustee, as the case may be, or the filing of any additional financing statement due to the change in the jurisdiction of formation of the Seller, the Depositor or the Indenture Trustee, as the case may be, within 30 days of any event necessitating such filing) as are necessary to perfect and protect the Depositor’s interest in the case of the Seller and the Indenture Trustee’s (on behalf of the Trust) and the Insurer’s interest in the case of the Depositor, in each case describing Cut-Off Date Principal Balance and the Additional Balances related to the Mortgage Loans, the remainder of the trust estate and the proceeds thereof. In addition, the Servicer agrees to file continuation statements with respect to such UCC-1 financing statements as required and as long as this Agreement remains outstanding with such authorization and information as may be necessary to make such filing to be provided by the applicable parties.

     In the event any loss is suffered by the Insurer or the Indenture Trustee, on behalf of the Trust, in respect of any Mortgage Loan, as a result of a failure by the Seller or the Depositor to file the UCC-1 financing statements when required to perfect or maintain the perfection of the Indenture Trustee’s security interest hereunder and afford it first priority, the Seller shall, on the Business Day next preceding the Payment Date in the month following the Due Period during which such loss occurred, purchase such Mortgage Loan. Such purchase shall be accomplished in the same manner as set forth in Section 2.02.

     In addition, on or prior to the Closing Date, the Depositor shall cause the Insurer to deliver the Note Policy to the Indenture Trustee, for the benefit of the Class A Noteholders.

      (b) (i) In connection with such transfer, assignment, sale and conveyance by the Depositor will deliver or have delivered to, and deposit with, the Indenture Trustee (or its designee), on or before the Closing Date, the Mortgage Loan Schedule in computer readable format.

(ii) In connection with such transfer, assignment, sale and conveyance by the Depositor, the Depositor shall cause the Seller to deliver to and deposit with the Indenture Trustee (x) the Mortgage Note in respect of each Mortgage Loan and (y) the Related Documents within 90 days following the occurrence of the Closing Date. The Mortgage Note and the Related Documents shall be in the following form:

         (A) the original Mortgage Note, endorsed in blank, or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit;

         (B) the original Assignment of Mortgage, from the Seller either in blank or to “Deutsche Bank National Trust Company, as Indenture Trustee for IndyMac Residential Asset-Backed Trust, Series 2004-LH1 under the Sale and Servicing Agreement dated December 1, 2004,” which assignment shall be in form and substance acceptable for recording;

         (C) the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Indenture Trustee a certified true copy of such original Mortgage so certified by or on behalf of the Seller, together with a certificate by or on behalf of the Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered the original recorded Mortgage to the Indenture Trustee promptly upon receipt of the original recorded Mortgage;

         (D) [reserved];

         (E) intervening assignments, if any, with evidence of recording thereon, provided that if such intervening assignment has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Indenture Trustee a certified true copy of such intervening assignment so certified by the Seller, together with a certificate by or on behalf of the Seller certifying that such intervening assignment has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered the original intervening assignment to the Indenture Trustee promptly upon receipt of the original intervening assignment; and

         (F) with respect to any Subsequent Mortgage Loans, originals of all assumption and modification agreements, if any,

provided, however, that as to any Mortgage Loan, if as evidenced by an Opinion of Counsel delivered to and in form and substance satisfactory to the Indenture Trustee, the Insurer, and the Rating Agencies (x) an optical image or other representation of the related document specified in clause (b)(ii)(C) above is enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Mortgage Loan to transfer or perfect its interest in such Mortgage Loan, such optical image or other representation may be delivered as required in clause (b)(ii).

     The Seller and the Depositor each hereby confirms to the Indenture Trustee and the Insurer that it has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been sold to the Depositor by the Seller, and sold by the Depositor to the Depositor, and sold by the Depositor to the Indenture Trustee, acting on behalf of the Trust. The Servicer hereby confirms to the Indenture Trustee and the Insurer that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof.

     The Seller shall deliver to the Indenture Trustee, as initial custodian and bailee for the benefit of the Trust, the documents and instruments listed above in this clause (b).

     The Assignments of Mortgage will be held by the Indenture Trustee, subject to the conditions provided in the immediately preceding paragraph.

     The Seller, at its expense shall within 90 days of its delivery of the Mortgage Notes and the Related Documents to the Indenture Trustee, submit to the appropriate recording offices Assignments of Mortgage to the Indenture Trustee on behalf of the Trust, which may be blanket assignments if permitted by applicable law, for the Mortgage Loans. In lieu of recording any such Assignments of Mortgage, the Seller, at its expense, may provide to the Indenture Trustee and the Insurer, an Opinion of Counsel in a form reasonably acceptable to the Indenture Trustee and the Insurer, to the effect that recordation of an Assignment of Mortgage in the state where the related Mortgaged Property is located is not necessary to protect the interests of the Indenture Trustee or the Class A Noteholders in the related Mortgage on or within 90 days after the Closing Date. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller, at its own expense, shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Seller shall be required to submit each such Assignment of Mortgage for recording. Any failure of the Seller to comply with this Section shall result in the obligation of the Seller to purchase such Mortgage Loans pursuant to the provisions of Section 2.04 or substitute for the related Mortgage Loans pursuant to the provisions of Section 2.05.

     (c) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the other property described above by the Depositor to the Trust, as provided in this Agreement be, and be construed as, a sale of all of the Depositor’s right, title and interest in the Mortgage Loans and the other property described above by the Depositor to the Trust. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and the other property described above by the Depositor to the Trust to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the other property described above are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the other property described above, then, (x) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC; and (y) the Depositor hereby grants to the Trust a security interest in and to all of the Depositor’s right, title, and interest, whether now owned or hereafter acquired, in and to the Conveyed Assets.

     The possession by the Indenture Trustee or its designee, of Mortgage Files, including the Mortgage Notes and the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper (tangible and electronic) or certificated securities in accordance with the terms of this Agreement shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Sections 9-313, 8-313 or 8-321 thereof); and notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Indenture Trustee or its designee, as applicable, for the purpose of perfecting such security interest under applicable law. The Seller, the Servicer and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party and creditor under the UCC. Notwithstanding the foregoing, in taking such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be deemed to be a perfected security interest of first priority under applicable law, and maintaining such throughout the term of this Agreement.

     (d) The Indenture Trustee agrees, for the benefit of the Class A Noteholders and the Insurer, within 60 days after the delivery called for in Section 2.01(b)(ii), to review the Mortgage Notes in the case of 2.01(b)(ii)(x) and the Related Documents in the case of 2.01(b)(ii)(y) to ascertain that all documents required to be delivered, solely with respect to Section 2.01(b)(ii)(A)-(E), on such delivery date have been executed and received, and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule and that the Assignments of Mortgage have been endorsed as set forth in Section 2.01(b)(ii)(B), and in so doing the Indenture Trustee may rely on the purported due execution and genuineness of any signature thereon. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable or appropriate for the represented purpose or that they are other than what they purport to be on their face. If within the related 60-day period the Indenture Trustee finds any document constituting a part of a Mortgage File required to be reviewed by it not to have been executed or received (except that the Indenture Trustee will have no responsibility to determine if any title, opinion, binder, policy, legal and vesting document or review meets the requirements of Section 2.01(b)(ii)(D) or the requirements of Section 2.01(b)(ii)(F)) or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule, the Indenture Trustee shall notify the Seller, the Depositor, the Servicer and the Insurer in accordance with the second paragraph of this Section 2.01(d), and the Seller shall have a period of 90 days after such notice within which to correct or cure any such defect; provided, however, that if such defect shall not have been corrected or cured within such 90-day period due primarily to the failure of the related office of real property or other records to return any document constituting a part of a Mortgage File, the Seller shall so notify the Indenture Trustee and the Insurer in writing and the period during which such defect may be corrected or cured shall be extended until such time as any such documents are returned from such related office (in no event, however, will such period extend beyond one (1) year from the date of discovery of such defect); provided, further, that prior to any such extension the Seller shall deliver to the Indenture Trustee a true copy of such document certified by or on behalf of the Seller to be a true and correct copy, the original of which has been transmitted for recordation.

     On or prior to the end of the 60-day period described in the first sentence of this Section 2.01(d), the Indenture Trustee shall deliver to the Seller, the Depositor, the Servicer and the Insurer, an initial certification signed by a Responsible Officer of the Indenture Trustee in the form attached as Exhibit K hereto, and for a period of 90 days thereafter, exception reports every 30 days, in a form acceptable to the Seller and the Indenture Trustee, to the effect that the Indenture Trustee has reviewed the Mortgage Files pursuant to this Section and has determined that all documents required to be reviewed by it (except that the Indenture Trustee will have no responsibility to determine if any title, opinion, binder, policy, legal and vesting document or review meets the requirements of Section 2.01(b)(ii)(D) or the requirements of Section 2.01(b)(ii)(F)) have been executed and received by the Indenture Trustee, subject to any exceptions identified in such certification. Promptly at the end of the 90-day period described in this paragraph, the Indenture Trustee shall deliver to the Seller, the Depositor, the Servicer and the Insurer, a final certification in the form attached as Exhibit L hereto, as to any remaining document deficiencies.

     (e) The Indenture Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Indenture Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if not assigned to the Indenture Trustee or endorsed in blank, to determine if the Indenture Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears regular on its face and is related to such Mortgage Loan, and, upon the return of such document from the county recorder’s office in accordance with this section, that it purports to be recorded.

     (f) The Indenture Trustee shall have the right to appoint a custodian to act on its behalf with respect to its obligations under Section 2.01(d) and (e).

     Section 2.02        Acceptance by Indenture Trustee.

     (a) The Indenture Trustee hereby acknowledges the issuance of the Note Policy by the Insurer for the benefit of the Class A Noteholders and the sale and assignment of the Mortgage Loans, and, subject to the review provided for in Section 2.01, and declares that, when delivered to the Indenture Trustee in accordance with Section 2.01(b), the Indenture Trustee will hold the documents constituting the Mortgage Files and that all amounts received by it under the Indenture in trust, upon the terms herein set forth, for the use and benefit of all present and future Class A Noteholders and the Insurer.

     (b) If the Seller is given notice under Section 2.01(d) and if the Seller does not correct or cure the omission or defect within the 90-day period specified in Section 2.01(d), the Seller shall purchase the Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan, as provided in Section 2.05, for such Mortgage Loan. Any such purchase by the Seller shall be at the Purchase Price and in each case shall be accomplished in the manner set forth in Section 2.04. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Insurer, the Class A Noteholders, the Indenture Trustee or the Certificateholders.

     The Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Indenture Trustee pursuant to this Section and Section 2.05, as the case may be, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable.

     Section 2.03        Representations and Warranties Regarding the Seller, the Depositor and the Servicer.

     (a) The Seller, the Depositor and the Servicer each represents and warrants as to itself to the parties hereto and the Insurer that, as of the Closing Date:

      (i) Each of the Seller, the Depositor and the Servicer is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has the power and authority to own its assets and to transact the business in which it is currently engaged. Each of the Seller, the Depositor and the Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans or (d) the ability to foreclose on the related Mortgaged Properties;

      (ii) Each of the Seller, the Depositor and the Servicer has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

      (iii) Each of the Seller, the Depositor and the Servicer holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. Neither the Seller, the Depositor, nor the Servicer is required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

      (iv) The execution, delivery and performance of this Agreement by each of the Seller, the Depositor and the Servicer will not conflict with or result in a breach of, or constitute a default under, any provision of its charter documents, or constitute a material breach of or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or any other agreement to which it is a party or by which it may be bound;

      (v) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller, the Depositor or the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading;

      (vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller’s, the Depositor’s and the Servicer’s business;

      (vii) None of the Seller, the Depositor nor the Servicer is insolvent, nor will the Seller, the Depositor or the Servicer be made insolvent by the transfer of the Mortgage Loans, nor are the Seller, the Depositor or the Servicer aware of any pending insolvency;

      (viii) None of the Seller, the Depositor or the Servicer is in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any provision of any existing law, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller, the Depositor or the Servicer, which violation would materially and adversely affect the Seller’s, the Depositor’s or the Servicer’s ability to perform or meet any of their respective obligations under this Agreement;

      (ix) There are no actions or proceedings against, or investigations of it, pending or, to the best of its knowledge, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit the Seller, the Depositor or the Servicer from entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s, the Depositor’s and the Servicer’s performance of any of their respective obligations under, or the validity or enforceability of, this Agreement;

      (x) The Servicer represents and warrants that the collection practices used by the Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the home equity mortgage servicing business and in accordance with Accepted Servicing Practices;

      (xi) The Servicer represents and warrants that it believes that the Servicing Fee Rate provides a reasonable level of base compensation to the Servicer for servicing the Mortgage Loans on the terms set forth herein;

      (xii) The Seller represents and warrants that it did not sell the Mortgage Loans to the Depositor, and the Depositor represents and warrants that it did not sell the Mortgage Loans to the Trust, in each case, with any intent to hinder, delay or defraud any of its creditors; and neither the Seller nor the Depositor will be rendered insolvent as a result of their sales under the Mortgage Loan Purchase Agreement and this Agreement, as applicable;

      (xiii) The Seller and the Depositor each represents and warrants that it acquired title to the Mortgage Loans in good faith, without notice of any adverse claim;

      (xiv) The Seller and the Depositor each represents and warrants that the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller and the Depositor pursuant to the Mortgage Loan Purchase Agreement and this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

      (xv) The Seller represents, warrants and covenants that so long as the Notes remain outstanding, this Agreement shall be treated as an official record of the Seller within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e));

      (xvi) The Seller and the Depositor each represents and warrants that it has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Mortgage Loans sold to the Depositor and transferred to the Indenture Trustee on behalf of the Trust, respectively, pursuant to the Mortgage Loan Purchase Agreement and this Agreement;

      (xvii) This Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Mortgage Loans in favor of the Class A Noteholders, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Seller;

      (xviii) Each of the Seller and the Depositor has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Mortgage Loans granted to the Depositor and the Indenture Trustee, respectively, under the Mortgage Loan Purchase Agreement and hereunder; and

     (b) The representations and warranties set forth in Section 2.03(a) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affect the interests of the Indenture Trustee, the Class A Noteholders, the Depositor or the Insurer, the Person discovering such breach shall give prompt written notice to the other parties and to the Insurer. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of the Insurer, such longer period specified in such consent, the Seller, the Depositor or the Servicer, as appropriate, shall cure such breach in all material respects.

     Section 2.04        Representations and Warranties of the Seller Regarding the Mortgage Loans. The Seller hereby represents and warrants to the Depositor and the Insurer, and the Depositor hereby assigns its rights with respect to such representations and warranties to the Trust, the Indenture Trustee on behalf of the Class A Noteholders and the Insurer as follows as of the Cut-Off Date, and with respect to each Eligible Substitute Mortgage Loan, as of the date of such substitution (and to the extent expressly stated therein as of such other time), and with respect to each Subsequent Mortgage Loan, as of the applicable related cut-off date, unless otherwise specifically set forth herein:

      (i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the Cut-Off Date;

      (ii) As of the Closing Date, for each Mortgage Loan, the related Mortgage File contains the documents and instruments referred to in Section 2.01(b)(ii);

      (iii) Each Mortgaged Property relating to a HELOC is improved by a residential dwelling, which does not include cooperatives or mobile homes and does not constitute other than real property under state law;

      (iv) Each Mortgaged Property relating to a Residential Lot Loan consists of vacant, improved land that does not have structured improvements thereon as of the Cut-off Date;

      (v) Each Mortgage Loan is being serviced by the Servicer or one or more Subservicers according to Accepted Servicing Practices;

      (vi) Each Mortgage Note provides for (a) Monthly Payments which are at least equal to accrued interest during such Accrual Period and (b) at the maturity of the related Mortgage Loan, payment in full of the principal balance of such Mortgage Note;

      (vii) The Mortgage Notes related to HELOCs and 93.61% of the Residential Lot Loans bear a variable Loan Rate and the Mortgage Notes related to 6.39% of the Residential Lot Loans bear a fixed Loan Rate and there is only one original of each such Mortgage Note;

      (viii) Each Mortgage is a valid and subsisting first, second or third lien of record on the Mortgaged Property subject, in the case of any second or third Mortgage Loan, only to a Senior Lien or Senior Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies (or first mortgage lending companies in the case of first lien Mortgage Loans), and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

      (ix) No Mortgage Note and related Mortgage has been assigned or pledged and immediately prior to the transfer and assignment contemplated in the Mortgage Loan Purchase Agreement, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no Liens (other than a Senior Lien, if any); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to the

Mortgage Loan Purchase Agreement; and immediately upon the transfer and assignment therein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Purchaser (or its assignee) and the Purchaser (or its assignee) will hold good, equitable, and when recorded, marketable title to, and be the sole owner of, each Mortgage Loan subject to no Liens (other than a Senior Lien, if any); without limiting the generality of the foregoing, the Seller has taken all steps necessary to effect the release of each Mortgage Loan from any lien thereon held by a Federal Home Loan Bank;

      (x) To the best of the Seller’s knowledge, none of the Mortgage Loans is subject to a bankruptcy proceeding;

      (xi) As of the Cut-Off Date, none of the Mortgage Loans was more than 30 days Delinquent;

      (xii) No Mortgage Loan is subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

      (xiii) To the best of the Seller’s knowledge, there is no mechanics’ lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage, and no rights are outstanding that under law could give rise to such a lien except those which are insured against by the title insurance policy;

      (xiv) (a) Each Mortgage Loan at the time it was made complied with, and each Mortgage Loan at all times was serviced in compliance with, in each case, in all material respects, applicable state, local and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, applicable predatory and abusive lending laws, truth in lending and disclosure laws and (b) no Mortgage Loan is classified as (1) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (2) a “high cost,” “threshold,” “covered,” “predatory” or similar loan under any other applicable state, federal or local law which applies to mortgage loans originated by a state-chartered bank or any state or local law, rule or regulation applicable to the Mortgage Loans (or a similar classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

      (xv) (a) No Mortgage Loan is a “High Cost Loan” or “Covered Loan,” as applicable (as such terms are defined in Standard & Poor’s LEVELS® Version 5.6 Glossary Revised, Appendix E), (b) no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act and (c) no

Mortgage Loan originated in the State of Illinois is governed by the Illinois Interest Act (815 ILCS 205);

      (xvi) To the best of the Seller’s knowledge, the improvements upon each Mortgaged Property relating to HELOCs are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 3.04 and 3.05;

      (xvii) To the best of the Seller’s knowledge, a flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 3.04 or 3.05, if and to the extent required by Sections 3.04 or 3.05;

      (xviii) To the best of the Seller’s knowledge, each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan and the Mortgagee had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller or the Mortgagor or to the Seller’s knowledge, on the part of any other party involved in the origination of the Mortgage Loan;

      (xix) As of the Cut-Off Date, no more than 0.7% of the Mortgage Loans (by the Cut-Off Date Pool Principal Balance) are secured by Mortgaged Properties located within any single zip code area. As of the Cut-Off Date, all of the Mortgage Loans are secured by Mortgaged Properties that are owner-occupied residences, based on representations by the related Mortgagors made by such Mortgagors at origination;

      (xx) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded and which has been or will be held by the Seller or delivered to the Indenture Trustee in accordance with the provisions of this Agreement. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and was approved, if required, by the related primary mortgage guaranty insurer, if any. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or are in the process of being recorded;

      (xxi) As of the Closing Date, no Mortgage has been satisfied cancelled or subordinated, in whole, or rescinded, and no instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgage has been released in whole or in part, in either case, that would have a material adverse affect on the related Mortgage Loan;

      (xxii) To the best of the Seller’s knowledge (i) there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and (ii) as of the Cut-off Date and the Closing Date, each Mortgaged Property is in good repair and is free of damage by waste, fire, earthquake or earth movement, flood, tornado, hurricane or other casualty that would affect adversely the value of the Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended;

      (xxiii) To the best of the Seller’s knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

      (xxiv) To the best of the Seller’s knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property, in the case of a HELOC and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and, in the case of a HELOC, the related Mortgaged Property is lawfully occupied under applicable law;

      (xxv) All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid, and no Mortgagor is entitled to any refund of any such amount paid or due under the related Mortgage or Mortgage Note;

      (xxvi) No Mortgage Note is or was secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

      (xxvii) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor;

      (xxviii) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform in all material respects to the description thereof set forth in the Exhibit P;

      (xxix) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trust, the Indenture Trustee or the Class A Noteholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

      (xxx) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

     (xxxi) To the best of the Seller’s knowledge there is no delinquent tax or assessment lien or judgment on any Mortgaged Property;

     (xxxii) Each Mortgage contains customary and enforceable provisions which, subject to clause (xvii) above, render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (B) otherwise by judicial or non-judicial foreclosure, as applicable in the relevant jurisdiction;

     (xxxiii) Each Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

     (xxxiv) Except as set forth in clause (x) above, to the best of the Seller’s knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

     (xxxv) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

     (xxxvi) All of the Mortgage Loans were originated substantially in accordance with the applicable Originator’s underwriting criteria in effect at the time of origination;

     (xxxvii) The Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust, the Class A Noteholders or the Insurer; and each Mortgage Note and Mortgage is in substantially one of the forms attached as Exhibit E and Exhibit F;

     (xxxviii) No Mortgage Loan had a Combined Loan to Value Ratio at the time of origination of more than 101%;

     (xxxix) Each Mortgage Loan was originated by the Originator listed on the Mortgage Loan Schedule and was acquired in the ordinary course of business by the Seller;

     (xl) As of the Closing Date, the Seller has not received a notice of default of a Senior Lien which has not been cured;

     (xli) Each of the documents and instruments included in a Mortgage File referred to in Section 2.01(b)(ii)(A) and (C) through (F) is, and at such time as Assignments of Mortgage are required to have been prepared, such Assignments of Mortgage will have been, duly executed and in due and proper form and each such document or instrument is or will be in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans similar to the Mortgage Loans;

     (xlii) The Conveyed Assets constitute either “instruments” or “general intangibles” within the meaning of the New York UCC;

     (xliii) All consents and approvals required by the terms of each Mortgage Loan to the sale of such Mortgage Loan to the Purchaser under the Mortgage Loan Purchase Agreement have been obtained;

     (xliv) Other than the security interest granted by the Seller to the Purchaser pursuant to the Mortgage Loan Purchase Agreement and other than any security interest which shall have been released immediately prior to the consummation of the transactions contemplated hereby, the Seller has not pledged, assigned, released, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Purchaser under the Mortgage Loan Purchase Agreement. The Seller is not aware of any judgment or tax lien filings against the Seller;

     (xlv) The Servicer has in its possession all original copies of the Mortgage Notes that constitute or evidence the Mortgage Loans. The Mortgage Notes that constitute or evidence the Mortgage Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser. All financing statements filed or to be filed in favor of the Purchaser in connection herewith describing the Mortgage Loans contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee;”

     (xlvi) As of the Closing Date, no Mortgage Loans are subject to assumption or modification agreements;

     (xlvii) Each Mortgage Loan contains an appraisal conforming to the standards of the applicable Originator as described on Exhibit R to this Agreement;

     (xlviii) No Mortgage Loan contains “subsidized buydown,” graduated payment or convertible loan features; and

     (xlix) No more than 2% of the Pool Balance has been granted relief under the Servicemembers’ Civil Relief Act.

     It is understood and agreed that the each of the foregoing representations and warranties of the Seller may not be waived and shall survive the issuance of the Notes.

     With respect to the representations and warranties set forth in this Section that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller, the Depositor, the Servicer, the Owner Trustee, the Insurer or the Indenture Trustee (in the case of the Indenture Trustee, upon a Responsible Officer of the Indenture Trustee obtaining actual knowledge) that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and with respect to any breach of such representation or warranty or of any other representation or warranty, the Seller shall cure, repurchase or substitute in accordance with this Agreement. Breach of the representations and warranties made in clauses (x), (xviii) and (xxvii) above shall require repurchase of Mortgage Loans selected on a random basis to the extent necessary to cure the breach.

     It is understood and agreed that the representations and warranties set forth in this Section shall survive the transfer of the Mortgage Loans to the Trust and the termination of the rights and obligations of the Servicer pursuant to Section 6.04 or 7.01 herein. Upon discovery by the Seller, the Depositor, the Servicer, the Owner Trustee, the Insurer or the Indenture Trustee (in the case of the Indenture Trustee, upon a Responsible Officer of the Indenture Trustee obtaining actual knowledge) of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein, which materially and adversely affects the value of the related Mortgage Loan or the interests of the Trust, the Class A Noteholders or the Insurer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Insurer. Within 90 days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects and if such breach is not cured by the end of such 90-day period, the Seller shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan on the Determination Date in the month following the month in which such 90-day period expired at the Purchase Price of such Mortgage Loan or, in the case of a substitution, in accordance with Section 2.05. The Purchase Price and any Substitution Adjustments for the purchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account on the Determination Date immediately following such 90-day period, as certified by the Seller to the Indenture Trustee; provided that the Servicer shall remit to the Indenture Trustee, who shall then remit to the Insurer, the portion of the amount, if any, of the Purchase Price referred to in clause (iv) of the definition thereof to the extent such amount is incurred by or imposed on the Insurer. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Insurer, the Class A Noteholders, the Indenture Trustee or the Certificateholders.

     The Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section and Section 2.05, as the case may be, shall amend the Mortgage Loan Schedule through a Supplemental Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Class A Noteholders, the Insurer and the Indenture Trustee on behalf of the Class A Noteholders and the Certificateholders in respect of their respective interests in the Trust.

     Section 2.05 Substitution of Mortgage Loans.

     (a) On a Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under Section 2.02 or 2.04, the Seller may deliver to the Trust one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans which the Seller would otherwise be required to repurchase pursuant to Sections 2.02 or 2.04. In connection with any such substitution, the Seller shall calculate the Substitution Adjustment, if any, and shall deposit such amount to the Collection Account by 12:00 p.m. New York City time on the third Business Day prior to the Payment Date in the month succeeding the calendar month in which the related cure period expired.

     (b) The Seller shall notify the Servicer, the Insurer and the Indenture Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Mortgage Loan pursuant to Section 2.02 or 2.04 of its intention to effect a substitution under this Section 2.05. On such Determination Date (the “Substitution Date”), the Seller shall deliver to the Insurer, the Servicer, the Depositor and the Indenture Trustee (1) a list of the Eligible Substitute Mortgage Loans to be substituted for the Defective Mortgage Loans, (2) a list of the Defective Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans, (3) an Officer’s Certificate (A) stating that no Event of Servicing Termination shall have occurred and be continuing, (B) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Mortgage Loan schedule (the “Supplemental Mortgage Loan Schedule”) setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (C) confirming that the representations and warranties contained in Section 2.04 are true and correct in all material respects with respect to the Eligible Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.04 and this Section 2.05 and (4) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account; provided that the Servicer shall remit to the Indenture Trustee, who shall then remit to the Insurer, the portion of the amount, if any, of the Substitution Adjustment referred to in clause (d) of the definition thereof to the extent such amount is incurred by the Insurer. Upon receipt of the foregoing, the Indenture Trustee shall release such Defective Mortgage Loan to the Trust and the Trust shall release such Defective Mortgage Loans to the Seller without recourse, representation or warranty.

     (c) Concurrently with the satisfaction of the conditions set forth in Sections 2.05(a) above and the transfer of such Eligible Substitute Mortgage Loans to the Indenture Trustee pursuant to Section 2.05(a), Exhibit A to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related substitution date, as the case may be, as to such Eligible Substitute Mortgage Loans.

     (d) As to any Eligible Substitute Mortgage Loan or Loans, the Seller shall cause to be delivered to the Indenture Trustee with respect to such Eligible Substitute Mortgage Loan or Loans such documents and agreements as are required to be held by the Indenture Trustee in accordance with Section 2.01. For any Due Period during which the Seller purchases one or more Defective Mortgage Loans, the Servicer shall determine the amount that shall be deposited by the Seller in the Collection Account at the time of substitution. Any amounts received in respect of the Eligible Substitute Mortgage Loan during the Due Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Due Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Indenture Trustee shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.04. The procedures applied by the Seller in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Class A Noteholders, the Certificateholders or the Insurer.

     Section 2.06 Tax Treatment. It is the intention of the parties hereto and the Class A Noteholders that the Class A Notes will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The terms of this Agreement shall be interpreted to further the intent of the parties hereto. The parties hereto and each Class A Noteholder (or Class A Note Owner) by acceptance of its Class A Note (or, in the case of a Class A Note Owner, by virtue of such Class A Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Class A Note (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness secured by the Trust Estate and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Class A Noteholder agrees that it will cause any Class A Note Owner acquiring an interest in a Class A Note through it to comply with this Agreement as to treatment of the Class A Notes as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

     Section 2.07 [Reserved].

     Section 2.08 Representations, Warranties and Covenants of the Depositor.

     (a) The Depositor represents and warrants to the Depositor, the Trust and the Indenture Trustee on behalf of the Class A Noteholders and the Insurer as follows:

     (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

     (ii) Immediately prior to the transfer by the Depositor to the Trust of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Depositor) acquired in good faith and subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

     (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust;

     (iv) The Depositor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

     (v) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted and the Depositor will not change its jurisdiction of organizations without prior notice to the Rating Agencies, the Servicer, the Indenture Trustee and the Insurer;

     (vi) Other than the security interest granted to the Indenture Trustee hereunder, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor;

     (vii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

     (viii) The Depositor represents and warrants that it has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Mortgage Loans transferred to the Indenture Trustee on behalf of the Trust, pursuant to this Agreement.

     It is understood and agreed that the representations and warranties set forth in (i) through (viii) above shall survive the transfer of the Mortgage Loans to the Trust.

     (b) The Depositor represents and covenants to the parties hereto and the Insurer that:

     (i) Other than the security interest granted by the Depositor to the Trust under this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Trust under this Agreement. The Depositor is not aware of any judgment or tax lien filings against the Depositor;

     (ii) The Depositor will not engage in any activity that would result in a downgrading of the Class A Notes or the Class B Certificates without regard to the Note Policy; and

     (iii) The Depositor’s location under the applicable UCC is in Delaware and it will not change its principal place of business or its jurisdiction of organization without prior notice to the Rating Agencies, the Servicer, the Indenture Trustee and the Insurer.

     Section 2.09 Subsequent Transfers.

     (a) Subject to the satisfaction of the conditions set forth in paragraph (b) below and pursuant to the terms of each Subsequent Transfer Agreement, in consideration of the Indenture Trustee’s delivery, on behalf of the Trust, on the related Subsequent Transfer Date to or upon the order of the Seller of the purchase price therefor, the Seller may on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise sell to the Depositor and the Depositor shall convey to the Trust, all right, title and interest of the Seller and the Depositor, as applicable, in and to each Subsequent Mortgage Loan transferred pursuant to such Subsequent Transfer Agreement, including (i) each Subsequent Mortgage Loan listed on the schedule to the Subsequent Transfer Agreement and the related Mortgage File (including the related Mortgage Note and Mortgage), including its Cut-Off Date Principal Balance (including the right to purchase Additional Balances resulting from draws made pursuant to the related Mortgage Note prior to the termination of this Agreement) and all related collections in respect of interest and principal received after the Cut-Off Date; (ii) related property that secured a Subsequent Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its rights under any related insurance policies maintained in respect of the Subsequent Mortgage Loans (including any hazard, flood or title insurance proceeds); and (iv) all proceeds of any of the foregoing. The transfer by the Seller to the Depositor and by the Depositor to the Trust of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule shall be absolute and shall be intended by the Seller, the Depositor and all parties hereto to be treated as a sale by the Seller to the Depositor and as a sale by the Depositor to the Trust. The Depositor hereby grants to the Indenture Trustee a limited power of attorney to execute each Subsequent Transfer Agreement. Such power of attorney shall continue until either the earlier of (i) receipt by the Indenture Trustee from the Depositor of written termination of such power of attorney and (ii) the end of the Revolving Period. If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.09 from the Seller to the Depositor and by the Depositor to the Trust pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, each of the Seller and the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Seller shall be deemed to have granted and does hereby grant to the Depositor and the Depositor shall be deemed to have granted and does hereby grant to the Trust as of such Subsequent Transfer Date a first priority security interest in the entire right, title and interest of the Seller and of the Depositor in and to the Subsequent Mortgage Loans and all other property conveyed to the Trust pursuant to this Section 2.09 and all proceeds thereof to the same extent and in compliance with the provisions of Section 2.01(c) with respect to the Subsequent Mortgage Loans, as if such provisions were set forth in this Section 2.09, and (ii) this Agreement shall constitute a security agreement under applicable law. The purchase price shall be one hundred percent (100%) of the Principal Balances of the Subsequent Mortgage Loans as of the related Cut-Off Date and on or before any Subsequent Transfer Date, the Seller shall deliver a Withdrawal Certificate specifying such purchase price to be withdrawn and delivered to the Seller by the Indenture Trustee from the Reinvestment Account, which in no event shall exceed the amount on deposit in the Reinvestment Account. On or before each Subsequent Transfer Date, the Seller shall deliver to, and deposit with the Indenture Trustee, the original Mortgage Note and the Related Documents with respect to each Subsequent Mortgage Loan transferred on such Subsequent Transfer Date, and the related Subsequent Mortgage Loan Schedule in computer readable format with respect to such Subsequent Mortgage Loans.

     (b) Subject to clause (i) below, the Seller may transfer and deliver to the Depositor, who shall transfer and deliver to the Indenture Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) of this Section 2.09 only upon the satisfaction of each of the following conditions, as certified by the Seller to the Indenture Trustee in an Officer’s Certificate, on or prior to the applicable Subsequent Transfer Date:

     (i) The Seller shall have provided the Servicer, the Indenture Trustee, the Insurer, the Depositor and the Rating Agencies with an Addition Notice, which notice shall be given three Business Days prior to the applicable Subsequent Transfer Date and shall designate the Subsequent Mortgage Loans to be sold to the Trust and the aggregate Principal Balance of such Mortgage Loans; provided that following delivery of any such Addition Notice, if the Insurer determines that any Subsequent Mortgage Loan does not meet the criteria specified in this Section 2.09(b) and in Section 2.09(c), the Insurer shall give notice of such defect to the Indenture Trustee and the Seller and the Seller shall suspend sale of any Subsequent Mortgage Loans to the Trust until any defective Subsequent Mortgage Loans have been cured or repurchased in accordance with Sections 2.02 or 2.05;

     (ii) The Seller and the Depositor shall have delivered to the Indenture Trustee and the Servicer a duly executed Subsequent Transfer Agreement in substantially the form of Exhibit N;

     (iii) The Seller shall have delivered to the Servicer for deposit in the Collection Account all principal collected and interest collected on the Subsequent Mortgage Loans after the related Cut-off Date;

     (iv) As of each Subsequent Transfer Date, the Seller was not insolvent, and the Seller will not be made insolvent by such transfer and the Seller is not aware of any pending insolvency;

     (v) Such addition will not result in a material adverse tax consequence to any Holders of the Class A Notes or the Trust;

     (vi) The Revolving Period shall not have terminated;

     (vii) The Subsequent Mortgage Loans may not be 30 days or more delinquent as of the relevant Cut-Off Date;

     (viii) The remaining term to stated maturity of each Subsequent Mortgage Loan shall not exceed 360 months;

     (ix) The Subsequent Mortgage Loans shall be secured by a mortgage in a first or second lien position;

     (x) Each Subsequent Mortgage Loan shall have a fully-indexed margin between -0.250% and 8.875%;

     (xi) Each Subsequent Mortgage Loan shall not have a Principal Balance in excess of $500,000;

     (xii) Each Subsequent Mortgage Loan shall have a Credit Limit between $4,000 and $500,000;

     (xiii) Each Subsequent Mortgage Loan shall have been originated under the related Originator’s “full documentation” or “reduced documentation” underwriting criteria;

     (xiv) Each Subsequent Mortgage Loan shall have a CLTV of less than or equal to 101%;

     (xv) Each Subsequent Mortgage Loan shall have a Utilization Rate less than or equal to 101%;

     (xvi) Each Subsequent Mortgage Loan shall have a credit score greater than or equal to 600;

     (xvii) No Subsequent Mortgage Loan shall provide for negative amortization;

     (xviii) On the last Subsequent Transfer Date (which shall be designated in a written notice to the Indenture Trustee), the Indenture Trustee shall have received an internal accountant’s letter confirming that the characteristics of the Mortgage Loans (including the Subsequent Mortgage Loans), satisfy the parameters set forth in Section 2.09(c) below; and

     (xix) Each of the representations and warranties set forth in Section 2.04 shall be true and correct with respect to each Subsequent Mortgage Loan as of the related Cut-Off Date for such Subsequent Mortgage Loan.

     (c) On each Subsequent Transfer Date, the Mortgage Loans submitted by the Seller to the Indenture Trustee on such Subsequent Transfer Date must be in compliance with the following characteristics and may be included in the Trust if:

     (i) a weighted average fully-indexed margin of at least 1.75%;

     (ii) a weighted average CLTV less than or equal to 85%;

     (iii) a weighted average credit score of 710 or greater;

     (iv) a weighted average credit score of at least 710 for Subsequent Mortgage Loans with a CLTV greater than 90%;

     (v) no more than 22% of the pool will have a credit score less than 660;

     (vi) at least 72% of the Mortgage Loans in the pool will be secured by a single family residence;

     (vii) at least 95% of Mortgage Loans in the pool will be secured by an owner-occupied Mortgaged Property;

     (viii) no more than 80% of the pool will have a loan purpose of cash-out refinance;

     (ix) at least 50% of the Mortgage Loans in the pool will have been originated under the related Originator’s “full documentation” program;

     (x) no more than 60% of the Mortgage Loans in the pool will be secured by Mortgaged Property located in the State of California; and

     (xi) no more than 15% of Mortgage Loans in the pool will be secured by Mortgaged Property located in any single state other than the State of California.

     On or before December 22, 2005 and December 22, 2006, the Seller agrees to and shall provide information to the Rating Agencies and the Insurer required to review the pool of Mortgage Loans as of the end of the most recent Due Period, including any Subsequent Mortgage Loans, in order for the Rating Agencies to determine the characteristics of the pool of Mortgage Loans will not cause the downgrade or withdrawal of the Ratings, without taking the Note Policy into account.

     The Seller shall comply with its obligations set forth in Sections 2.01, 2.02, 2.04 and 2.05, and the Indenture Trustee shall comply with its obligations set forth in Section 2.01(b), with respect to the Subsequent Mortgage Loans delivered on each Subsequent Transfer Date. References in such Sections to the Mortgage Loans shall be deemed to refer to the Subsequent Mortgage Loans and references to the Cut-Off Date or the Closing Date, as applicable, shall be deemed to refer to the applicable related Cut-Off Date or Subsequent Transfer Date, respectively, except that representations made with specific reference to the initial Mortgage Loans shall remain unchanged.

ARTICLE III.

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.01 The Servicer.

     (a) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which (i) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement, (ii) (x) has been designated an approved Seller-Servicer by Freddie Mac or Fannie Mae for first and second mortgage loans or (y) is an affiliate of the Servicer or (z) is otherwise approved by the Insurer. The Servicer shall give written notice to the Insurer and the Indenture Trustee prior to the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement and shall be in form and substance acceptable to the Insurer. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

     (b) Notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     (c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Depositor, the Owner Trustee, the Indenture Trustee, the Class A Noteholders, the Certificateholders and the Transferor in respect of the Transferor Interest shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.01(d) herein. The Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

     (d) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Servicing Termination), the Indenture Trustee or its designee approved by the Insurer or a successor Servicer under Section 7.02(a) shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Indenture Trustee or designee approved by the Insurer or any successor Servicer elects to terminate any Subservicing Agreement (except with respect to Subservicing Agreements that only allow for termination of the related Subservicer for cause or require a termination fee for termination without cause) in accordance with the terms of such Subservicing Agreement. The Indenture Trustee shall not be responsible for any termination fees under any Subservicing Agreement. In no event shall any Subservicing Agreement require the Insurer or the Indenture Trustee as Successor Servicer to pay compensation to a Subservicer or order the termination of such Subservicer. Any fee payable or expense incurred in connection with such a termination will be payable by the outgoing Servicer. If the Indenture Trustee does not terminate a Subservicing Agreement, the Indenture Trustee, its designee or a successor Servicer shall be deemed to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Servicer ceased to be the Servicer hereunder. The Servicer, at its expense and without right of reimbursement therefor, shall, upon the request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     (e) No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of payments to the Class A Noteholders and distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trust, each Class A Noteholder and each holder of the Transferor Interest, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer and requested in writing, the Indenture Trustee shall furnish the Servicer and, if directed by a Servicing Officer, any Subservicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer and any such Subservicer to carry out its servicing and administrative duties under this Agreement.

     (f) On and after such time as the Indenture Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 6.04 herein, after receipt by the Indenture Trustee and the Insurer of the Opinion of Counsel required pursuant to Section 6.04, the Indenture Trustee, if it so elects, and with the consent of the Insurer, shall assume all of the rights and obligations of the Servicer, subject to Section 7.02 herein. The Servicer shall at its expense, deliver to the Indenture Trustee, all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

     The defaulting Servicer agrees to cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the defaulting Servicer’s responsibilities and rights hereunder as Servicer including, without limitation, notifying each Subservicer of the assignment of the servicing function and providing the Indenture Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Indenture Trustee or its designee to assume the defaulting Servicer’s functions hereunder and the transfer to the Indenture Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Servicer in the Collection Account maintained by such defaulting Servicer and any other account or fund maintained with respect to the Class A Notes or thereafter received with respect to the Mortgage Loans. The Servicer being terminated (unless such Servicer is the Indenture Trustee, in which case the initial Servicer) shall bear all costs of a servicing transfer, including but not limited to those of the Indenture Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Transaction Documents, if necessary.

     The Indenture Trustee shall be entitled to be reimbursed from the Servicer (or by the Trust pursuant to Section 5.01(a)(I)(xi), if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be reasonably required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee or other successor Servicer to service the Mortgage Loans properly and effectively. If the terminated Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Indenture Trustee pursuant to Section 5.01(a)(I)(xi); provided that the terminated Servicer unless the terminated Servicer is the Indenture Trustee shall reimburse the Trust for any such expense incurred by the Trust.

     (g) The Servicer shall deliver a list of Servicing Officers to the Indenture Trustee and the Insurer on or before the Closing Date and shall revise such list from time to time, as appropriate, and shall deliver all revisions promptly to the Indenture Trustee and the Insurer.

     (h) Consistent with the terms of this Agreement and with respect to HELOCs, the Servicer may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided,

     (i) the Combined Loan-to-Value Ratio, which may be based on a new appraisal, of the related HELOC immediately following the modification is not greater than the Combined Loan-to-Value Ratio of such HELOC as of the date such HELOC was originated; or

     (ii) in the case of any such action that would result in an increase in the Combined Loan-to-Value Ratio over the Combined Loan-to-Value Ratio as of the date such HELOC was originated, the aggregate number of HELOCs with respect to which a new senior lien is consented to by the Servicer does not exceed 5% of number of HELOCs as of the Cut-Off Date or 30% of the aggregate Principal Balance of the HELOCs as of such date, and the Combined Loan-to-Value Ratio after giving effect to the modification does not exceed 100%.

     The Servicer may also, without approval from the Rating Agencies, Indenture Trustee, or the Insurer, increase the Credit Limit on a Mortgage Loan if such increase is consistent with the Servicer’s underwriting policies and a new Appraised Value is obtained and the Combined Loan-to-Value Ratio of the Mortgage Loan after giving effect to the increase is less than or equal to the Combined Loan-to-Value Ratio of the Mortgage Loan as of the Cut-Off Date. In addition, the Servicer may increase the Credit Limits on up to 10% of the number of Mortgage Loans as of the Cut-Off Date if the increase in the Credit Limit of any single Mortgage Loan does not cause the Combined Loan-to-Value Ratio of such Mortgage Loan to exceed 100%. Notwithstanding anything in this Agreement to the contrary, with respect to a Residential Lot Loan, the Servicer may not make any future advances (except as provided in Section 3.07(c)) and the Servicer shall not (i) permit any modification with respect to any Residential Lot Loan that would change the Loan Rate, reduce, forgive or increase the Stated Principal Balance (except for reductions resulting from actual distributions of principal) or change the final maturity date on such Residential Lot Loan (unless, as provided in Section 3.02(a), the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable).

     (i) Furthermore, the Servicer, without prior approval from the Rating Agencies, Indenture Trustee or the Insurer, may solicit Mortgagors for a reduction in Margins, provided that the cumulative impact of any such Margin reductions shall not result in the reduction of the weighted average Margin of the Mortgage Loans as of the Cut-Off Date by more than 25 basis points taking into account any prior reductions. In addition, the Servicer may agree to or solicit Mortgagors to change any other terms of the related Mortgage Loans if the changes (i) do not materially and adversely affect the interests of the Class A Noteholders, the Certificateholders, or the Insurer and (ii) are consistent with Accepted Servicing Practices as evidenced by a certificate signed by a Servicing Officer delivered to the Indenture Trustee and the Insurer.

     (j) In no event shall the Servicer modify the maturity of any Mortgage Loan to a maturity that is later than the Final Payment Date. Nothing in this Agreement shall limit the right of the Servicer to solicit mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.

     Section 3.02 Collection of Certain Mortgage Loan Payments.

     (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any prepayment penalty or late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan, (ii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid; provided that such arrangement is consistent with the Servicer’s policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the monthly information delivered by the Servicer to the Indenture Trustee and the Insurer pursuant to Section 5.03 herein or (iii) solely with respect to a Residential Lot Loan, extend the due dates for the Monthly Payments due on the related Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (iii) shall not affect the amortization schedule of such Residential Lot Loan for purposes of any computation hereunder, except as provided below. In the event of any arrangement pursuant to clause (iii) of this Section 3.01(a), the Servicer shall make timely advances on such Residential Lot Loan during such extension pursuant to Section 3.02(a) and in accordance with the amortization schedule of such Residential Lot Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Residential Lot Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Loan Rate, forgive the payment of principal or interest or extend the final maturity date of such Residential Lot Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Residential Lot Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements or indulgences collectively referred to herein as “forbearance”); provided, however, (i) the Servicer shall determine that such forbearance is not materially adverse to the interests of the Class A Noteholders (taking into account any estimated loss that might result absent such action) and is expected to minimize the loss on such Residential Lot Loan, (ii) the Servicer shall not initiate any new lending to such Mortgagor through the Trust Fund and (iii) in no event shall the Servicer grant any such forbearance (other than specifically provided under this Section 3.01(a)) with respect to any one Residential Lot Loan more than once in any twelve (12) month period or more than three times over the life of such Residential Lot Loan. The Servicer’s analysis supporting any forbearance and the conclusion of any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

     (b) The Servicer may agree to a modification of any Residential Lot Loan (a “Modified Residential Lot Loan”) at the request of the related Mortgagor if (i) the modification is in lieu of a refinancing and the Loan Rate on the Modified Residential Lot Loan, as modified, is approximately a prevailing market rate for newly-originated Residential Lot Loans having similar terms and (ii) the Servicer purchases the Modified Residential Lot Loan from the Trust Fund as described below. Effective immediately after the deposit of the Purchase Price by the Servicer, all interest of the Indenture Trustee in the Modified Residential Lot Loan shall automatically be deemed transferred and assigned to the Servicer and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of the deposit of the Purchase Price and the risk of default thereon, shall pass to the Servicer. The Servicer shall promptly deliver to the Indenture Trustee a certification of a Servicing Officer to the effect that all requirements of this Section 3.07(c) have been satisfied with respect to the Modified Residential Lot Loan. The Servicer shall deposit the Purchase Price for any Modified Residential Lot Loan in the Collection Account pursuant to Section 3.07(c) within one Business

Day after the purchase of the Modified Residential Lot Loan. Upon receipt by the Indenture Trustee of written notification of any such deposit signed by a Servicing Officer, the Indenture Trustee shall release to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer any Modified Residential Lot Loan previously transferred and assigned pursuant hereto.

     (c) The Servicer shall establish and maintain an Eligible Account (the “Collection Account”) entitled “IndyMac Bank, F.S.B., in trust for the registered holders of IndyMac Residential Asset-Backed Trust, Series 2004-LH1, Class A Note, the Class B Certificates, the Class O Certificates and the Transferor Certificates, as their interests may appear, Collection Account.” The Servicer shall notify the Indenture Trustee of the Eligible Institution with which the Collection Account is maintained. The Servicer shall, on the Closing Date, deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received after the Cut-Off Date and prior to the Closing Date (and, with respect to Residential Lot Loans, all payments in respect of such Residential Lot Loan allocable to the period after the Cut-off Date and prior to the Closing Date), and thereafter, subject to Section 3.02(d), deposit within two Business Days following receipt or advance thereof, the following payments and collections received or made by it (without duplication) to the Collection Account:

     (i) all payments received or advanced by the Servicer after the Cut-Off Date on account of principal on the Mortgage Loans, including Principal Prepayments;

     (ii) all payments, net of related servicing fees, received or advanced by the Servicer after the Cut-Off Date on account of interest on the Mortgage Loans;

     (iii) all Net Recoveries;

     (iv) any Advances, as required pursuant to Section 3.19;

     (v) any amounts required to be deposited pursuant to Section 3.07 in connection with any REO Property;

     (vi) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

     (vii) any Compensating Interest to be deposited pursuant to Section 3.20 in connection with any Prepayment Interest Shortfall;

     (viii) any amounts required to be deposited pursuant to Section 5.08(e) in connection with any losses realized on investments with respect to funds held in the Collection Account, the Reinvestment Account and the Revolving Period Funding Account;

     (ix) the Purchase Price of any Mortgage Loan and the amount of any Substitution Adjustment paid by a Seller during the related Due Period pursuant to Sections 2.02, 2.04 and 2.09;

     (x) all Released Mortgaged Property Proceeds; and

     (xi) [Reserved];

     (xii) any amount required to be deposited therein pursuant to Sections 3.02(d) and 5.08(e) herein;

     The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing fees (including annual fees, assumption fees, modification fees, insufficient funds charges and other ancillary income) or late charge penalties payable by Mortgagors or amounts received by the Servicer for the accounts of Mortgagors for application toward the payment of taxes, insurance premiums, assessments and similar items.

     (d) All funds in the Collection Account shall be held (i) uninvested or (ii) invested pursuant to Section 5.08. Any investment earnings on funds held in the Collection Account shall be for the account of the Servicer and may be withdrawn from the Collection Account by the Servicer at any time. Any investment losses on funds held in the Collection Account through the second day preceding the day on which such funds are to be deposited in the Payment Account shall be for such account of the Servicer and promptly (and in no event later than the next Payment Date) upon the realization of such loss shall be deposited by the Servicer to the Collection Account. Any references herein to amounts on deposit in the Collection Account shall refer to amounts net of such investment earnings.

     (e) Notwithstanding anything contained in Section 3.02(b) to the contrary, the Servicer shall be permitted to remit the collections that would otherwise be required to be deposited on a daily basis pursuant to Section 3.02(b), net of any amount permitted to be withdrawn pursuant to Section 3.03(ii) through (vi) hereof, to the Collection Account in immediately available funds no later than 12:00 p.m. New York City time on the Servicer Remittance Date but only for so long as no Deposit Event shall have occurred and be continuing.

     (f) During the period that the Servicer is permitted to remit collections as contemplated by the preceding paragraph 3.02(d), the Servicer shall establish and maintain for the Trust a Mortgage Loan payment record on which the payments and collections in respect of the Mortgage Loans for each of the categories specified in Section 3.02(b) shall be recorded and on which each of the categories of withdrawal specified in Section 3.03 shall be recorded and the Servicer shall notify the Indenture Trustee and the Insurer in writing as promptly as practicable (but in any event not later than the Determination Date for the next Payment Date) of the amounts so recorded for each of the categories specified in such Section that are to be included in Interest Collections and Principal Collections for the related Payment Date and of the amounts so recorded which will constitute a part of Interest Collections and Principal Collections for the Payment Date after the immediately following Payment Date.

     (g) If (i) the written notification called for by the preceding paragraph is not received by the Determination Date for the next Payment Date or (ii) such notification indicates that Interest Collections and Principal Collections for such Payment Date are less than the

Guaranteed Principal Payment Amount and the Class A Interest Payment Amount for such Payment Date or (iii) the Servicer shall fail to make the deposit pursuant to Section 3.02(d), the Indenture Trustee shall immediately notify the Seller, the Depositor and the Insurer.

     Section 3.03 Withdrawals from the Collection Account. The Servicer shall withdraw or cause to be withdrawn funds from the Collection Account for the stated purposes in the following order of priority:

     (i) to reimburse the Servicer for any accrued and unpaid Servicing Fees and, with respect to Residential Lot Loans, to reimburse the Servicer for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds on Residential Lot Loans with respect to which such Advances were made in accordance with the provisions of Section 3.19(b) or (b) any unreimbursed Advances with respect to the final liquidation of a Residential Lot Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received with respect to such Residential Lot Loan are insufficient to reimburse the Servicer for such unreimbursed Advances;

     (ii) on each Servicer Remittance Date, to transfer the following amounts to the Indenture Trustee for deposit in the Payment Account:

     (A) the portion of the Interest Collections and Principal Collections for the related Due Period then in the Collection Account;

     (B) any Advances, as required pursuant to Section 3.19;

     (C) any amounts required to be deposited pursuant to Section 3.07 in connection with any REO Property;

     (D) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

     (E) any Compensating Interest to be deposited pursuant to Section 3.20 in connection with any Prepayment Interest Shortfall;

     (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

     (iv) to make investments in accordance with Section 5.08 and to pay to the Servicer interest earned in respect of such investments or on funds deposited in the Collection Account;

     (v) to pay the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

     (vi) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein or were deposited therein in error and to pay such funds to the appropriate Person;

     (vii) to pay the Servicer the servicing compensation for the related Due Period that it is entitled to receive pursuant to Section 3.09 herein to the extent not retained or distributed pursuant to Section 3.02(b) hereof;

     (viii) to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance;

     (ix) to pay itself any Prepayment Interest Excess;

     (x) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to Section 3.07 to the extent not advanced by the Servicer; and

     (xi) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Transferor.

     Prior to making any withdrawal from the Collection Account pursuant to subclause (vii), the Servicer shall have delivered to the Indenture Trustee and the Insurer a certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

     Section 3.04 Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer verifies the existence at the origination of each HELOC fire and hazard insurance naming the Servicer or its designee as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such HELOC from time to time, (ii) the combined principal balance owing on such HELOC and any mortgage loan senior to such HELOC and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such HELOC and any mortgage loan senior to such HELOC at the time of such foreclosure, or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Servicing Advances to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in an area identified in a federally designated flood area, the hazard insurance to be maintained for the related HELOC shall include flood insurance to the extent such flood insurance is available and the Servicer has determined such insurance to be necessary in accordance with Accepted Servicing Practices of prudent lending institutions. All such flood insurance shall be in amounts not less than the lesser of (A) the amount in clause (i) above, (B) the amount in clause (ii) above and (C) the maximum amount of insurance available under the National Flood Insurance Reform Act of 1994, as amended. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a HELOC, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     Section 3.05 Maintenance of Mortgage Impairment Insurance Policy. In the event that the Servicer shall obtain and maintain a blanket insurance policy consistent with Accepted Servicing Practices, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such insurance policy names the Servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without coinsurance, and otherwise complies with the requirements of Section 3.04, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.04. Upon the request of the Insurer or the Indenture Trustee, the Servicer shall cause to be delivered to the Insurer or the Indenture Trustee, as the case may be, a certified true copy of such insurance policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee, the Insurer and the Trust, claims under any such insurance policy in a timely fashion in accordance with the terms of such insurance policy.

     Section 3.06 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain with responsible companies, at its own expense, a blanket fidelity bond (“Fidelity Bond”) and an errors and omissions insurance policy (“Errors and Omissions Insurance Policy”), with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of the Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.06 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae. Upon the request of the Indenture Trustee or the Insurer, the Servicer shall cause to be delivered to the Indenture Trustee or the Insurer a certificate of insurance of the insurer and the surety including a statement from the surety.

     Section 3.07 Management of and Realization upon Defaulted Mortgage Loans.

     (a) Management of REO Property. The Servicer shall manage, conserve, protect and operate each REO Property for the Trust solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Insurer, the Class A Noteholders and the Trust.

     The Servicer shall cause to be deposited, within the time period specified in Section 3.02(b) or 3.02(d), as applicable, in the Collection Account, all revenues net of Servicing Advances (and in the case of Residential Lot Loans, net of Advances) received with respect to the related REO Property and shall retain, or cause to be withdrawn therefrom, funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

     The disposition of REO Property shall be carried out by the Servicer for cash at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Class A Noteholders, the Trust and the Insurer and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of the sale of the REO Property shall be promptly deposited in the Collection Account, pursuant to Section 3.02(b) or 3.02(d), as applicable, net of any related unreimbursed Servicing Advances and Advances (without duplication of amounts paid pursuant to Section 3.03(vii)), payable to the Servicer in accordance with Section 3.03, for payment in accordance with Section 5.01 herein.

     (b) Realization Upon Defaulted Mortgage Loans. The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01, subject to the provisions contained in the second succeeding paragraph of this Section 3.07 and only if the Servicer determines that there is sufficient equity in the related Mortgaged Property to justify such foreclosure. In connection with foreclosure or other conversion, the Servicer will follow Accepted Servicing Practices, including the practice that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any Mortgaged Property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds and that, in the event that the related Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such Mortgaged Property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself for such expenses.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee or its nominee on behalf of the Trust and the Insurer.

     If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within 1 mile of any site with environmental or hazardous waste risks, the Servicer will notify the Insurer prior to acquiring the Mortgaged Property and shall not take any action without prior written approval of the Insurer.

     Section 3.08 Indenture Trustee to Cooperate. Upon the payment in full of any Mortgage Loan, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01(e), if the related Assignment of Mortgage has been recorded, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Indenture Trustee is holding any portion of the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a request for release, in the form attached hereto as Exhibit J, signed by a Servicing Officer, release the related portion of the Mortgage File to the Servicer, and the Indenture Trustee shall execute such documents, at the expense of and in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Servicer to return the portion of the Mortgage File released to it to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified (including a certification that the Servicer has deposited the proceeds of such liquidated Mortgage Loan in the Collection Account), a copy of the Request for Release shall be released by the Indenture Trustee to the Servicer.

     In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Indenture Trustee shall, if so requested in writing by the Servicer execute an appropriate assignment in the form provided to the Trust and the Indenture Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only) and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Recoveries received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Indenture Trustee and return it to the place where the related Mortgage File was being maintained.

     Section 3.09 Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to retain the Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not considered interest or principal payments under the Mortgage Notes, Foreclosure Profits and, subject to Section 3.02(b) above (except as noted in Section 5.08(d) below), investment income on the Collection Account or the Reinvestment Account shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Trust) and shall not be entitled to reimbursement therefor except as specifically provided herein. In addition, the Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 3.03(x).

     Section 3.10 Annual Statement as to Compliance.

     (a) Not later than March 1st of each calendar year (or, if such day is not a Business Day, the immediately preceding Business Day), commencing in 2005, the Servicer shall deliver to the Depositor, the Rating Agencies, the Insurer and the Indenture Trustee an Officer’s Certificate in the form of Exhibit C, stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year (or such shorter period in the event of the first year following the Closing Date) and of the performance of the Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such material default.

     (b) The Servicer shall deliver to the Indenture Trustee, the Insurer, the Seller, the Depositor and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer’s Certificate of any event which, with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

     Section 3.11 Annual Servicing Report.

     (a) Not later than March 1st of each calendar year (or, if such day is not a Business Day, the immediately preceding Business Day), commencing in 2006, the Servicer, at its expense, shall cause a firm of independent public accountants (who may also render other services to the Servicer or the Seller) reasonably acceptable to the Insurer to furnish a statement to the Insurer, the Depositor, the Indenture Trustee, the Trust and the Rating Agencies to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Sale and Servicing Agreement or of mortgage loans and sale and servicing agreements substantially the same as this Agreement (the statement to include a list of such sale and servicing agreements covered by it) and that, on the basis of its examination conducted substantially in compliance with the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for Fannie Mae or Freddie Mac, such servicing has been conducted in compliance with this Agreement, except for any significant exceptions or errors in records that, in the opinion of the accounting firm, the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced by Fannie Mae and Freddie Mac requires it to report. In rendering the statement, the accounting firm may rely, as to matters relating to direct servicing of Mortgage Loans by the subservicers, upon comparable statements for examinations conducted substantially in compliance with Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for Fannie Mae or Freddie Mac (rendered within one year of the statement) of independent public accountants with respect to the related subservicer. The certification required by this Section 3.11(a) may be replaced by any similar certification using standards other than those identified herein which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission, with the consent of the Insurer and the Depositor.

     (b) In the event such firm requires the Indenture Trustee or the Trust to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee or the Trust in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee will make no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

     Section 3.12 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide to the Indenture Trustee, the Insurer, Class A Noteholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12; provided that the Servicer makes reasonable efforts to provide such information without violation of law.

     Section 3.13 [Reserved].

     Section 3.14 Certification of the Servicer.

     (a) The Servicer, the Depositor and the Indenture Trustee shall reasonably cooperate in connection with the Trust’s satisfying the reporting requirements under the Exchange Act. The Indenture Trustee shall prepare and the Servicer shall execute on behalf of the Issuer any Forms 8-K and 10-K (together, the “Forms”) customary for similar securities as required by the Exchange Act and the rules and regulations promulgated thereunder; provided that the Depositor shall prepare, execute and file the Form 8-Ks related to the filing of the Transaction Documents and the financial statements of the Note Insurer. The Servicer hereby grants to the Indenture Trustee a limited power of attorney to execute and file each such Form 8-K but only to the extent no accompanying certification is required to be filed on behalf of the Servicer. Such power of attorney shall continue until either the earlier of (i) receipt by the Indenture Trustee from the Servicer of written termination of such power of attorney and (ii) the termination of the Trust. The Indenture Trustee shall cause to be filed (via the Commission’s Electronic Data Gathering and Retrieval System) any such Forms on behalf of the Issuer. Prior to January 31st of the first year in which such filing is permitted under applicable law, the Indenture Trustee shall prepare and file a Form 15D Suspension Notification with respect to the Trust. Each of the Seller, the Servicer and the Depositor agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.

     (b) So long as a Form 15D Suspension Notification with respect to the Trust has not previously been filed, each Form 8-K shall be filed by the Indenture Trustee within 15 days after each Payment Date, with a copy of the Statement to Class A Noteholders for such Payment Date as an exhibit thereto. Upon request by the Servicer, the Indenture Trustee will forward any Form 8-Ks to be filed by the Indenture Trustee, to the Servicer for review no later than 5 Business Days following a Distribution Date and the Servicer will provide any comments on such Form 8-Ks no later than 7 Business Days following a Distribution Date. So long as a Form 15D Suspension Notification with respect to the Issuer has not previously been filed (except with respect to the calendar year in which such Form 15D is filed), prior to March 31st of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Indenture Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff’s interpretations. Such Form 10-K shall include as exhibits the Servicer’s annual statement of compliance described under Section 3.10 and an annual report from the independent public accountants as to compliance by the Servicer with particular servicing standards, in each case to the extent they have been timely delivered to the Indenture Trustee. If they are not so timely delivered, the Indenture Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Indenture Trustee. The Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Indenture Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include the certification in the form set forth in Section 3.14(c) below (the “Certification”), which shall be signed by the senior officer of the Servicer in charge of securitization. The Indenture Trustee shall prepare and deliver each Form 10-K to the Servicer for execution no later than March 20th (or if such day is not a Business Day, the immediately preceding Business Day) of each year. The Servicer shall return the executed Form 10-K to the Indenture Trustee for filing no later than March 25th (or if such day is not a Business Day, the immediately preceding Business Day) of each year.

     (c) On or prior to (i) March 25, 2005 and (ii) unless and until a Form 15D Suspension Notification shall have been filed, on or prior to March 1 of each year thereafter, the Servicer shall provide the Indenture Trustee with the Certification. Unless the Commission issues written guidance or otherwise informs the Seller, the Depositor, the Trust, the Indenture Trustee or the Servicer in writing that the approach set forth below is not permissible, the parties agree that the Certification included in the Trust’s Form 10-K shall be in the following form:

Certification

       I,                     , certify that

1.	I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of IndyMac Residential Asset-Backed Trust, Series 2004-LH1;

2.	Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.	Based on my knowledge, the distribution or servicing information required to be provided to the indenture trustee by the servicer under the Sale and Servicing Agreement, or a similar agreement for inclusion in these reports is included in these reports;

4.	Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the indenture trustee in accordance with the terms of the Sale and Servicing Agreement, or a similar agreement and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

5.	The reports disclose all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the sale and servicing, or similar, agreement, that is included in these reports.

     In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Deutsche Bank National Trust Company, as Indenture Trustee.

Date:
[Signature]:
[Title]:

     Notwithstanding that the Certification is to be signed by the senior officer in charge of servicing of the Servicer, a Responsible Officer of the Indenture Trustee shall sign a certification, in the form attached hereto as Exhibit I (the “Indenture Trustee Certification”), for the benefit of the Servicer and its officers, directors and Affiliates (provided, however, that the Indenture Trustee shall not undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K). The form of certification attached as Exhibit I hereto is subject to revision so as to conform to any amendments made to the Sarbanes-Oxley Act of 2002 or to any rules and regulations promulgated thereto. Each such certification shall be delivered to the Servicer, no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day). In the event that prior to the filing date of the Form 10-K in March of each year, the Indenture Trustee or the Depositor has actual knowledge of information material to the Certification, that party shall promptly notify the Servicer and each of the other parties signing the certifications.

     (d) The Indenture Trustee shall have no responsibility to file any items other than those specified in this Section 3.14; provided, however, the Indenture Trustee shall cooperate (but shall not be obligated to execute except by virtue of a power of attorney and as mutually agreed) with the Servicer in connection with any additional filings with respect to the Issuer as the Servicer deems necessary under the Exchange Act. Copies of all reports filed by the Indenture Trustee under the Exchange Act shall be sent to the Servicer and the Depositor. Fees and expenses incurred by the Indenture Trustee in connection with this Section 3.14 shall not be reimbursable from the Trust.

     (e) The Seller, the Depositor, the Servicer and the Indenture Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this section.

     (f) The Servicer covenants and agrees to indemnify the Depositor and the Indenture Trustee and their officers, directors, employees and agents from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with or relating to a breach of the Servicer’s obligations under this Section 3.14. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor and the Indenture Trustee, then the Servicer, in connection with or relating to a breach of the Servicer’s obligations under this Section 3.14, agrees that it shall contribute to the amount paid or payable by the Depositor and the Indenture Trustee as a result of the losses, liabilities, damages, claims or expenses of the Depositor and the Indenture Trustee in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Servicer on the one hand and the Depositor and the Indenture Trustee on the other.

     (g) The Indenture Trustee shall indemnify and hold harmless the Servicer and the Depositor, their respective officers and directors from and against any and all losses, claims, expenses, damages or liabilities, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Indenture Trustee Certification.

     Section 3.15 Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness. The Servicer shall, beginning in 2005, make annual reports of foreclosures and abandonments of any Mortgaged Property. The Servicer shall file or cause to be filed reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

     Section 3.16 Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any “due-on-sale” clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the “due-on-sale” clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person shall become liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor shall remain liable thereon. The Servicer, in accordance with accepted mortgage loan servicing standards for mortgage loans similar to the Mortgage Loans, is also authorized to enter into a substitution of liability whereby such person is substituted as mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Indenture Trustee and the Insurer in writing that any such substitution or assumption agreement has been completed, and add such agreement to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 3.16, the Servicer shall not change the Loan Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 3.17 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall not be required to maintain records relating to payment of taxes.

     Section 3.18 Escrow Payments and Servicing Account. The Servicer shall, with respect to its servicing of Residential Lot Loans, establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), into which all Escrow Payments received by Servicer in respect of such Residential Lot Loans shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on residential lot loans in connection with its residential lot loan servicing activities on a daily basis, and in no event more than one business Day after Servicer’s receipt thereof, all Escrow Payments collected on account of Residential Lot Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Residential Lot Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) to pay the Servicer excess interest on funds in the Servicing Accounts to the extent permitted as provided below; or (vi) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Residential Lot Loans. In the event the Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within 10 Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Servicer or the Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient to pay such interest from its or their own funds, without any reimbursement therefor. The Servicer may pay to itself any excess interest on funds in the Servicing Accounts, to the extent such action is in conformity with the Accepted Servicing Practices, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

     Section 3.19 Remittance Reports; Advances.

     (a) Remittance Report. By each Determination Date, the Servicer shall provide to the Indenture Trustee and the Insurer in electronic form the information needed to determine the payments to be made pursuant to Section 5.01 and any other information on which the Servicer and the Indenture Trustee mutually agree. On or before the fifth Business Day following the end of each Prepayment Period (but in no event later than the third Business Day prior to the related Payment Date), the Servicer shall deliver to the Indenture Trustee and the Insurer (which delivery may be by electronic data transmission) a report in substantially the form agreed to by the Servicer and the Indenture Trustee (the “Remittance Report”). The Indenture Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

     (b) Advances. With respect to Residential Lot Loans, the amount of Advances to be made by the Servicer for any Payment Date shall equal, subject to Section 3.19(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property relating to a Residential Lot Loan, which REO Property was acquired during or prior to the related Due Period and as to which REO Property and REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Payment Account pursuant to Section 3.07 for payment on such Payment Date. On or before 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Indenture Trustee for deposit in the Payment Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Payment Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future payment (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future payment have been, as permitted by this Section 3.19, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future payment used by the Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Payment Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be paid to the Class A Noteholders pursuant to Section 5.01 on such Payment Date if such amounts held for future payments had not been so used to make Advances. The Indenture Trustee will provide notice to the Servicer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Indenture Trustee on such date is less than the Advances required to be made by the Servicer for the related Payment Date, as set forth in the related Remittance Report.

     (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provisions of this Agreement, except as otherwise provided in this Section.

     (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Depositor, the Indenture Trustee and the Insurer.

     Section 3.20 Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

     Not later than 3:00 p.m. New York time on each Servicer Remittance Date, the Servicer shall remit from its own funds to the Payment Account an amount (“Compensating Interest”) equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date and (B) one-half of its aggregate Servicing Fee received in the related Due Period and any Prepayment Interest Excess collected by the Servicer during the related Prepayment Period. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Interest Collections and distributed therewith on the next Payment Date. The Servicer shall not be obligated to pay any compensating amounts with respect to Relief Act Interest Shortfalls.

     Section 3.21 Allocation of Realized Losses.

     (a) For each Payment Date, the Servicer shall calculate the amount of Realized Losses on the Mortgage Loans that occurred during the preceding Prepayment Period, and shall include such calculation in its Remittance Report.

     (b) All Realized Losses on the Mortgage Loans allocated to any of the Class B Certificates and the Class O Certificates shall be allocated by the Indenture Trustee on each Payment Date as follows: first, to the Class O Certificates, to the extent of any amount distributable to the Class O Certificates pursuant to Section 5.01(a)I.(xvii), second, to the Class O Principal Distribution Amount, third, to the Class B-2 Interest Distribution Amount, fourth, to the Class B-1 Interest Distribution Amount, fifth, to the Class O Certificates, until the Class O Certificate Principal Balance has been reduced to zero, sixth, to the Class B-2 Principal Distribution Amount and seventh, to the Class B-1 Principal Distribution Amount.

ARTICLE IV.

INSURER

     Section 4.01 Claims upon the Note Policy.

     (a) As soon as possible, and in no event later than 12:00 noon New York City time on the second Business Day immediately preceding the Payment Date, the Indenture Trustee shall furnish the Insurer and the Servicer with a completed notice in the form set forth as Exhibit A to the Note Policy (the “Notice for Payment”) in the event that the Insured Amount for such Payment Date is an amount greater than zero. The Notice for Payment shall specify the amount of the Insured Amount and shall constitute a claim for an Insured Amount pursuant to the Note Policy. Upon receipt of an Insured Amount on behalf of the Holders of the Class A Notes under the Note Policy, the Indenture Trustee shall deposit such Insured Amount in the Payment Account and shall distribute such Insured Amount pursuant to Section 5.01 (a)I(iv) or II(ii), as the case may be (provided that any amount paid under clause (a) of the definition of “Class A Principal Distribution Amount” in the Note Policy shall be paid to the Class A Noteholders as a payment of principal).

     (b) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid from moneys received under the Note Policy. The Insurer shall have the right to inspect such records at reasonable times during normal business hours of the Indenture Trustee upon four Business Days’ prior written notice to the Indenture Trustee.

     (c) If a payment to the Class A Noteholders which is guaranteed pursuant to the Note Policy is voided (a “Preference Event”) under any applicable bankruptcy, insolvency, receivership or similar law in an insolvency proceeding (as such term is used in the Note Policy), and, as a result of such a Preference Event, the Indenture Trustee is required to return such voided payment, or any portion of such voided payment, made in respect of the Class A Notes (an “Preference Amount”), the Indenture Trustee shall furnish to the Insurer (i) a certified copy of a final non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Indenture Trustee, or Holder, as applicable, is required to return any such payment or portion thereof during the term of the Note Policy because such payment was voided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or Holder (the “Final Order”), (ii) an Opinion of Counsel satisfactory to the Insurer that such order is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Indenture Trustee or Holder, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee and/or such Holder relating to or arising under this Agreement against the estate of the Indenture Trustee or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for the Indenture Trustee and such Holder in any legal proceeding relating to such Preference Amount and (v) a Notice for Payment appropriately completed and executed by the Indenture Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order in which case such payment shall be disbursed to the Indenture Trustee for payment to such Class A Noteholder upon delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order). The Indenture Trustee is not permitted to make a claim on the Trust or on any Class A Noteholder for payments made to any Class A Noteholder which are characterized as preference payments by any bankruptcy court having jurisdiction over any bankrupt Mortgagor unless ordered to do so by such bankruptcy court.

     (d) Any amounts received by the Indenture Trustee pursuant to the Note Policy in respect of the Class A Notes shall be deposited to the Payment Account.

     Section 4.02 Effect of Payments by the Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Notes which are made with moneys received pursuant to the terms of the Note Policy shall not be considered payment of such Class A Notes, as applicable, from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Class A Notes, as applicable, within the meaning of Section 5.01 herein. The Seller, the Depositor, the Servicer and the Indenture Trustee acknowledge, and each Holder by its acceptance of a Class A Note agrees, that without the need for any further action on the part of the Insurer, the Seller, the Depositor, the Servicer, the Indenture Trustee or the Certificate Registrar (a) to the extent the Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Notes to the Holders of such Class A Notes, the Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest, as applicable, from the Trust and (b) the Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

     The Indenture Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders of the Class A Notes as otherwise set forth herein.

     Section 4.03 Replacement Note Policy. In the event of a default by the Insurer under the Note Policy or if the financial strength of the Insurer, within the two-year period commencing on the Closing Date, is not rated at least “AA-” by Standard & Poor’s and “Aa3” by Moody’s (in each case, a “Replacement Event”), the Seller may, in accordance with and upon satisfaction of the conditions set forth in the Note Policy and the Insurance and Indemnity Agreement, the payment in full of all amounts owed to the Insurer, and the receipt of a statement in writing from each Rating Agency stating that the substitution referred to below would not result in the downgrading or withdrawal of the respective ratings then assigned to the Class A Notes (without regard to the Note Policy), but shall not be required to, substitute a new insurance policy or insurance policies for the existing Note Policy, or may arrange for any other form of credit enhancement; provided, however, that in each case the Class A Notes shall be rated no lower than the rating assigned by each Rating Agency to the Class A Notes immediately prior to such Replacement Event. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) a legal opinion, acceptable in form and substance to the Indenture Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee may require and (ii) an Opinion of Counsel to the effect that such substitution would not have a materially adverse tax effect on the Class A Noteholders or the Trust. Upon receipt of the items referred to above and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Note Policy to the Insurer.

ARTICLE V.

PRIORITY OF DISTRIBUTIONS; STATEMENTS TO
CLASS A NOTEHOLDERS; RIGHTS OF CLASS A NOTEHOLDERS

     Section 5.01 Distributions.

     (a) Distributions on the Class A Notes. On each Payment Date, the Indenture Trustee, with respect to the Class A Notes, the Certificates and the Transferor Interest, shall distribute out of the Payment Account, net of amounts the Servicer retains under Section 3.02(b) and the amount of Principal Collections for the related Payment Date applied to purchase Additional Balances, the following amounts and in the following order of priority to the following Persons (based on the information set forth in the Servicing Certificate):

     I. Investor Interest Amounts applied as follows:

     (i) to the extent not previously retained by the Servicer pursuant to Section 3.02(b), to the Servicer, the Floating Allocation Percentage of the Servicing Fee for the related Due Period, the Floating Allocation Percentage of any accrued and unpaid Servicing Fees and any unreimbursed Nonrecoverable Advance previously made;

     (ii) to the Indenture Trustee, the Indenture Trustee Fee;

     (iii) to the Insurer, the Premium Amount for such Due Period and any unpaid Premium Amount, with interest thereon at the Late Payment Rate;

     (iv) to the Class A Noteholders, an amount equal to the Class A Interest Payment Amount for such Payment Date, reduced by the amount of unpaid Prepayment Interest Shortfalls and Relief Act Shortfalls, if any;

     (v) with respect to Investor Charge-Off Amounts for the related Due Period, (A) prior to the end of the Revolving Period, to the Reinvestment Account for the purchase of Additional Balances and, at the option of the Seller, Subsequent Mortgage Loans or to fund the Revolving Period Funding Account, an amount equal to the amount by which the Class A Note Principal Balance exceeds the Invested Amount, and (B) on and after the Amortization Date, so long as the Specified O/C Amount exceeds the O/C Amount and only to the extent of such excess, to the Class A Noteholders as a payment of principal;

     (vi) with respect to Investor Charge-Off Amounts incurred during previous Due Periods that were not subsequently covered by either Investor Interest Amounts or overcollateralization, (A) prior to the end of the Revolving Period, to the Reinvestment Account for the purchase of Additional Balances and, at the option of the Seller, Subsequent Mortgage Loans or to fund the Revolving Period Funding Account an amount equal to the amount by which to the Class A Note Principal Balance exceeds the Invested Amount and (B) on and after the Amortization Date, so long as the Specified O/C Amount exceeds the O/C Amount and only to the extent of such excess, to the Class A Noteholders as a payment of principal;

     (vii) to the Insurer, the amount owing under the Insurance and Indemnity Agreement as reimbursement for prior draws made under the Note Policy, with interest thereon at the Late Payment Rate;

     (viii) (A) prior to the Amortization Date, up to the amount by which the Specified O/C Amount exceeds the O/C Amount, to the Reinvestment Account, for the purchase of, at the option of the Seller, Subsequent Mortgage Loans, or to fund the Revolving Period Funding Account and (B) on and after the Amortization Date, to the Class A Noteholders, the Distributable Excess Spread for the related Due Period, as a payment of principal;

     (ix) to the Insurer any other amounts owed to the Insurer pursuant to the Insurance and Indemnity Agreement;

     (x) to the Holders of Class A Notes, any LIBOR Interest Carryover Shortfall that remains unpaid;

     (xi) to the Indenture Trustee, any amounts in respect of indemnification or reimbursement of costs and expenses;

     (xii) to the Seller, the Depositor or the Servicer, the Floating Allocation Percentage of any indemnification owed to the Seller, the Depositor or the Servicer pursuant to Section 6.03;

     (xiii) to the Holders of the Class B-1 Certificates, the Class B-1 Interest Distribution Amount (including any Class B-1 Outstanding Interest Carryover Shortfall therein) and the Class B-1 Deferred Interest Amount;

     (xiv) to the Holders of the Class B-2 Certificates, the Class B-2 Interest Distribution Amount (including any Class B-2 Outstanding Interest Carryover Shortfall therein) and the Class B-2 Deferred Interest Amount;

     (xv) to the Holders of the Class B-1 Certificates, any related Class B-1 Principal Carryover Shortfall;

     (xvi) to the Holders of the Class B-2 Certificates, any related Class B-2 Principal Carryover Shortfall; and

     (xvii) to the Holders of the Class O Certificates, the balance;

     II. Principal Collections, applied as follows:

(i)	Prior to the end of the Revolving Period, to the Reinvestment Account for the purchase of Additional Balances and, at the option of the Seller, of Subsequent Mortgage Loans or to fund the Revolving Period Funding Account;

(ii)	starting on the Amortization Date, to the Class A Noteholders, the lesser of (a) the Class A Principal Distribution Amount and (b) the Class A Note Principal Balance;

(iii)	to the Holders of the Class B-1 Certificates, the lesser of (a) the Class B-1 Principal Distribution Amount and (b) the Class B-1 Certificate Principal Balance;

(iv)	to the Holders of the Class B-2 Certificates, the lesser of (a) the Class B-2 Principal Distribution Amount and (b) the Class B-2 Certificate Principal Balance;

(v)	to the Holders of the Class O Certificates, any Class O Principal Distribution Amount; and

(vi)	to the owner of the Transferor Interest, the balance.

     III. From the Revolving Period Funding Account, on the earlier of the Re-Set Date and the Payment Date following the occurrence of a Rapid Amortization Event, to Class A Noteholders, as part of the Class A Principal Distribution Amount, all amounts then on deposit in the Revolving Period Funding Account.

     (b) Distributions on the Transferor Interest. On each Payment Date, the Indenture Trustee shall pay the following amounts, from Transferor Interest Collections, in the following order of priority:

(i)	prior to the end of the Revolving Period, to the Reinvestment Account;

(ii)	after the end of the Revolving Period, to the extent not previously retained by the Servicer pursuant to Section 3.02(b), to the Servicer, the Transferor Percentage of the Servicing Fee for the related Due Period; and

(iii)	after the end of the Revolving Period, to the owner of the Transferor Interest, the balance.

     Amounts of principal shall be distributed to the Transferor in accordance with Section 5.01(a)(II)(vi) above.

     In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to the Transferor under this Section 5.01(a), such tax shall reduce the amount otherwise distributable to the Transferor. The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Transferor sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Transferor shall be treated as cash distributed to the Transferor at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a payment (such as a payment to a non-U.S. person), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this paragraph. In the event that the Transferor wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with the Transferor in making such claim so long as the Transferor agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred.

     (c) Method of Distribution. The Indenture Trustee shall make payments and distributions in respect of a Payment Date to the Class A Noteholders and the Certificateholders of record on the related Record Date (other than as provided in Section 8.01 respecting the final payment) by check or money order mailed to such Class A Noteholders and Certificateholders at the address appearing in the Note Register and the Certificate Register, respectively, or upon written request by a Class A Noteholder or Certificateholder, as applicable, delivered to the Indenture Trustee at least five Business Days prior to such Record Date, by wire transfer, or by such other means of payment as such Class A Noteholder or Certificateholder and the Indenture Trustee shall agree. Distributions among Class A Noteholders and the Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Class A Notes held by such Class A Noteholder and the Percentage Interests evidenced by the Certificates held by such Certificateholders.

     (d) Payments on Book-Entry Notes. Each payment with respect to a Book-Entry Note shall be paid to the Depository, which shall credit the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payment to the Class A Notes that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Class A Note Owners that it represents. All such credits and disbursements with respect to a Book-Entry Note are to be made by the Depository and the Depository Participants in accordance with the provisions of the Class A Notes. None of the Indenture Trustee, the Note Registrar, the Seller, the Insurer, the Trust or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     (e) [Reserved.]

     (f) Allocation of Investor Charge-Off Amounts. On each Payment Date, the Indenture Trustee shall determine the total of the Investor Charge-Off Amounts for such Payment Date. The Investor Charge-Off Amounts for any Payment Date shall be applied by reducing first, to the Class O Certificates, to the extent of any amount distributable to the Class O Certificates pursuant to Section 5.01(a)I.(xvii), second, to the Class O Principal Distribution Amount, third, to the Class B-2 Interest Distribution Amount, fourth, to the Class B-1 Interest Distribution Amount, fifth, to the Class O Certificates, until the Class O Certificate Principal Balance has been reduced to zero, sixth, to the Class B-2 Principal Distribution Amount and seventh, to the Class B-1 Principal Distribution Amount. Any Investor Charge-Off Amount allocated to a Class of Certificates shall be allocated among such Certificates of such Class in proportion to their respective Percentage Interests.

     With respect to any Class of Certificates to which an Investor Charge-Off Amount has been allocated (including any such Class for which the related Certificate Principal Balance has been reduced to zero), the Certificate Principal Balance of such Class will be increased up to the amount of related Recoveries for such Payment Date, first to the Class B-1 Certificates, and second, to the Class B-2 Certificates, and third, to the Class O Certificates, up to the amount of Investor Charge-Off Amounts previously allocated to reduce such Certificate Principal Balance. Any increase to the Certificate Principal Balance of a Class B Certificate or a Class O Certificate shall increase the aggregate Certificate Principal Balance of the related Class pro rata in accordance with the related Percentage Interest of each such Class.

     Section 5.02 Calculation of the Class A Note Rate and Class B Certificate Rate. With respect to the Class A Notes and the Class B Certificates, on the second LIBOR Business Day immediately preceding each Payment Date (or as of the second LIBOR Business Day prior to the Closing Date, in the case of the first Payment Date), the Indenture Trustee shall determine LIBOR for the Interest Period commencing on such Payment Date and inform the Servicer (at the facsimile number given to the Indenture Trustee in writing) of such rates. On or prior to each Payment Date, the Indenture Trustee shall determine the applicable Class A Note Rate and Class B Certificate Rate for the related Payment Date.

     Section 5.03 Servicing Certificate and Statement to Class A Noteholders.

     (a) Not later than 12:00 noon, New York time, on each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Paying Agent and the Depositor an electronic file containing the information required pursuant to the Servicing Certificate and in the form agreed to by the Servicer and the Indenture Trustee with respect to the Mortgage Loans on an aggregate basis as of the end of the preceding Due Period and such other information as the Indenture Trustee shall reasonably require. Not later than 12:00 noon, New York time, on each Payment Date, the Indenture Trustee shall make available on its website to the Depositor, the Servicer, the Paying Agent, the Transferor and the Insurer, a statement (the “Statement to Class A Noteholders”) containing the information set forth below with respect to such Payment Date:

IndyMac Residential Asset-Backed Trust, Series 2004-LH1

Statement to Class A Noteholders

LIBOR:		LIBOR Determination Date:

Class A Note Rate:		Due Period for HELOCs:

Class B Certificate Rate:		Due Period for Residential Lot Loans:

Interest Period:	—	Payment Date:

Number of days in Interest Period:

I.	Pool Balance:
	A.	Cut-Off Date Pool Principal Balance		$

	B.	Cumulative Charge-Off Amounts (including the current Due Period)		$

	C.	Pool Principal Balance at beginning of Due Period		$

	D.	Charge-Off Amounts incurred during the related Due Period		$

	E.	Aggregate amount of Principal Collections received during the Due Period		$

	F.	Additional Balances (Draws) and additional Subsequent Mortgage Loans conveyed to the Trust during the related Due Period		$

	G.	Pool Principal Balance at end of Due Period		$

	H.	Number of Mortgage Loans outstanding at beginning of related Due Period

	I.	Number of Mortgage Loans outstanding at end of related Due Period

II.	Principal Balance of Class A Notes and Class B and Class O Certificates:
	A.	Original Class A Note Principal Balance		$

	B.	Class A Note Principal Balance at beginning and end of Due Period		$

	C.	1.	Class A Note Principal Balance	$

		2.	the Pool Factor after all payments on the Payment Date
	D.	Class B-1 Certificate Principal Balance at beginning and end of Due Period		$

	E.	Class B-2 Certificate Principal Balance at beginning and end of Due Period		$

	F.	Class O Certificate Principal Balance at beginning and end of Due Period		$

III.	Invested Amount after all payments and distributions on the Payment Date:			$

IV.	Collections on HELOCs:
	A.	Aggregate amount of Interest Collections received during the related Due Period		$

	B.	Principal Collections received during the related Due Period			$

	C.	Net Recoveries received during the related Due Period			$

V.	Collections on Residential Lot Loans:
	A.	Principal Collections
		i.	Scheduled principal received during the related Due Period		$

		ii.	Prepayments in full		$

		iii.	Realized losses		$

		iv.	Principal Advanced		$

	B.	Interest Collections
		i.	Scheduled interest received during the related Due Period		$

		ii.	Prepayment Interest Shortfalls		$

		iii.	Compensating Interest		$

		iv.	Relief Act Shortfalls		$

		v.	Interest advanced		$

	C.	Aggregate outstanding principal balance of Residential Lot Loans			$

VI.	Insured Amount: (x+y)
			i.	Excess of Class A Interest Payment Amount over Investor Interest Amounts
			(y)	Guaranteed Principal Payment Amount
VII.	Distributions:
	A.	Investor Interest Amounts received during the related Due Period			$

	B.	Premium Amount paid to the Insurer on the Payment Date			$

	C.	Class A Interest Payment Amount payable			$

	D.	Class B-1 Monthly Interest Distribution Amount			$

	E.	Class B-2 Monthly Interest Distribution Amount			$

	F.	Class A Interest Payment Amount for the Class A Notes paid on the Payment Date			$

	G.	Class A Outstanding Interest Carryover Shortfall remaining after all payments on the Payment Date	$

	H.	Excess Spread	$

	I.	Specified O/C Amount	$

	J.	O/C Amount after all payments and distributions on the Payment Date	$

	K.	Excess O/C Amount	$

	L.	Any other amounts paid to the Insurer pursuant to the Insurance Agreement	$

	M.	LIBOR Interest Carryover Shortfall balance paid on the Payment Date	$

	N.	LIBOR Interest Carryover Shortfall remaining	$

	O.	Class B-1 Interest Distribution Amount distributed on the Payment Date	$

	P.	Class B-2 Interest Distribution Amount distributed on the Payment Date	$

	Q.	Class B-1 Outstanding Interest Carryover Shortfall remaining after all payment on the Payment Date	$

	R.	Class B-2 Outstanding Interest Carryover Shortfall remaining after all payment on the Payment Date	$

	S.	Amount distributed to the Transferor in respect of the Transferor Interest	$

	T.	Amount actually paid to Class A Noteholders in respect of principal	$

VIII.	Excess Spread Three Month Rolling Average			%

IX.	Modified Loans (cumulative Due Periods including the Current Due Period):
	A.	Aggregate Principal Balance of Mortgage Loans modified after giving effect to modifications	$

	B.	Aggregate Credit Limit of HELOCs modified on a cumulative basis after giving effect to modifications	$

	C.	Weighted average of Credit Limits of HELOCs at the end of Due Period after giving effect to modifications	$

X.	Substitute Loans:

	A.	Purchase Prices	$

	B.	Substitution Adjustment	$

XI.	Weighted Averages:
	A.	Weighted average of the Loan Rates at end of related Due Period	$

	B.	Weighted average of the Loan Rate Cap at end of related Due Period	$

	C.	Weighted average Margin at end of related Due Period	$

XII.	Delinquent Accounts:
		# of Accounts	Principal Balance
	A.	31-60 days delinquent	$

	B.	61-90 days delinquent	$

	C.	over 90 days deliquent	$

	D.	REO Properties	$

	E.	Foreclosures	$

	F.	Bankruptcies	$

	G.	Six Month Rolling Average		%

XIII.	Rapid Amortization:
	A.	Has a Rapid Amortization Event occurred?

	B.	What was the Rapid Amortization Event?

XIV.	Allocations to Class A Noteholders (for each $1,000 of original principal):
	A.	Aggregate amount of Principal Collections received during the related Due Period	$

	B.	Amount actually paid to Class A Noteholders in respect of principal	$

	C.	Interest Distribution payable to the Class A Noteholders	$

	D.	Interest Distribution for the Class A Notes paid on the Payment Date	$

	E.	Class A Note Principal Balance after all payments on the Payment Date	$

F.	Aggregate amount of any Net Prepayment Interest Shortfalls	$

G.	Aggregate amount of any Relief Act Interest Shortfalls	$

XIII.	Step-Down Date:
	A.	Step-Down Date Occurred?	Yes		No

	B.	Step-Down Test Satisfied?	Yes		No

	C.	Cumulative Net Charge-Off Amounts		$

     The Indenture Trustee shall make available the Statement to Class A Noteholders via its website (https://www.TSS.db.com/invr) on the related Payment Date. The Indenture Trustee may fully and conclusively rely upon and shall have no liability with respect to information provided by the Servicer.

     (b) The Indenture Trustee shall prepare or cause to be prepared (in a manner consistent with the treatment of the Class A Notes as indebtedness of the Trust, or as may be otherwise required by Section 14 herein) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Class A Noteholders in respect of payments by the Indenture Trustee on the Class A Notes and shall file and distribute such forms as required by the Code.

     (c) The Indenture Trustee shall furnish to each Class A Noteholder and to the Insurer (if requested in writing), during the term of this Agreement, such periodic, special or other reports or information (so long as the Indenture Trustee has such information), whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Class A Noteholder or the Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Class A Noteholder or the Insurer, as the case may be, may reasonably require; provided that the Indenture Trustee shall be entitled to be reimbursed by such Class A Noteholder or the Insurer, as the case may be, for its fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

     (d) Upon written request of the Transferor, the Indenture Trustee shall deliver to the Transferor such information, reports or statements in its possession as may be required by the Code and applicable Treasury Regulations and as may be required to enable the Transferor to prepare its respective federal and state income tax returns. Consistent with the Trust’s characterization for tax purposes as a security arrangement for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (a) the Trust or the Transferor shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing or (b) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that the Trust is required to file tax returns, the Owner Trustee, on behalf of the Trust, shall elect under Section 1278 of the

Code to include in income currently any market discount that accrues with respect to the Mortgage Loans. The Owner Trustee, on behalf of the Trust, shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Transferor at least five days before such returns are due to be filed. The Owner Trustee or such party required by law, shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed by, or at the direction of, the Owner Trustee with the appropriate tax authorities.

     (e) Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent provided in this Agreement and to the extent required by law or to the Rating Agencies, the Depositor, the Insurer’s attorneys, reinsurers, parent, regulators, liquidity providers and auditors and to the extent the Servicer instructs the Indenture Trustee in writing to furnish information regarding the Trust or the Mortgage Loans to third-party information providers; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by Indenture Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of Indenture Trustee’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Indenture Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of Indenture Trustee having a need to know the same, provided that the Indenture Trustee advises such recipient of the confidential nature of the information being disclosed or (iii) any other disclosure authorized by the Transaction Documents, the Depositor, the Seller or the Servicer. No Person entitled to receive copies of such reports or tapes or lists of Class A Noteholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

     Section 5.04 Other Receipts. To the extent that the Indenture Trustee receives any amounts on behalf of the Trust that are not otherwise part of the Investor Interest Amounts, the Principal Collections or Insured Amounts, the Indenture Trustee shall distribute such amounts to the Servicer on the following Payment Date.

     Section 5.05 Payment Account. The Indenture Trustee shall establish a separate non-interest bearing trust account (the “Payment Account”) designated “Deutsche Bank National Trust Company, as Indenture Trustee, in trust for the registered holders of the IndyMac Asset-Backed Notes, Series 2004-LH1.” The Payment Account shall be an Eligible Account. The Indenture Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it immediately following receipt thereof to the Payment Account including, without limitation, all amounts (i) withdrawn by the Servicer from the Collection Account pursuant to Section 3.03 herein for deposit to the Payment Account and (ii) drawn under the Note Policy in respect of Insured Amounts.

     Section 5.06 Reinvestment Account and Revolving Period Funding Account.

     (a) The Indenture Trustee shall establish a separate non-interest bearing trust account (the “Reinvestment Account”) designated “Deutsche Bank National Trust Company, as Indenture Trustee, in trust for the registered holders of the IndyMac Residential Asset-Backed Notes, Series 2004-LH1”. The Reinvestment Account shall be an Eligible Account. The Indenture Trustee shall deposit any amounts representing the Reinvestment Amounts in respect of payments made pursuant to Section 5.01 (a)I(v), (vi) and (viii) in the Reinvestment Account. On any Payment Date prior to the Amortization Date, the Seller is authorized to withdraw from Reinvestment Amounts held in the Reinvestment Account on such Payment Date (i) an amount equal to the lesser of the amount on deposit in the Reinvestment Account and the amount of Additional Balances drawn under the Mortgage Loan during the related Collection Period and (ii) at its discretion, an amount equal to the lesser of the amount on deposit in the Reinvestment Account and the Principal Balance of Mortgage Loans satisfying the criteria set forth in Section 2.09, in each case, for the sole purpose of purchasing Additional Balances and Subsequent Mortgage Loans. Any such withdrawal will be evidenced by Seller’s delivery to the Indenture Trustee of a Withdrawal Certificate, in the form attached hereto as Exhibit O. In the event that Subsequent Mortgage Loans meeting the criteria specified in Section 2.09 are not available for purchase, any Reinvestment Amounts held in the Reinvestment Account one Business Day following the immediately preceding Payment Date shall transferred to and held in the Revolving Period Funding Account.

     (b) The Indenture Trustee shall establish a non-interest bearing trust account (the “Revolving Period Funding Account”) designated “Deutsche Bank National Trust Company, as Indenture Trustee, in trust for the registered holders of the IndyMac Residential Asset-Backed Trust, Series 2004-LH1, Class A Notes, the Insurer and Certificateholders, as their interests may appear, Revolving Period Funding Account.” The Revolving Period Funding Account shall be an Eligible Account. Amounts on deposit in the Revolving Period Funding Account may be invested pursuant to Section 5.08 below.

     (c) If on any Payment Date prior to the Amortization Date the amount of Additional Balances drawn under the HELOCs during the related Collection Period exceeds the Reinvestment Amounts for such Payment Date, the Seller may withdraw the amount of such excess from the Revolving Period Funding Account for the purpose of purchasing such Additional Balances in the same manner provided in Section 5.06(a) above.

     (d) On any Payment Date on which the amount on deposit in the Revolving Period Funding Account would exceed 15% of the Pool Balance for the related Payment Date, the amount of such excess, designated on the relevant Withdrawal Certificate, may be withdrawn from the Revolving Period Funding Account and may be transferred into the Reinvestment Account to purchase Additional Balances and Subsequent Mortgage Loans meeting the criteria set forth in Section 2.10.

     Section 5.07 [Reserved].

     Section 5.08 Investment of Accounts.

     (a) So long as no Event of Servicing Termination shall have occurred and be continuing, all or a portion of any Account held and maintained by the Indenture Trustee may be invested by the Indenture Trustee in the case of amounts on deposit in the Collection Account, the Reinvestment Account and the Revolving Period Funding Account, in Deutsche Treasury Money Fund, Fund 542. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date. All investments in Deutsche Treasury Money Fund, Fund 542 shall mature no later than the Servicer Remittance Date and any other date prior to such Payment Date as may be approved by the Rating Agencies and the Insurer).

     (b) If any amounts are needed for disbursement from any Account held by the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account.

     (c) The Indenture Trustee shall not in any way be held liable for any investment loss or charge or any insufficiency in the Reinvestment Account or the Revolving Period Funding Account held by the Indenture Trustee resulting from any investment loss on any investment in the Deutsche Treasury Money Fund, Fund 542 included therein unless the Indenture Trustee’s failure to perform in accordance with this Section is the cause of such loss or charge (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon). The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment made with funds on deposit in the Collection Account, the Reinvestment Account and the Revolving Period Funding Account prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.

     (d) Notwithstanding the foregoing, funds in the Payment Account shall remain uninvested.

     (e) All net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account, the Reinvestment Account and the Revolving Period Funding Accounts through the second day preceding the day on which such funds are to be deposited in the Payment Account and the Revolving Period Funding Account, as applicable, shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee) and all net income and gain realized from investment of, and all earnings on, funds deposited (i) in the Collection Account, the Reinvestment Account and the Revolving Period Funding Account from the day preceding the day on which funds are to be deposited in the Payment Account and the Revolving Period Funding Account, as applicable, and (ii) in the Revolving Period Funding Account shall be for the benefit of the Servicer, and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received. The Servicer shall deposit in the Collection Account, the Reinvestment Account, the Payment Account and the Revolving Period Funding Account, as the case may be, the amount of any loss incurred in respect of any investments held therein which is in excess of the income and gain thereon immediately upon realization of such loss from its own funds, without any right to reimbursement therefor.

     Section 5.09 Rapid Amortization Event. The occurrence of any one of the following events (each, a “Rapid Amortization Event”) during the Revolving Period:

     (a)     Investor Interest Amounts or Principal Collections on any Payment Date are insufficient to make any payment of interest or principal in each case that is due on the Class A Notes, and the continuance of such failure for a period of five Business Days;

     (b)     at any time before the January 2006 Payment Date and before the Specified O/C Amount is reached, the amount on deposit in the Revolving Period Funding Account exceeds 1% of the Class A Note Principal Balance at the close of business on the immediately preceding Determination Date;

     (c)     at any time between the January 2006 and January 2007 Payment Dates and before the Specified O/C Amount is reached, the amount on deposit in the Revolving Period Funding Account is greater than zero at the close of business on the immediately preceding Determination Date;

     (d)     if, after the Specified O/C Amount is reached, the amount on deposit in the Revolving Period Funding Account exceeds 15% of the Class A Note Principal Balance immediately preceding that Payment Date;

     (e)     The Seller or the Servicer shall voluntarily or involuntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trust, the Depositor or the Servicer, or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Seller or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

     (f)     if the sum of (x) the aggregate draws under the Note Policy and (y) the excess of the Class A Note Principal Balance over the Invested Amount exceeds 1% of the Cut-Off Date Pool Balance;

     (g)     the rating on the Class A Notes falls below the highest rating category by either Rating Agency for a period of sixty days;

     (h)     the Trust becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

     (i)     failure on the part of the Trust, the Depositor, the Seller or the Servicer to perform any of its other material obligations under the Mortgage Loan Purchase Agreement, this Agreement, the Trust Agreement or the Indenture which failure materially and adversely affects the interests of the Class A Noteholders or the Insurer and continues unremedied for 60 days, including but not limited to the occurrence of an Event of Servicing Termination; or

     (j)     the occurrence of an Event of Default under the Indenture.

     In the case of any event described by clause (a) or (i), after the applicable grace period, if any, set forth in such subparagraphs, either the Indenture Trustee, the Indenture Trustee acting at the direction of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Class A Noteholders holding Class A Notes evidencing not less than 51% of the aggregate Class A Note Principal Balance (with the consent of the Insurer), by written notice to the Transferor, the Depositor and the Servicer (and to the Indenture Trustee, if given by the Insurer or the Class A Noteholders) may declare that a Rapid Amortization Event has occurred. If any event described in clauses (b) through (h) or clause (j) occurs, a Rapid Amortization Event shall occur without any notice or other action on the part of the Indenture Trustee, the Insurer or the Class A Noteholders immediately on the occurrence of such event.

     Section 5.10     Indenture Trustee Fees and Indemnification Expenses.     The Indenture Trustee shall be entitled to receive the Indenture Trustee Fee on each Payment Date as provided for in Section 5.01(a)(I)(ii). The Indenture Trustee also shall be entitled to receive payment of all expenses and indemnities due to it pursuant to Section 10.05.

     Section 5.11     Auction Proceeds Account.

     (a)     The Auction Paying Agent shall establish and maintain a separate segregated non-interest bearing trust account (the “Auction Proceeds Account”) designated “Deutsche Bank National Trust Company, as Auction Paying Agent, for the registered holders of IndyMac Residential Asset-Backed Notes, Series 2004-LH1 Auction Proceeds Account.” The Auction Proceeds Account shall be administered in accordance with the Auction Administration Agreement. All funds deposited in the Auction Proceeds Account shall be held by the Auction Paying Agent in an Eligible Account for the Class A Noteholders until disbursed in accordance with this Indenture or the Auction Administration Agreement. Amounts in the Auction Proceeds Account shall remain uninvested.

     The Auction Paying Agent shall withdraw or cause to be withdrawn funds from the Auction Proceeds Account deposited therein pursuant to the Auction Administration Agreement for the purpose of, on the Mandatory Auction Payment Date, paying funds therein to the Class A Noteholders in accordance with the Auction Administrator’s written instruction.

ARTICLE VI.

THE SELLER, THE SERVICER AND THE DEPOSITOR

     Section 6.01     Liability of the Seller, the Servicer and the Depositor.     The Seller, the Depositor and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller, the Depositor or Servicer, as the case may be, herein.

     Section 6.02     Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Servicer or the Depositor.     Any corporation into which the Seller, the Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller, the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of a Seller, the Servicer or the Depositor shall be the successor of the Seller, the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer, and such merger, conversion or consolidation could not be reasonably expected to result in a Material Adverse Change with respect to the Servicer, unless approved by the Insurer (which approval shall not be unreasonably withheld).

     Section 6.03     Limitation on Liability of the Seller, the Depositor, the Servicer and Others.     None of the Seller, the Depositor or the Servicer nor any of the directors or officers or employees or agents of the Seller, the Depositor or the Servicer shall be under any liability to the Trust or the Class A Noteholders for any action taken or for refraining from the taking of any action by the Seller, the Depositor or the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller, the Depositor or the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Seller, the Depositor or the Servicer or by reason of its reckless disregard of its obligations and duties of the Seller, the Depositor or the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Seller, the Depositor or the Servicer to indemnity in the event that amounts advanced by the Seller, the Depositor or the Servicer to retire any senior lien exceed Net Recoveries realized with respect to the related Mortgage Loan. The Seller, the Depositor or the Servicer and any director or officer or employee or agent of the Seller, the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller, the Depositor or the Servicer and any director or officer or employee or agent of the Seller, the Depositor or the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Class A Notes, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder; and such amounts shall be payable only pursuant to Section 5.01(a)I(xii). None of the Seller, the Depositor or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, the Seller, the Depositor or the Servicer may with the consent of the Insurer (which consent shall not be unreasonably withheld) undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Class A Noteholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor only pursuant to Section 5.01(a)I(xii). The Servicer’s right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 below with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

     Section 6.04     Servicer Not to Resign.     Subject to the provisions of Section 6.02 above, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee; (b) each Rating Agency shall have delivered a letter to the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Class A Notes without regard to the Note Policy; and (c) such proposed successor servicer is reasonably acceptable to the Insurer, as evidenced by a letter to the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee shall have assumed the Servicer’s responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 7.02 below. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 below as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Insurer.

     Section 6.05     Delegation of Duties.     In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01 herein. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04 above. The Servicer shall provide the Insurer and the Indenture Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Servicer’s Affiliates or their respective successors and assigns (provided that the Servicer may retain agents and contractors in accordance with Acceptable Servicing Practices), and the Insurer shall have consented to the appointment of any Subservicer to the extent required by Section 3.01 hereof.

     Section 6.06     Indemnification of the Trust by the Servicer.     The Servicer shall indemnify and hold harmless the Trust and the Indenture Trustee and its officers, directors, agents and employees from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its activities in servicing or administering the Mortgage Loans pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable fees of, counsel of its selection and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Servicer’s misfeasance, bad faith or gross negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 6.06 shall survive termination of the Agreement or the earlier of the resignation or removal of the Indenture Trustee.

ARTICLE VII.

SERVICING TERMINATION

          Section 7.01     Events of Servicing Termination.

If any one of the following events (each, an “Events of Servicing Termination”) shall occur and be continuing:

          (i)     any failure by the Servicer to deposit in the Collection Account, the Reinvestment Account, the Payment Account or the Revolving Period Funding Account any deposit required to be made under the terms of this Agreement, which failure continues unremedied for two Business Days after the giving of written notice of any such failure to the Servicer by a Responsible Officer of the Indenture Trustee with actual knowledge thereof, or to the Servicer and the Indenture Trustee by the Insurer or the Holders of the Senior Class of Class A Notes or Certificates, as applicable, representing not less than 25% of the aggregate Class A Note Principal Balance or the Certificate Principal Balance of such Senior Class;

          (ii)     the failure by the Servicer to make any required Servicing Advance, or, except as otherwise described in subclause (vi) below, the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, in each case which failure materially and adversely affects the interests of the Class A Noteholders or the Insurer and continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or by the Holders of the Senior Class of Class A Notes or Certificates, as applicable, representing not less than 25% of the aggregate Class A Note Principal Balance or the Certificate Principal Balance of such Senior Class;

          (iii)     the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv)     the Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (v)     so long as IndyMac Bank, F.S.B. is the Servicer, any failure of the Seller to repurchase or substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans as required pursuant to the Mortgage Loan Purchase Agreement or this Agreement; or

          (vi)     any breach by the Servicer of a representation or warranty made in Section 2.03 herein, which breach materially and adversely affects the interests of the Class A Noteholders or the Insurer and continues unremedied for a period of 30 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Holders of Class A Notes evidencing Percentage Interests aggregating not less than 25% of the aggregate Class A Note Principal Balance (or such longer period, with the consent of the Insurer (which consent shall not be unreasonably withheld), as may be reasonably necessary to remedy such breach, provided that the Servicer has commenced and diligently pursues such remedy to completion);

          (vii)     the most recent servicer ranking of the Servicer falls below “average” from Standard & Poor’s;

          (viii)     the Six Month Rolling Average exceeds 5.00% of the Pool Principal Balance; or

          (ix)     if, with respect to any Payment Date, cumulative Net Charge-Off Amounts through the end of the related Due Period as a percentage of the Cut-Off Date Pool Principal Balance is equal to less than the applicable percentage specified below:

Months Following the	Cumulative Net Charge-Off Amounts as a % of the
Cut-Off Date	Cut-Off Date Pool Principal Balance
31-48	2.00%
49-60	3.00%
61 and greater	4.00%

     then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied within the applicable grace period, subject to the succeeding paragraph, the Indenture Trustee may and shall, at the direction of the Insurer or the Holders of Class A

Notes representing not less than 51% of the Class A Note Principal Balance (with the consent of the Insurer, so long as no Insurer Default exists), by notice then given in writing to the Servicer (and to the Indenture Trustee if given by Holders of Class A Notes), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Depositor, the Trust, the Insurer and the Class A Noteholders. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Class A Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

     Notwithstanding any termination of the Servicer hereunder, the Servicer shall be entitled to receive, on a first in-first out basis, out of any late collection of a Monthly Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer’s rights and obligations as the Servicer hereunder and received after such notice, that portion of the Servicing Fee thereof or any unreimbursed Servicing Advance made by the terminated Servicer relating to such Mortgage Loan.

     In addition, upon the occurrence of any Trigger Event, as provided in the Insurance and Indemnity Agreement, and upon the direction of the Insurer in connection therewith, the Indenture Trustee shall terminate the rights and responsibilities of the Servicer hereunder and shall appoint a successor Servicer in accordance with the provisions of Section 7.02.

     Section 7.02     Indenture Trustee to Act; Appointment of Successor.

     (a)     On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or resigns pursuant to 6.04 herein, the Indenture Trustee or a previously agreed upon successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee shall appoint or petition a court of competent jurisdiction to appoint, or the Insurer can direct the Indenture Trustee to appoint or petition a court of competent jurisdiction for the appointment of, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Insurer, as evidenced by the Insurer’s prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Class A Notes by the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. Notwithstanding anything herein to the contrary, in no event shall the Indenture Trustee be held liable for any Servicing Fee or for any differential in the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions set forth or provided for therein. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.09 herein (or such lesser compensation as the Indenture Trustee and such successor may agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under any insurance policy obtained and maintained pursuant to Section 3.05 herein or to indemnify the Trust and the Indenture Trustee pursuant to Section 6.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b)     Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Trust, and (ii) maintain in force an insurance policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer maintained as of the date hereof, as the same may have been increased from time to time. No successor servicer shall have the right to retain and commingle payments on, and collections in respect of, the Mortgage Loans with its own funds pursuant to Section 3.02(d) unless (i) consented to in writing by the Insurer and (ii) such commingling will not result in a downgrade, qualification or withdrawal of the then current ratings of the Class A Notes, without regard to the Note Policy, as evidenced in writing by each Rating Agency.

     Section 7.03     Waiver of Defaults.     While the Class A Notes are outstanding, the Insurer or the Majority Holders with the consent of the Insurer (which consent shall not be unreasonably withheld) may by written notice to the Indenture Trustee, on behalf of such Class A Noteholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that the Insurer and the Majority Holders may not waive a default in making a required payment on a Class A Note without the consent of 100% of the Holders of such Class A Notes. Upon any waiver of a past default, such default shall cease to exist and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies.

     Once the Class A Notes are no longer outstanding, the Majority Holders may by written notice to the Indenture Trustee, on behalf of all Noteholders of such Class, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII. Upon any waiver of a past default, such default shall cease to exist and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies.

     Section 7.04     Notification to Class A Noteholders.     Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04 above, the Indenture Trustee shall give prompt written notice thereof to the Class A Noteholders at their respective addresses appearing in the Note Register, the Insurer and each Rating Agency.

ARTICLE VIII.

TERMINATION

     Section 8.01     Termination.

     (a)     The respective obligations and responsibilities of the Seller, the Servicer, the Depositor and the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make certain payments to Class A Noteholders and distributions to the Certificateholders after the Final Payment Date, the indemnity obligations of the Servicer and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Indenture Trustee of the later of (A) payment in full of all amounts owing to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust; (ii) the optional purchase by the Servicer of the Mortgage Loans as described below and (iii) the Final Payment Date.

     (b)     The Servicer may, at its option, terminate this Agreement, with the consent of the Insurer if such termination will cause a draw on the Note Policy, on or after the Payment Date on which the Class A Note Principal Balance is less than or equal to 10% of the Original Class A Note Principal Balance by purchasing, on the next succeeding Payment Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the lesser of (i) the sum of the outstanding Pool Principal Balance, accrued and unpaid interest and thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the Final Payment Date and any LIBOR Interest Carry Over Amount that remains unpaid, together with all amounts due and owing to the Insurer (the “Termination Price”) and (ii) the fair market value of the Mortgage Loans; provided that the amount paid must be sufficient (x) to pay the Termination Price and (y) to pay all amounts due on the Class A Notes (including all accrued and unpaid Class A Interest Payment Amounts, any unpaid LIBOR Interest Carryover Shortfalls, and their full Class A Note Principal Balance), and all amounts owed to the Insurer and payment of all amounts due on the Class B Certificates (including all accrued and unpaid Class B Interest Distribution Amounts and their full Class B Certificate Principal Balance).

     In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Payment Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.03), which deposit shall be deemed to have occurred immediately preceding such purchase.

     Any such purchase shall be accomplished by deposit into the Payment Account on the Determination Date before such Payment Date of the Termination Price.

     (c)     Notice of any termination, specifying the Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Class A Noteholders may surrender their Class A Notes to the Indenture Trustee for payment of the final payment and cancellation, shall be given promptly by the Indenture Trustee (upon receipt of written directions from the Servicer, if the Servicer is exercising its right to purchase the Mortgage Loans, given not later than the first day of the month preceding the month of such final payment) to the Insurer and to the Servicer by letter to such parties not earlier than the 15th day and not later than the 28th day of the month next preceding the month of such final payment specifying (i) the Payment Date upon which final payment on the Class A Notes will be made upon presentation and surrender of the Class A Notes at the office or agency of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Class A Notes at the office or agency of the Indenture Trustee therein specified.

     (d)     Upon presentation and surrender of the Class A Notes and the Certificates, the Indenture Trustee shall cause to be paid to the Holders of the Class A Notes and the Certificates on the Payment Date for such final payment, in proportion to the Percentage Interests and to the extent that funds are available for such purpose, an amount equal to the amount required to be paid to the Class A Noteholders and the Certificateholders in the order of priority specified in and otherwise pursuant to Section 5.01 for such Payment Date. The Indenture Trustee shall cause to be distributed to the Transferor amounts, if any, pursuant to Section 5.01 and Section 5.12(d). On the final Payment Date prior to having made the payments called for above, the Indenture Trustee shall, based upon the information set forth in the Servicing Certificate and the Statement to Class A Noteholders for such Payment Date, withdraw from the Payment Account and remit to the Insurer the lesser of (x) the amount available for payment on such final Payment Date, net of any portion thereof necessary to pay the Class A Noteholders pursuant to Section 5.01(a) and any amounts owing to the Indenture Trustee in respect of the Indenture Trustee Fee and (y) the unpaid amounts due and owing to the Insurer pursuant to the Insurance Agreement.

     (e)     In the event that all of the Class A Noteholders and the Certificateholders shall not surrender their Class A Notes or Certificates for final payment and cancellation on or before such final Payment Date, the Indenture Trustee shall promptly following such date cause all funds in the Payment Account not paid or distributed in final payment to such Class A Noteholder or Certificateholders to be withdrawn therefrom and credited to the remaining Class A Noteholders or Certificateholders by depositing such funds in a separate non-interest bearing trust account (which funds shall be held uninvested) for the benefit of such Class A Noteholders or Certificateholders and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Indenture Trustee (in any other case) shall give a second written notice to the remaining Class A Noteholders or Certificateholders to surrender their Class A Notes or Certificates for cancellation and receive the final payment with respect thereto. If within nine months after the second notice all the Class A Notes and the Certificates shall not have been surrendered for cancellation, the Transferor will be entitled to all unclaimed funds and other assets which remain subject hereto and the Indenture Trustee shall transfer such funds to the Transferor and the Class A Noteholders and the Certificateholders shall thereafter look to the Transferor for payment.

     In the event that the Transferor shall not have submitted the Transferor Certificate for cancellation within six months after the date specified in the written notice, the Indenture Trustee shall give a second written notice to the Transferor with respect thereto. If within one year after such second notice, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Transferor concerning the final payment, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.

     (f)     Upon payment of all amounts owed under the Note Policy and cancellation of the Class A Notes, the Indenture Trustee shall provide the Insurer notice of cancellation of the Class A Notes and surrender the Note Policy to the Insurer.

ARTICLE IX.

[RESERVED]

ARTICLE X.

THE INDENTURE TRUSTEE

     Section 10.01     [Reserved]

     Section 10.02     [Reserved]

     Section 10.03     Indenture Trustee Not Liable for Class A Notes or Mortgage Loans.     The recitals contained herein and in the Class A Notes shall be taken as the statements of the Servicer and the Seller, as the case may be, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Class A Notes or of any Mortgage Loan or related document, other than with respect to the Indenture Trustee’s execution and authentication of the Class A Notes. The Indenture Trustee shall not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.

     Except as provided in Section 2.01(c), the Indenture Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Indenture Trustee shall have become the successor Servicer).

     The Indenture Trustee executes the Class A Notes not in its individual capacity but solely as Indenture Trustee of the Trust created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Indenture Trustee on behalf of the Trust in the Class A Notes is made and intended not as a personal undertaking or agreement by the Indenture Trustee but is made and intended for the purpose of binding only the Trust.

     Section 10.04     Indenture Trustee May Own Class A Notes.     The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Class A Notes and may transact business with the Seller, the Servicer and their affiliates, with the same rights as it would have if it were not the Indenture Trustee.

     Section 10.05     Indenture Trustee’s Fees and Expenses.

     (a)     Subject to the side letter, dated December 20, 2004, among the Indenture Trustee, the Seller and the Servicer, the Indenture Trustee Fee shall be paid to the Indenture Trustee, as compensation for its activities hereunder, pursuant to Section 5.01. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Seller and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement or the Insurance and Indemnity Agreement, (b) the Class A Notes, or (c) the performance of any of the Indenture Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Indenture Trustee’s duties hereunder or incurred by reason of any action of the

Indenture Trustee taken at the direction of the Class A Noteholders. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Indenture Trustee hereunder. Without limiting the foregoing, the Seller covenants and agrees, and except for any such expense, disbursement or advance as may arise from the Indenture Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Indenture Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Class A Notes, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Indenture Trustee, to the extent that the Indenture Trustee must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Notes and (D) any other reasonable expenses incurred other than in the ordinary course of its business by the Indenture Trustee in connection with its duties hereunder. Except as otherwise provided herein, the Indenture Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Indenture Trustee in the ordinary course of its duties as Indenture Trustee hereunder or for any other expenses.

     Section 10.06     [Reserved]

     Section 10.07     [Reserved]

     Section 10.08     [Reserved]

     Section 10.09     [Reserved]

     Section 10.10     [Reserved]

     Section 10.11     [Reserved]

     Section 10.12     Determination of LIBOR.     On each LIBOR Determination Date and with respect to the Class A Note Rate, the Indenture Trustee shall determine LIBOR for the Interest Period and inform the Servicer of such rate.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

Section 11.01     Amendment

     (a)     This Agreement may be amended from time to time by the Seller, the Depositor, the Servicer and the Indenture Trustee by written agreement, without the consent of any of the Class A Noteholders, but only with the consent of the Insurer to the extent that Class A Notes are outstanding or any amounts are owed to the Insurer that have not been paid (which consent shall not be unreasonably withheld) while the Class A Notes are outstanding (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Note Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Class A Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Indenture Trustee, the Seller, the Depositor nor the Servicer is obligated to obtain, maintain or improve any such rating), or (vi) to amend the definition of Specified O/C Amount; provided however, that as evidenced by an Opinion of Counsel (at the expense of the party requesting such amendment) in each case such action shall not, (1) have any material adverse tax consequence with respect to any Class A Noteholder, any Certificateholder, the Insurer or the Trust or (2) adversely affect in any material respect the interest of any Class A Noteholder, Certificateholder or the Insurer, provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Class A Noteholders or the Insurer, and no Opinion of Counsel to that effect shall be required by this clause (2) if the Person requesting the amendment obtains a letter from the Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Class A Notes without regard to the Note Policy. Notwithstanding anything to the contrary in this Section 11.01(a), if at the time the parties hereto propose to enter into an amendment under this Section 11.01(a) (except an amendment to cure any ambiguity or to correct any provision of this Agreement) the Trust is required to be a Qualifying SPE (as the Seller shall notify the Indenture Trustee in writing) in order for the Seller to continue to account for the transfer of the Mortgage Loans under this Sale and Servicing Agreement as a sale under SFAS 140 and the Seller’s desire to continue to account for such transfer as a sale, then prior to the time that the parties enter into such amendment the Trust shall deliver to the Indenture Trustee an Accountant’s Opinion which states that such amendments would not “significantly change” (within the meaning of SFAS 140) the Permitted Activities of the Trust so as to cause the Trust to fail to qualify as a Qualifying SPE.

     (b)     This Agreement also may be amended from time to time by the Seller, the Servicer, the Depositor and the Indenture Trustee, with the consent of the Class A Noteholders and with the consent of the Insurer to the extent that Class A Notes are outstanding or any amounts are owed to the Insurer that have not been paid, or, if no Class A Note is outstanding at the time of such amendment, the Holders of the Senior Class of Certificates representing not less than 51% of the related Certificate Principal Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Class A Noteholders, the Certificateholders or the Transferor in respect of the Transferor Interest; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments or distributions on the Class A Notes or Certificates or distributions or payments under the Note Policy which are required to be made on the Class A Notes without the consent of all Class A Noteholders or Certificateholders affected by such amendment or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all Holders of the related Class of Certificates affected by such amendment then outstanding.

     Prior to the execution of any such amendments described in (a) and (b) above, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Class A Noteholders or the Senior Class of Certificateholders, as applicable, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and Class A Noteholder and fully executed original counterparts of the instruments effecting such amendment to the Insurer.

     (c)     It shall not be necessary for the consent of the Class A Noteholders or the Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Class A Noteholders and the Certificateholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent to the execution of such amendment have been met. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties, indemnities or immunities under this Agreement.

     Section 11.02     Recordation of Agreement.     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Servicer’s expense on direction of the Indenture Trustee acting at the direction of the Majority Holders, but only when accompanied by an opinion of counsel delivered by counsel to the Majority Holders to the effect that such recordation materially and beneficially affects the interests of the Class A Noteholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 11.03     Duration of Agreement.     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 11.04     Governing Law.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     Section 11.05     Notices.     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Seller , the Depositor and the Servicer, c/o IndyMac Bank, F.S.B., 155 North Lake Avenue, Pasadena, California 91101, Attention: Treasurer, (ii) in the case of the Indenture Trustee or the Trust, at the Corporate Trust Office, (iii) in the case of the Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004 Attention: Risk Management, Consumer Asset-Backed Securities, IndyMac Residential Asset-Backed Trust, Series 2004-LH1, (iv) in the case of Moody’s, 99 Church Street, 6th Floor, New York, New York 10007 Attention: Residential Mortgage Monitoring, (v) in the case of Standard & Poor’s, 55 Water Street, New York, New York 10041, (vi) in the case of the Class A Noteholders, as set forth in the Note Register, and (vii) in the case of the Certificateholders, as set forth in the Certificate Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Class A Noteholders and the Certificateholders shall be effective upon mailing or personal delivery.

     Section 11.06     Severability of Provisions.     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 11.07     No Partnership.     Except as provided in Section 2.06 of this Agreement, which concerns the treatment of the Trust for federal income tax purposes, nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

     Section 11.08     Counterparts.     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

     Section 11.09     Successors and Assigns.     This Agreement shall inure to the benefit of and be binding upon the Servicer, the Seller, the Depositor, the Trust, the Indenture Trustee, the Class A Noteholders and the Certificateholders and their respective successors and permitted assigns. The Insurer is an express third party beneficiary of this Agreement.

     Section 11.10     Headings.     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 11.11     Reports to Rating Agencies.     The Indenture Trustee shall provide to each Rating Agency, upon request, copies of statements, reports and notices, to the extent received or prepared by the Servicer hereunder, as follows:

(i)     copies of amendments to this Agreement;

(ii)     notice of any substitution or repurchase of any Mortgage Loans;

(iii)     notice of any termination, replacement, succession, merger or consolidation of either the Servicer or the Trust;

(iv)     notice of final payment on the Class A Note and Class B Certificates;

(v)     notice of any Event of Servicing Termination;

(vi)     copies of the annual independent auditor’s report delivered pursuant to Section 3.11 herein, and copies of any compliance reports delivered by the Servicer hereunder pursuant to Section 3.10 herein; and

(vii)     via access to the Indenture Trustee’s website, copies of any Statement to Class A Noteholders pursuant to Section 5.03 herein.

     Section 11.12     Inconsistencies Among Transaction Documents.     In the event certain provisions of a Transaction Document conflict with the provisions of this Sale and Servicing Agreement, the parties hereto agree that the provisions of this Sale and Servicing Agreement shall be controlling.

     Section 11.13     Rights of the Insurer to Exercise Rights of Class A Noteholders.     By accepting its Class A Note, each Class A Noteholder agrees that unless an Insurer Default exists, the Insurer is an express third party beneficiary of this Agreement and shall have the right to exercise all rights of the Class A Noteholders as specified under this Agreement as if it were a party hereto without any further consent of the Class A Noteholders. Any right conferred to the Insurer hereunder shall be suspended and shall run to the benefit of the Class A Noteholders during any period in which there exists an Insurer Default.

     Section 11.14     Enforceability Rights of the Indenture Trustee.     All rights conferred and remedies made available to the Indenture Trustee under this Agreement may be exercised and enforced by a majority of the Certificateholders of the Senior Class.

     Section 11.15     Matters Regarding the Trust.     The Trust’s power and authority to effect transactions shall be limited to such transactions specifically provided for in this Agreement or the Transaction Documents.

     Section 11.16     Reports to Insurer.     The Seller, the Servicer and the Indenture Trustee, as applicable, shall provide copies to the Insurer of all statements, reports and notices delivered under this agreement to any other party hereto, any Rating Agency or any Class A Noteholder.

     Section 11.17     Matters Regarding the Indenture Trustee.     It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by Deutsche Bank National Trust Company, not individually or personally, but solely as Indenture Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Deutsche Bank National Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Deutsche Bank National Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

     IN WITNESS WHEREOF, the following have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Sale and Servicing Agreement.

INDYMAC ABS, INC. as Depositor
By:	/s/ Andy Sciandra
	Name:	Andy Sciandra
	Title:	Senior Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Indenture Trustee
By:	/s/ Brent Hoyler
	Name:	Brent Hoyler
	Title:	Associate

By:	/s/ John Ingham
	Name:	John Ingham
	Title:	Associate

INDYMAC BANK F.S.B., as Servicer and Seller
By:	/s/ Andy Sciandra
	Name:	Andy Sciandra
	Title:	Senior Vice President

INDYMAC RESIDENTIAL ASSET-BACKED TRUST, SERIES 2004-LH1, as the Trust
By:	Wilmington Trust Company, not in its
individual capacity but solely as Owner
Trustee

By:	/s/ Janel R. Havrilla
	Name:	Janel R. Havrilla
	Title:	Financial Services Officer

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	)

     BEFORE ME, on December 22, 2004, the undersigned authority, a Notary Public, on this day personally appeared Andy Sciandra, known to me to be the person and officer whose name is subscribed t the foregoing instrument and acknowledged to me that the same was the act of the said IndyMac ABS Inc., as Depositor, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

Nermine G. Azer

Notary Public, State of California

STATE OF CALIFORNIA	)
)
COUNTY OF ORANGE	)

     BEFORE ME, on December 22, 2004, the undersigned authority, a Notary Public, on this day personally appeared Brent Hoyler, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Deutsche Bank National Trust Company, as Indenture Trustee of IndyMac Residential Asset-Backed Trust, Series 2004-LH1, and that he executed the same as the act of such national banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

Amy Lynn Stoddard

Notary Public, State of California

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	)

     BEFORE ME, on December 22, 2004, the undersigned authority, a Notary Public, on this day personally appeared Andy Sciandra, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said IndyMac Bank F.S.B., as a Seller and the Servicer, and that he executed the same as the act of such federal savings bank for the purpose and consideration therein expressed, and in the capacity therein stated.

Nermine G. Azer

Notary Public, State of California

STATE OF DELAWARE	)
)
COUNTY OF NEW CASTLE	)

     BEFORE ME, on December 22, 2004, the undersigned authority, a Notary Public, on this day personally appeared Janel R. Havrilla, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said IndyMac ABS, Inc., as Depositor, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

Kim Carroll

Notary Public, State of Delaware

EXHIBIT A

MORTGAGE LOAN SCHEDULE

[ON FILE WITH INDENTURE TRUSTEE]

A-1

EXHIBIT B

LIST OF SERVICING OFFICERS

To:     Deutsche Bank National Trust Company

AUTHORIZED SERVICING OFFICER CERTIFICATE

Listed below are those individuals authorized to provide Deutsche Bank National Trust Company with written instructions relating to the IndyMac Residential Asset-Backed Trust, Series 2004-LH1 transaction. Deutsche Bank National Trust Company is Indenture Trustee for this transaction.

Name	Title	Specimen Signature

James R Jerwers

John Law

Linda Dea

Terrin Enssle

Barbara Perez

Robert Abramian

By:
Name:
Title:
Date:

B-1

EXHIBIT C

FORM OF ANNUAL OFFICER’S CERTIFICATE

INDYMAC BANK, F.S.B.

INDYMAC RESIDENTIAL ASSET-BACKED TRUST, SERIES 2004-LH1

     The undersigned, a duly authorized representative of IndyMac Bank, F.S.B. (“IndyMac Bank”), pursuant to the Sale and Servicing Agreement dated as of December 1, 2004 (the “Agreement”), among IndyMac ABS, Inc., a Delaware corporation, as depositor, IndyMac Residential Asset-Backed Trust, Series 2004-LH1 (the “Trust”), IndyMac Bank, F.S.B., a federally chartered bank, as seller and servicer (in such capacity, the “Seller” and “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as Indenture Trustee on behalf of the Class A Noteholders (in such capacity, the “Indenture Trustee”), does hereby certify that:

     IndyMac Bank is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

1.	The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Indenture Trustee.

2.
A review of the activities of the Servicer during the twelve months [or such shorter period in the year after the Closing Date] ended [DATE], and of its performance under the Agreement, was conducted under my supervision.

3.
Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout the twelve months [or such shorter period in the year after the Closing Date] ended [DATE], and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

4.
The following is a description of each default in the performance of the Servicer’s obligations under the provisions of the Agreement known to me to have been made by the Servicer during the twelve months [or such shorter period in the year after the Closing Date] ended [DATE], which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default.

C-1

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ___ day of ___________ 200_.

INDYMAC BANK, F.S.B. as Servicer
By:
[Name]:
[Title]:

C-2

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

FORM OF MORTGAGE NOTE

[ON FILE WITH SERVICER]

E-1

EXHIBIT F

FORM OF MORTGAGE

[ON FILE WITH SERVICER]

F-1

EXHIBIT G

SPECIMEN OF THE NOTE POLICY

G-1

EXHIBIT H

FORM OF LOST CERTIFICATE AFFIDAVIT

AFFIDAVIT OF LOST CERTIFICATE

STATE OF	)
) ss.:
COUNTY OF	)

     (name)                    , (address)                             , being duly sworn, deposes and says:

     1.     that he is a ___of      assignor

     2.     that      (assignor)           is the owner and holder of a (type of mortgage     ) loan in the present principal amount of ___securing the premises known as      (premises     );

     3.     (a) that     (assignor)     , after having conducted a diligent investigation in its records and files, has been unable to locate the following original certificate and believes that said original certificate has been lost, misfiled, misplaced or destroyed due to a clerical error:

     a certificate in the original sum of ___made by ___, to ___, under date of ___;

          (b) this affidavit is being delivered simultaneously with a copy of the original certificate listed above;

     4.     that said certificate and the related mortgage have not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of;

     5.     that no other person, firm, corporation or other entity has any right, title, interest or claim in said certificate except      (assignor)      ;

     6.     that it is the intention and understanding of      (assignor)      to the right, title and interest in the said assign certificate and mortgage to ___;

     7.     that      (assignor)      covenants and agrees (a) promptly to deliver to      (assignee)      the original certificate if it is subsequently found, and (b) to indemnify and hold harmless (assignee) and its successors and assigns from

H-1

and against any and all costs, expenses and monetary losses arising as a result of      (assignor’s)      failure to deliver said original certificate to (assignee)     ;

     8.     that this Affidavit is made to induce ___to accept an assignment of the certificate and mortgage described herein.

Name: Title:

Sworn to before me this

___day of ___, ___

H-2

EXHIBIT I

FORM OF INDENTURE TRUSTEE CERTIFICATION
INDYMAC RESIDENTIAL ASSET-BACKED TRUST, SERIES 2004-LH1

     Reference is made to the Sale and Servicing Agreement dated as of December 1, 2004 (the “Agreement”), among IndyMac Residential Asset-Backed Trust, Series 2004-LH1, a Delaware statutory trust (the “Trust”), IndyMac ABS, Inc., a Delaware corporation, as depositor, IndyMac Bank, F.S.B., an federally chartered savings bank, as seller and servicer (in such capacity, the “Seller” and “Servicer”) and Deutsche Bank National Trust Company, a national banking association, as Indenture Trustee on behalf of the Class A Noteholders (in such capacity, the “Indenture Trustee”). The Indenture Trustee, hereby certifies to the Servicer, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     1.     The Indenture Trustee reviewed the annual report on Form 10-K for the fiscal year [ ] (the “Annual Report”), and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by the Annual Report (collectively with this Annual Report, the “Reports”), of the Trust;

     2.     Based on the information provided by the Servicer, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact.

     3.     Based on my knowledge, the payment or servicing information required to be provided by the Indenture Trustee under the Sale and Servicing Agreement is included in these reports.

DEUTSCHE BANK NATIONAL TRUST COMPANY as Indenture Trustee
By:
Name:
Title:

I-1

EXHIBIT J

FORM OF REQUEST FOR RELEASE

[DATE]

          Deutsche Bank National Trust Company
1761 E. St Andrew Place
Santa Ana, CA 92705

     Attention:

     Re:          IndyMac Residential Asset-Backed Notes, Series 2004-LH1

     Gentlemen:

     In connection with the administration of the Mortgage Loans held by you as Indenture Trustee under the Sale and Servicing Agreement dated as of December 1, 2004, among IndyMac Residential Asset-Backed Trust, Series 2004-LH1, IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and you, as Indenture Trustee (the “Sale and Servicing Agreement”), we hereby request a release of the Mortgage File held by you as Indenture Trustee with respect to the following described Mortgage Loan for the reason indicated below.

     Loan No.:

     Reason for requesting file:

___	1.	Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to Section 3.02 of the Sale and Servicing Agreement have been so deposited).

___	2.	The Mortgage Loan is being foreclosed.

___	3.	The Mortgage Loan is being re financed by another depository institution. (The Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to Section 3.02 of the Sale and Servicing Agreement have been so deposited).

___	4.	Other (Describe).

     The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Sale and Servicing Agreement and will promptly be returned to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan has been liquidated.

J-1

     Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement.

[ ]

By:

Name:

Title:	Servicing Officer

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EXHIBIT K

FORM OF INITIAL CERTIFICATION

[Date]

[Insurer]

[Depositor]

[Servicer]

[Seller]

Re:
Sale and Servicing Agreement among IndyMac Residential Asset-Backed Trust, Series 2004-LH1, IndyMac ABS, Inc., as depositor, IndyMac Bank, F.S.B., as seller and servicer, and Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”)

Gentlemen:

     In accordance with Section 2.01(d) of the above-captioned Sale and Servicing Agreement (the “Sale and Servicing Agreement”), the undersigned, as Indenture Trustee, hereby certifies that, as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

          (A)          the original Mortgage Note, endorsed in blank, or a copy of such original Mortgage Note with an accompanying Lost Certificate Affidavit; and

          (B)          the original Assignment of Mortgage, from the Seller either in blank or to “Deutsche Bank National Trust Company, as Indenture Trustee for IndyMac Residential Asset-Backed Trust, Series 2004-LH1”, which assignment shall be in form and substance acceptable for recording.

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan.

     The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Sale and Servicing Agreement. The undersigned makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

K-1

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee
By:
Name:
Title:

K-2

EXHIBIT L

FORM OF FINAL CERTIFICATION

[Date]

[Insurer]

[Depositor]

[Servicer]

[Seller]

Re:
Sale and Servicing Agreement among IndyMac Residential Asset-Backed Trust, Series 2004-LH1, IndyMac ABS, Inc., as depositor, IndyMac Bank, F.S.B., as seller and servicer, and Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”)

Gentlemen:

     In accordance with Section 2.01(b) of the above-captioned Sale and Servicing Agreement (the “Sale and Servicing Agreement”), the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached exception report) it has received:

          (A)          the original Mortgage Note, endorsed in blank, or a copy of such original Mortgage Note with an accompanying Lost Certificate Affidavit;

          (B)          the original Assignment of Mortgage, from the Seller either in blank or to “Deutsche Bank National Trust Company, as Indenture Trustee for IndyMac Residential Asset-Backed Trust, Series 2004-LH1”, which assignment shall be in form and substance acceptable for recording;

          (C)          the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Indenture Trustee a certified true copy of such original Mortgage so certified by or on behalf of such Seller, together with a certificate by or on behalf of such Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, such Seller shall deliver or cause to be delivered the original recorded Mortgage to the Indenture Trustee promptly upon receipt of the original recorded Mortgage;

          (D)          [reserved];

          (E)          intervening assignments, if any, with evidence of recording thereon, provided that if such intervening assignment has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Indenture Trustee a certified true copy of such intervening assignment so certified by or on behalf of such Seller, together with a certificate by or on behalf of such Seller certifying that such intervening assignment has been so delivered to such recording office; in all such instances, such Seller shall deliver or cause to be delivered the original intervening assignment to the Indenture Trustee promptly upon receipt of the original intervening assignment; and

          (F)          with respect to any Subsequent Mortgage Loans, originals of all assumption and modification agreements, if any.

     Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) with respect to HELOCs, the information set forth in the definition of “Mortgage Loan Schedule” in Article I of the Sale and Servicing Agreement other than items (i), (iv), (v), (vi), (viii), (ix), (x), (xi) and (xii) accurately reflects information set forth in the related Mortgage Files and, with respect to Residential Lot Loans, the information set forth in items (1), (2), (3), (7), (8), (9), (12) and (15) under the definition of “Mortgage Loan Schedule” in Article I of the Sale and Servicing Agreement accurately reflects information set forth in the related Mortgage Files.

     The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Sale and Servicing Agreement. The undersigned makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the undersigned has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee
By:
Name:
Title:

EXHIBIT M

[RESERVED]

M-1

EXHIBIT N

FORM OF SUBSEQUENT TRANSFER AGREEMENT

     THIS SUBSEQUENT TRANSFER AGREEMENT, dated as of [___], 200___(this “Subsequent Transfer Agreement”), among INDYMAC ABS, INC., a Delaware corporation, as depositor (the “Depositor”), INDYMAC BANK, F.S.B., a Delaware corporation, in its capacity as seller under the Sale and Servicing Agreement referred to below (the “Seller”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Indenture Trustee”);

     WHEREAS, the parties hereto are also among the parties to the Sale and Servicing Agreement, dated as of December 1, 2004, among IndyMac Residential Asset-Backed Trust, Series 2004-LH1, the Depositor, IndyMac Bank, F.S.B., as seller and servicer (in such capacity, the “Servicer”), and the Indenture Trustee (the “Sale and Servicing Agreement”);

     WHEREAS, Sections 2.01(d) of the Sale and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Sale and Servicing Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

(i)	The “Subsequent Transfer Date” and “Subsequent Cut-off Date” with respect to this Subsequent Transfer Agreement shall be [___], 200___.

(ii)
The “Aggregate Subsequent Purchase Amount” with respect to this Subsequent Transfer Agreement shall be $[___], provided, however, that such amount shall not exceed the amount on deposit in the Reinvestment Account.

(iii)	The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall satisfy the pool characteristics for the Trust Fund identified in Section 2.09(c) of the Sale and Servicing Agreement.

(iv)
The Seller hereby represents and warrants to the Depositor and the Depositor hereby assigns its rights with respect to such representations and warranties to the Trust and the Indenture Trustee on behalf of the Class A Noteholders that, as of the Subsequent Cut-off Date, the representations and warranties set forth under Section 2.04 of the Sale and Servicing Agreement are true and correct in all material respects with respect to the Subsequent Mortgage Loans.

(v)
In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

(vi)
In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Sale and Servicing Agreement, the provisions of the Sale and Servicing Agreement shall prevail. Capitalized terms used herein and not otherwise defined have the meanings in the Sale and Servicing Agreement.

(vii)
The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust, without recourse, all right title and interest in the Subsequent Mortgage Loans identified in Schedule A, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

(viii)	This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

(ix)
The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Subsequent Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

INDYMAC ABS, INC., as Depositor
By:
Name:
Title:

INDYMAC BANK, F.S.B., as Seller
By:
Name:
Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Indenture Trustee
By:
Name:
Title:

EXHIBIT O

FORM OF WITHDRAWAL CERTIFICATE

INDYMAC BANK, F.S.B.

INDYMAC RESIDENTIAL ASSET-BACKED TRUST, SERIES 2004-LH1

     The undersigned, a duly authorized representative of IndyMac Bank, F.S.B. (“IndyMac”), pursuant Sections 2.09 and 5.06 of the Sale and Servicing Agreement dated as of December 1, 2004 (the “Agreement”), among IndyMac ABS, Inc., a Delaware corporation, as depositor, IndyMac Bank, F.S.B., a federally chartered savings bank, as seller and servicer, and Deutsche Bank National Trust Company, a national banking association, as Indenture Trustee on behalf of the Class A Noteholders, does hereby certify its withdrawal of $___from the Reinvestment Account for the sole purpose of purchasing the Mortgage Loans set forth on Exhibit A attached hereto.

     Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

     IN WITNESS WHEREOF, IndyMac has caused this Withdrawal Certificate to be duly executed.

Dated: ___

By:	INDYMAC BANK, F.S.B., as Seller

Name:
Title:

O-1

EXHIBIT P

DESCRIPTION OF MORTGAGE LOANS

P-1

EXHIBIT Q

ORIGINATORS’ APPRAISAL MATRIX